                                                                    EXHIBIT 99.2


================================================================================

                          AGREEMENT AND PLAN OF MERGER


                         DATED AS OF SEPTEMBER 15, 2000


                                     BETWEEN


                                POWERBRIEF, INC.


                                       AND


                          INTEGRATED ORTHOPAEDICS, INC.


================================================================================

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
Article I         THE MERGER.....................................................................................2

         SECTION 1.1           The Merger........................................................................2

         SECTION 1.2           Effective Time....................................................................2

         SECTION 1.3           Closing of the Merger.............................................................2

         SECTION 1.4           Effects of the Merger.............................................................2

         SECTION 1.5           Articles of Incorporation and Bylaws..............................................2

         SECTION 1.6           Directors.........................................................................3

         SECTION 1.7           Officers..........................................................................3

Article II        CONVERSION OF SECURITIES.......................................................................3

         SECTION 2.1           Conversion of Shares..............................................................3

         SECTION 2.2           Stock Options and Warrants........................................................7

         SECTION 2.3           Exchange Fund.....................................................................9

         SECTION 2.4           Exchange Procedures...............................................................9

         SECTION 2.5           Distributions with Respect to Unsurrendered Certificates.........................10

         SECTION 2.6           No Further Ownership Rights in Company Common Stock..............................10

         SECTION 2.7           No Fractional Shares of IOI Common Stock.........................................10

         SECTION 2.8           Termination of Exchange Fund.....................................................11

         SECTION 2.9           No Liability.....................................................................11

         SECTION 2.10          Investment of the Exchange Fund..................................................11

         SECTION 2.11          Lost Certificates................................................................11

         SECTION 2.12          Withholding Rights...............................................................12

         SECTION 2.13          Tax Consequences.................................................................12

         SECTION 2.14          Stock Transfer Books.............................................................12

         SECTION 2.15          Affiliates.......................................................................12

         SECTION 2.16          Appraisal Rights.................................................................12

         SECTION 2.17          Escrow of Shares.................................................................13

Article III       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................................13

         SECTION 3.1           Organization and Qualification; No Subsidiaries..................................13

         SECTION 3.2           Capitalization of the Company....................................................14


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                                TABLE OF CONTENTS
                                  (CONTINUED)

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
         SECTION 3.3           Authority Relative to This Agreement; Consents and Approvals.....................15

         SECTION 3.4           Financial Statements; Accounts Receivable........................................15

         SECTION 3.5           No Undisclosed Liabilities.......................................................16

         SECTION 3.6           Absence of Changes...............................................................16

         SECTION 3.7           Consents and Approvals...........................................................18

         SECTION 3.8           No Default.......................................................................19

         SECTION 3.9           Real Property....................................................................19

         SECTION 3.10          Litigation.......................................................................20

         SECTION 3.11          Permits..........................................................................20

         SECTION 3.12          Employee Plans...................................................................20

         SECTION 3.13          Labor Matters....................................................................22

         SECTION 3.14          Environmental Matters............................................................23

         SECTION 3.15          Tax Matters......................................................................25

         SECTION 3.16          Absence of Questionable Payments.................................................27

         SECTION 3.17          Material Contracts...............................................................27

         SECTION 3.18          Insurance........................................................................28

         SECTION 3.19          Subsidies........................................................................28

         SECTION 3.20          Intellectual Property............................................................28

         SECTION 3.21          Software.........................................................................32

         SECTION 3.22          HSR Matters......................................................................33

         SECTION 3.23          Brokers..........................................................................33

         SECTION 3.24          Product Liability; Recalls.......................................................33

         SECTION 3.25          Customers, Suppliers and Vendors.................................................34

         SECTION 3.26          Compliance with Laws.............................................................34

         SECTION 3.27          Takeover Statute.................................................................34

         SECTION 3.28          Minute Books; Stock Record Books.................................................34

         SECTION 3.29          Bank Accounts; Powers of Attorney................................................34

         SECTION 3.30          Books and Records; Computer Network..............................................35

         SECTION 3.31          Information Supplied.............................................................35

         SECTION 3.32          Export Control Laws..............................................................35


                                       ii
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                                TABLE OF CONTENTS
                                  (CONTINUED)

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                                                                                                               ----

Article IV        REPRESENTATIONS AND WARRANTIES OF IOI.........................................................36

         SECTION 4.1           Organization and Qualification; Subsidiaries.....................................36

         SECTION 4.2           Capitalization of IOI............................................................36

         SECTION 4.3           Authority Relative to This Agreement; Consent and Approvals......................37

         SECTION 4.4           Financial Statements; Accounts Receivable........................................37

         SECTION 4.5           No Undisclosed Liabilities.......................................................38

         SECTION 4.6           Absence of Changes...............................................................38

         SECTION 4.7           Consents and Approvals...........................................................41

         SECTION 4.8           No Default.......................................................................41

         SECTION 4.9           Real Property....................................................................41

         SECTION 4.10          Litigation.......................................................................42

         SECTION 4.11          Permits..........................................................................43

         SECTION 4.12          Employee Plans...................................................................43

         SECTION 4.13          Labor Matters....................................................................44

         SECTION 4.14          Environmental Matters............................................................45

         SECTION 4.15          Tax Matters......................................................................46

         SECTION 4.16          Absence of Questionable Payments.................................................48

         SECTION 4.17          Material Contracts...............................................................48

         SECTION 4.18          Insurance........................................................................49

         SECTION 4.19          Subsidies........................................................................50

         SECTION 4.20          Intellectual Property............................................................50

         SECTION 4.21          Software.........................................................................53

         SECTION 4.22          HSR Matters......................................................................54

         SECTION 4.23          Brokers..........................................................................54

         SECTION 4.24          Product Liability; Recalls.......................................................55

         SECTION 4.25          [Intentionally left blank].......................................................55

         SECTION 4.26          Compliance with Laws.............................................................55

         SECTION 4.27          Takeover Statute.................................................................55

         SECTION 4.28          Minute Books; Stock Record Books.................................................55


                                      iii
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                                TABLE OF CONTENTS
                                  (CONTINUED)

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                                                                                                               ----
         SECTION 4.29          Bank Accounts; Powers of Attorney................................................56

         SECTION 4.30          Books and Records; Computer Network..............................................56

         SECTION 4.31          Information Supplied.............................................................56

         SECTION 4.32          Export Control Laws..............................................................57

         SECTION 4.33          SEC Reports; Financial Statements................................................57

Article V         COVENANTS RELATED TO CONDUCT OF BUSINESS......................................................57
         SECTION 5.1           Conduct of Business of the Company...............................................57

         SECTION 5.2           Conduct of Business of the IOI Companies.........................................61

         SECTION 5.3           Access to Information............................................................64

         SECTION 5.4           Continuation of Insurance Coverage...............................................64

Article VI        ADDITIONAL AGREEMENTS.........................................................................65

         SECTION 6.1           Registration Statement on Form S-4 and Joint Proxy Statement/Prospectus..........65

         SECTION 6.2           Shareholder Meetings.............................................................65

         SECTION 6.3           Reasonable Best Efforts..........................................................66

         SECTION 6.4           Acquisition Proposals............................................................66

         SECTION 6.5           Public Announcements; Employee Announcements.....................................68

         SECTION 6.6           Indemnification..................................................................68

         SECTION 6.7           Notification of Certain Matters..................................................69

         SECTION 6.8           Tax-Free Reorganization Treatment................................................69

         SECTION 6.9           Employee Matters.................................................................69

         SECTION 6.10          Affiliate Letters................................................................70

         SECTION 6.11          Listing of Stock.................................................................70

         SECTION 6.12          Anti-takeover Statutes...........................................................70

         SECTION 6.13          Third Party Consents.............................................................70

         SECTION 6.14          Commercially Reasonable Efforts and Certain Filings..............................70

         SECTION 6.15          [Intentionally left blank].......................................................70

         SECTION 6.16          IOI Warrants.....................................................................70

         SECTION 6.17          Registration Rights Agreement....................................................71

         SECTION 6.18          Registration Rights..............................................................71


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                                TABLE OF CONTENTS
                                  (CONTINUED)

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                                                                                                               ----
         SECTION 6.19          Post-Merger Board of Directors...................................................71

         SECTION 6.20          Stock Options....................................................................72

         SECTION 6.21          Company Audited Financial Statements.............................................72

         SECTION 6.22          Additional Investments...........................................................72

Article VII       CONDITIONS TO CONSUMMATION OF THE MERGER......................................................73

         SECTION 7.1           Conditions to Each Party's Obligations to Effect the Merger......................73

         SECTION 7.2           Conditions to the Obligations of IOI.............................................73

         SECTION 7.3           Conditions to the Obligations of the Company.....................................75

Article VIII      TERMINATION; AMENDMENT; WAIVER................................................................76

         SECTION 8.1           Termination by Mutual Agreement..................................................76

         SECTION 8.2           Termination by Either IOI or the Company.........................................76

         SECTION 8.3           Termination by the Company.......................................................76

         SECTION 8.4           Termination by IOI...............................................................77

         SECTION 8.5           Effect of Termination and Abandonment............................................77

         SECTION 8.6           Amendment........................................................................77

         SECTION 8.7           Extension; Waiver................................................................78

Article IX        MISCELLANEOUS.................................................................................78

         SECTION 9.1           Entire Agreement; Assignment.....................................................78

         SECTION 9.2           Notices..........................................................................78

         SECTION 9.3           Governing Law....................................................................79

         SECTION 9.4           Expenses.........................................................................79

         SECTION 9.5           Descriptive Headings.............................................................79

         SECTION 9.6           Parties in Interest..............................................................79

         SECTION 9.7           Severability.....................................................................79

         SECTION 9.8           Specific Performance.............................................................80

         SECTION 9.9           Counterparts.....................................................................80

         SECTION 9.10          Further Assurances...............................................................80

         SECTION 9.11          Interpretation...................................................................80

         SECTION 9.12          Definitions......................................................................81

         SECTION 9.13          Nonsurvival of Representations, Warranties, and Agreements.......................82

                                    EXHIBITS


Company Voting Agreement                 A
Company Affiliate Letter                 B
IOI Voting Agreement                     C
Articles of Merger                       D
Certificate of Merger                    E
Restated Articles of Incorporation       F
Company Bylaws                           G
Series B Warrant Agreement               H
Series A Warrant Agreement               I

                               INDEX OF SCHEDULES


1.7           Officers of Surviving Corporation
3.2           Capitalization of the Company
3.6(b)        Dividends, Distributions, Repurchases, Redemptions and
              Acquisitions
3.6(m)        Capital Expenditures
3.6(o)        Revaluations of Company Assets
3.8           Defaults, Consents, Accelerations, Losses or Creation of Rights
3.9           Leases
3.10          Litigation
3.12(b)       Employee Agreements
3.12(K)       Acceleration
3.15(L)       Tax Returns
3.17          Material Contracts
3.18          Insurance Policies
3.20(A)       Scheduled Inbound Intellectual Property
3.20(B)       Scheduled Outbound Intellectual Property
3.20(C)       Patents
3.20(L)       Employees Without Assignment and Confidentiality Agreements
3.20(N)       Encumbrances On Company Intellectual Property
3.20(O)       Domain Names
3.20(T)       Intellectual Property/Patent Infringements
3.21(B)       Employment Agreement Defaults; Software Developed by Contractors
              Without Assignment Obligations
3.21(C)       Encumbrances/Defects in Ownership Software
3.21(D)       Source Code Disclosures
3.25          Customers, Suppliers and Vendors
3.26          Noncompliance
3.29          Bank Accounts
4.1(a,b,c)    Organization and Qualification and Subsidiaries
4.2           Capitalization of IOI
4.4(b)        Accounts Receivable
4.5           Undisclosed Liabilities
4.6(b,g,i,m,n,p,r,x,y)     Absence of Changes
4.8           Default
4.9           Leases
4.10          Litigation
4.12(a,c,f,g) Employee Benefit Plans
4.13          Labor Matters
4.15          Taxes
4.17          Material Contracts
4.18          Insurance
4.20          Intellectual Property
4.21          Software
4.29          Bank Accounts

5.1           Conduct of Business of the Company
5.2(g,j,i,m)  Conduct of Business of IOI
6.10          Affiliates
7.2(J)        Key Employees
7.3(F)        Non-Locked Affiliates

                            GLOSSARY OF DEFINED TERMS

     Defined Terms                                                                      Defined in Section
     -------------                                                                      ------------------
Acquisition Proposal............................................................................6.4(a)(iv)
Adjusted Primary Ownership.....................................................................2.1(a)(iii)
Adjustment Date................................................................................2.1(a)(iii)
Affiliate Agreements..............................................................................Recitals
affiliate..........................................................................................9.12(a)
Agreement.........................................................................................Preamble
AMEX.............................................................................................2.2(a)(i)
Articles of Merger.....................................................................................1.2
Asset Sale Expenses............................................................................2.1(a)(iii)
Assumed Company Warrants............................................................................2.2(b)
Assumed Stock Options...............................................................................2.2(a)
Calculation Date...................................................................................6.19(a)
CERCLA.............................................................................................3.14(e)
Certificate of Merger..................................................................................1.2
Certificates...........................................................................................2.4
Chartwell/Oak Hill Investor Event..................................................................6.22(a)
Closing Date ..........................................................................................1.3
Closing................................................................................................1.3
Code..............................................................................................Recitals
Common Share(s)..................................................................................2.1(a)(i)
Company Audited Financial Statements..................................................................6.21
Company Bank Account...............................................................................3.29(i)
Company Benefit Plans..............................................................................3.12(a)
Company Board.......................................................................................3.3(b)
Company Common Stock...............................................................................2(a)(i)
Company Confidential Information...................................................................3.20(p)
Company Consents......................................................................................6.13
Company Employee Arrangements..................................................................3.12(b)(ii)
Company Financial Statements........................................................................3.4(a)
Company Intellectual Property......................................................................3.20(h)
Company Interim Balance Sheet.......................................................................3.4(a)
Company Investor Event.............................................................................6.22(b)
Company Leased Property.............................................................................3.9(b)
Company Material Contracts.....................................................................3.17(a)(xi)
Company Option Plans................................................................................2.2(a)
Company Permits.......................................................................................3.11
Company Real Property Leases........................................................................3.9(b)
Company Requisite Vote..............................................................................3.3(b)
Company Securities.....................................................................................3.2
Company Shareholder Percentage.................................................................2.1(a)(iii)
Company Stock Option................................................................................2.2(a)
Company Voting Agreement..........................................................................Recitals
Company Warrants....................................................................................2.2(a)

Company...........................................................................................Preamble
Copyrights.............................................................................3.20(f) and 4.20(f)
Defect..........................................................................................3.25(b)(i)
Delaware Law...........................................................................................1.1
Dissenting Shareholders...............................................................................2.16
Dissenting Shares.....................................................................................2.16
Effective Time.........................................................................................1.2
Environmental Costs and Liabilities.............................................................3.14(a)(i)
Environmental Law..............................................................................3.14(a)(ii)
ERISA..............................................................................................3.12(a)
Escrow Agent..........................................................................................2.17
Escrow Shares.........................................................................................2.17
Exchange Act...........................................................................................4.7
Exchange Agent.........................................................................................2.3
Exchange Fund..........................................................................................2.3
GAAP.........................................................................................4.4(a)(ii)(A)
Governmental Entity....................................................................................3.7
Hazardous Material............................................................................3.14(a)(iii)
Indemnified Liabilities................................................................................6.6
Indemnified Parties....................................................................................6.6
IOI Bank Accounts..................................................................................4.29(i)
IOI Benefit Plans...............................................................................4.12(a)(i)
IOI Board...........................................................................................4.3(b)
IOI Common Stock..................................................................................Recitals
IOI Companies...................................................................................Article IV
IOI Confidential Information.......................................................................4.20(p)
IOI Consolidated Group.........................................................................4.15(a)(ii)
IOI Employee Arrangements.....................................................................4.12(a)(iii)
IOI Financial Statements........................................................................4.4(a)(ii)
IOI Intellectual Property..........................................................................4.20(h)
IOI Interim Balance Sheet.......................................................................4.4(a)(ii)
IOI Leased Property.................................................................................4.9(b)
IOI Material Contracts.........................................................................4.17(a)(xi)
IOI Permits...........................................................................................4.11
IOI Real Property Leases............................................................................4.9(b)
IOI Registration Rights Agreement.....................................................................6.17
IOI Requisite Vote..............................................................................4.3(b)(ii)
IOI SEC Reports.......................................................................................4.33
IOI Securities.....................................................................................4.2(iv)
IOI Shareholder Percentage.....................................................................2.1(a)(iii)
IOI Voting Agreement..............................................................................Recitals
IOI Warrants..........................................................................................6.16
IOI...............................................................................................Preamble
Join Proxy Statement/Prospectus.....................................................................6.1(b)
know...............................................................................................9.12(b)
Know-How...............................................................................3.20(g) and 4.20(g)


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


knowledge..........................................................................................9.12(b)
Law....................................................................................................3.8
Lien...............................................................................................9.12(c)
Line of Credit......................................................................................7.3(e)
Lock-Up Period......................................................................................7.2(k)
Material Adverse Effect............................................................................9.12(d)
Merger.................................................................................................1.1
Net Current Assets.................................................................................6.19(a)
Notices.........................................................................................3.25(a)(i)
Patent Rights..........................................................................3.20(c) and 4.20(c)
Permitted Lien.....................................................................................9.12(e)
person ............................................................................................9.12(f)
Post-Merger Board..................................................................................6.19(a)
Preferred Shares................................................................................2.1(a)(iv)
Product............................................................................................4.24(b)
Realized Cash..................................................................................2.1(a)(iii)
Recalls.........................................................................................3.25(a)(i)
Reimbursable Transaction Expenses..................................................................6.19(a)
Related Liability Expenses.....................................................................2.1(a)(iii)
Release........................................................................................3.14(a)(iv)
Remedial Action.................................................................................3.14(a)(v)
S-4.................................................................................................6.1(a)
Scheduled In-Bound Intellectual Property...............................................3.20(a) and 4.20(a)
Scheduled Out-Bound Intellectual Property..............................................3.20(b) and 4.20(b)
SEC.............................................................................................2.2(a)(ii)
Securities Act........................................................................................2.15
Series A Preferred Stock........................................................................2.1(a)(ii)
Series A Warrants................................................................................2.1(a)(i)
Series B Preferred Stock........................................................................2.1(a)(iv)
Series B Warrants................................................................................2.1(a)(i)
Share Consideration.............................................................................2.1(a)(ii)
Software...............................................................................3.20(e) and 4.20(e)
subsidiary.........................................................................................9.12(g)
Surviving Corporation..................................................................................1.1
Takeover Statute......................................................................................3.27
Tax Returns........................................................................................3.15(a)
Tax(es)............................................................................................3.15(a)
Termination Date ...................................................................................8.2(a)
Texas Law..............................................................................................1.1
Third Party Intellectual Property......................................................3.20(i) and 4.20(i)
Third Party Patent Rights..............................................................3.20(j) and 4.20(j)
Trademarks.............................................................................3.20(d) and 4.20(d)
Transfer Taxes.....................................................................................9.12(h)
WARN...............................................................................................3.13(d)
Warrants.........................................................................................2.1(a)(i)
Westbank ASC Cash Proceeds.........................................................................6.19(a)


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



                          AGREEMENT AND PLAN OF MERGER



         THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of September 15, 2000, is between PowerBrief, Inc., a Delaware corporation (the "COMPANY"), and Integrated Orthopaedics, Inc., a Texas corporation ("IOI"). Certain capitalized and non-capitalized terms used herein are defined in Section 9.12.

                                    RECITALS

         WHEREAS, the Boards of Directors of the Company and IOI each have, in light of and subject to the terms and conditions set forth herein, approved this Agreement and the transactions contemplated hereby, including the Merger (as hereinafter defined), and declared the Merger advisable and fair to, and in the best interests of, their respective shareholders;

         WHEREAS, pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of the Company shall be converted into the right to receive shares of common stock, par value $0.001 per share, of IOI (the "IOI COMMON STOCK") and warrants to purchase shares of IOI Common Stock;

         WHEREAS, as an inducement to IOI to enter into this Agreement, certain shareholders of the Company (i) have concurrently herewith entered into a voting agreement in the form attached hereto as EXHIBIT A (the "COMPANY VOTING AGREEMENT") pursuant to which, among other things, such shareholders have agreed to vote all shares of capital stock of the Company owned by them in favor of the Merger and (ii) will, within 15 days of the date of this Agreement, enter into affiliate agreements in the form attached hereto as EXHIBIT B ("AFFILIATE AGREEMENTS") pursuant to which, among other things, such shareholders will agree to refrain from selling shares of IOI Common Stock during a specified period following consummation of the Merger;

         WHEREAS, as an inducement to the Company to enter into this Agreement, certain shareholders of IOI have concurrently herewith entered into a voting agreement in the form attached hereto as EXHIBIT C (the "IOI VOTING AGREEMENT") pursuant to which, among other things, such shareholders have agreed to vote all shares of capital stock of IOI owned by them in favor of the Merger;

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"); and

         WHEREAS, the Company and IOI desire to make certain representations, warranties, covenants and agreements in connection with the Merger as set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company and IOI hereby agree as follows:

                                   ARTICLE I
                                   THE MERGER

         SECTION 1.1 The Merger. At the Effective Time (as hereinafter defined) and upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the Texas Business Corporation Act ("TEXAS LAW") and the Delaware General Corporation Law ("DELAWARE LAW"), the Company shall be merged with and into IOI (the "MERGER"). Following the Merger, IOI shall continue as the surviving corporation (the "SURVIVING CORPORATION") and the separate corporate existence of the Company shall cease.

         SECTION 1.2 Effective Time. Subject to the provisions of this Agreement, IOI and the Company shall cause the Merger to be consummated by filing (a) articles of merger in the form attached hereto as EXHIBIT D and other appropriate documents (the "ARTICLES OF MERGER") with the Secretary of State of the State of Texas in such form as required by, and executed in accordance with, the relevant provisions of Texas Law and (b) a certificate of merger in the form attached hereto as EXHIBIT E and other appropriate documents (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the relevant provisions of Delaware Law, as soon as practicable on the Closing Date (as hereinafter defined). The Merger shall become effective upon such filings or at such time thereafter as is provided in the Articles of Merger and the Certificate of Merger (the "EFFECTIVE TIME").

         SECTION 1.3 Closing of the Merger. The closing of the Merger (the "CLOSING") will take place at a time and on a date to be specified by the parties (the "CLOSING DATE"), which shall be no later than the third business day after satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Locke Liddell & Sapp LLP, 3400 Chase Tower, 600 Travis, Houston, Texas 77002-3095, or at such other time, date or place as agreed to in writing by the parties hereto.

         SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement, the Articles of Merger and the Certificate of Merger and the applicable provisions of Texas Law and Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the properties, rights, privileges, powers and franchises of the Company and IOI shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and IOI shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 1.5 Articles of Incorporation and Bylaws. Effective immediately following the Merger, the articles of incorporation of IOI, as in effect immediately prior to the Effective Time, shall be amended in their entirety to read as set forth in the form attached hereto as EXHIBIT F, including, without limitation, an amendment to change the name of the Surviving Corporation to "PowerBrief, Inc." Effective immediately following the Merger, the bylaws of IOI, as in effect immediately prior to the Effective Time, shall be amended in their entirety to read as set forth in the form attached hereto as EXHIBIT G.

         SECTION 1.6 Directors. The initial Board of Directors of the Surviving Corporation will consist of seven members chosen in accordance with the provisions of Section 6.19. Such directors shall hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

         SECTION 1.7 Officers. The initial officers of the Surviving Corporation are listed on Schedule 1.7 and shall hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

                                   ARTICLE II
                            CONVERSION OF SECURITIES

         SECTION 2.1 Conversion of Shares.

             (a) (i) At the Effective Time, each share of the Company's common stock, par value $0.01 per share ("COMPANY COMMON STOCK"), issued and outstanding immediately prior to the Effective Time (individually, a "COMMON SHARE" and collectively, the "COMMON SHARES") (other than (A) Common Shares held by the Company, (B) Common Shares held by IOI or (C) Dissenting Shares (as hereinafter defined)) shall, by virtue of the Merger and without any action on the part of IOI, the Company or any holder thereof, be converted into and be exchangeable for the right to receive (i) 3.018 shares of IOI Common Stock, (ii) a Series A warrant to purchase .0454 shares of IOI Common Stock (the "SERIES A WARRANTS"), and (iii) a Series B warrant to purchase .0850 shares of IOI Common Stock (the "SERIES B WARRANTS" and, together with the Series A Warrants, the "WARRANTS"). The Series B Warrants, in the form attached hereto as EXHIBIT H, will have the same terms and conditions as the Series B warrants to purchase common stock of IOI which are outstanding as of the date hereof.

             (ii) At the Effective Time, to the extent not converted into Company Common Stock prior to the Effective Time, each share of the Company's Series A Preferred Stock, par value $0.01 per share ("SERIES A PREFERRED STOCK"), issued and outstanding immediately prior to the Effective Time, if any, shall, by virtue of the Merger and without any action on the part of IOI, the Company or any holder thereof, be converted into and be exchangeable for the right to receive (i) 9.054 shares of IOI Common Stock, (ii) a Series A Warrant to purchase .1363 shares of IOI Common Stock and (iii) a Series B Warrant to purchase .2549 shares of IOI Common Stock. Such Series A Warrants, in the form attached hereto as EXHIBIT I, will be exercisable from and after the first anniversary of the Closing Date at all times other than each period commencing one calendar day prior to the end of a fiscal quarter and extending through the announcement of the Surviving Corporation's operating results for such fiscal quarter. Such Series A Warrants will have an exercise price equal to 1.25 times the lesser of (i) $0.2963 and (ii) the lowest average closing price of the IOI Common Stock over any consecutive 20 calendar days during the 90 calendar days after the Closing. The Series A

             Warrants will expire and will no longer be exercisable after the fifth anniversary of the Closing Date.

             All such shares of IOI Common Stock issued pursuant to this Section 2.1(a), together with the Warrants and any cash paid in lieu of fractional shares of IOI Common Stock to be paid pursuant to
             Section 2.7, are referred to herein as the "SHARE CONSIDERATION." The Share Consideration is subject to a post-Merger adjustment as set forth in Section 2.1(a)(iii) below.

             Notwithstanding anything to the contrary herein, the maximum number of (A) shares of IOI Common Stock issuable pursuant to Sections 2.1(a)(i) and 2.1(a)(ii) and Section 2.2 shall be 69,049,729 shares, (B) Series A Warrants issued and issuable pursuant to Sections 2.1(a)(i) and 2.1(a)(ii) and Section 2.2(b) shall be in respect of 2,673,490 shares of IOI Common Stock and (C) Series B Warrants issued and issuable pursuant to Sections 2.1(a)(i) and 2.1(a)(ii) and Section 2.2(b) shall be in respect of 5,000,000 shares of IOI Common Stock. In the event that prior to the Closing any of the options described in Section 2.2(a) are exercised, the maximum number of Series A Warrants and Series B Warrants will be reallocated, on a pro-rata basis, among all of the holders of outstanding Company Common Stock and warrants. The foregoing amounts do not limit the number of shares of IOI Common Stock issuable pursuant to Section 2.1(a)(iii) below.

             (iii) Upon the first anniversary of the Closing Date or earlier if elected by unanimous consent of the Surviving Corporation's Board of Directors as constituted immediately following the Effective Time (the "ADJUSTMENT DATE"), the following adjustment will be made:

                    For every $1.00 by which Realized Cash (as hereinafter defined) is greater or less than $5.0 million, the Adjusted Primary Ownership (as hereinafter defined) between IOI's shareholders (the "IOI SHAREHOLDER PERCENTAGE"), on the one hand, and the Company's shareholders (the "COMPANY SHAREHOLDER PERCENTAGE"), on the other hand, will increase or decrease, as applicable, by .0000027 of a percentage point; provided, however, that if the Realized Cash is less than $3.75 million, then for every $1.00 by which Realized Cash is less than $5.0 million, the IOI Shareholder Percentage will decrease and the Company Shareholder Percentage will increase by .000006 of a percentage point. Once the adjustment has been determined and approved by the Board of Directors of the Surviving Corporation, IOI's shareholders or the Company's shareholders, of record as of the Closing Date, will, if necessary and as applicable, be issued additional shares of IOI Common Stock to reflect the adjustment. Such adjustment will be certified, in writing, to the Surviving Corporation's Board of Directors and shareholders by the Surviving Corporation's independent auditors. "ADJUSTED PRIMARY OWNERSHIP" shall mean the percentage ownership by a party of the total of outstanding shares of IOI Common Stock immediately following the Merger, assuming full exercise of the options and warrants described in Section 2.2 hereof and no exercise of any other option, warrant or right to purchase IOI Common Stock outstanding as of the date hereof. "REALIZED CASH" shall mean the difference between (A) the sum of (1) the total cash of IOI at the Effective Time, (2) the total cash proceeds that the Surviving Corporation receives from the sale, collection, or liquidation of IOI's pre-Merger assets (other than cash) prior to the Adjustment Date, net of Asset Sale Expenses (as defined herein), and (3) all liabilities not identified and quantified at the Effective Time and Related Liability Expenses attributable to the pre-Effective Time operations of the Company which liabilities are quantified by no later than six months after the Effective Time pursuant to payments or settlements agreed to by all members of the Board of Directors of the Surviving Corporation as constituted immediately following the Effective Time and (B) the sum of (1) all of IOI's liabilities identified and quantified at the Effective Time (including accruals for any liabilities attributable to periods before the Effective Time, but payable after the Effective Time) paid in cash by the Surviving Corporation prior to the Adjustment Date, and
                    (2) all liabilities not identified and quantified at the Effective Time and Related Liability Expenses attributable to the pre-Effective Time operations of IOI, which liabilities are quantified by no later than six months after the Effective Time pursuant to payments or settlements agreed to by all members of the Board of Directors of the Surviving Corporation as constituted immediately following the Effective Time; provided, however, that Realized Cash
                    (1) will not be reduced by (x) any payments made or required to be made by IOI in respect of any insurance policies required by the last sentence of Section 6.6, or (y) any Reimbursable Transaction Expenses (as hereinafter defined) which are allocated to the Company pursuant to Section 9.4 of this Agreement, and (2) will be increased by (x) Reimbursable Transaction Expenses which have been paid in cash prior to the Effective Time and (y) any unpaid past, present or future obligations of the Company to IOI, in existence at the Effective Time, in respect of leased office space or furniture for which there is an offsetting liability of IOI to a third party lessor of an equal or greater amount which has reduced Realized Cash. "ASSET SALE EXPENSES" shall mean all reasonable expenses incurred by the Surviving Corporation directly in connection with the sale of IOI's pre-Merger assets prior to the Adjustment Date, including reasonable attorneys', brokers' and accountants' fees and expenses and other reasonable transaction or closing fees and expenses. "RELATED LIABILITY EXPENSES" shall mean all reasonable expenses incurred by the Surviving Corporation directly in connection with its obligations to satisfy any of the applicable liabilities, including reasonable attorneys', brokers' and accountants' fees and expenses and other reasonable transaction fees and expenses. The maximum number of shares of IOI Common Stock issuable pursuant to this Section 2.1(a)(iii) will not exceed 50% of the maximum number of shares of IOI Common Stock issued to the shareholders of the Company in the Merger. In addition, the right to receive shares of IOI Common Stock pursuant to this Section 2.1(a)(iii) shall not be assignable by any party except by operation of law.

             (iv) Notwithstanding anything to the contrary herein, in the event that the Company issues any shares of Series B Preferred Stock, par value $0.01 per share ("SERIES B PREFERRED STOCK" and, together with the Series A Preferred Stock, the "PREFERRED SHARES") in accordance with Section 6.22 of this Agreement, the total number of shares of IOI Common Stock issued to the Company's shareholders (including the Series B Preferred Stock holders) under Sections 2.1(a)(i) and 2.1(a)(ii) and Section 2.2 will be adjusted by written amendment to this Agreement in such a manner as is necessary for the IOI shareholders and the other Company shareholders (and warrant and option holders) to bear the dilution from such issuance in accordance with the relative percentages allocated to them in this Agreement had the Series B Preferred Stock never been issued, provided that the Company's remaining shareholders will bear all dilution which arises or results from the triggering of any anti-dilution protection applicable to any Company Securities (as hereinafter defined) which is triggered from and after the date hereof in connection with, the Series B Preferred Stock or the Merger. In addition, the number of shares of IOI Common Stock issuable in respect of each share of outstanding Series B Preferred Stock will be based on the number of shares of Company Common Stock into which each share of Series B Preferred Stock is convertible. Holders of Series B Preferred Stock will receive, on an as-converted basis, the same number of shares of IOI Common Stock as holders of Company Common Stock receive in exchange for each share of Company Common Stock (as adjusted pursuant to the preceding sentence) and, in addition, will receive one Series A Warrant to purchase .50 of a share of IOI Common Stock for each full share of IOI Common Stock such holder receives in the Merger; provided that such holder will have no other rights to receive Series A or Series B Warrants in respect of such holder's Series B Preferred Stock. The 5,000,000 Series B Warrants issued to the Company's shareholders and issuable to the Company's warrant holders shall be allocated proportionately among all holders of Company Series A Preferred Stock, Company Common Stock and the warrants described in Section 2.2 hereof, but not among the holders of Series B Preferred Stock. In addition, notwithstanding anything to the contrary herein, in the event the Company issues any shares of Series B Preferred Stock in accordance with Section 6.22 of this Agreement, the adjustment described in subparagraph (iii) above will take into account the Series B Preferred Stock in determining and allocating such adjustment.

         (b) At the Effective Time, each share of Company Common Stock owned by IOI immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof.

         (c) If, between the date of this Agreement and the Effective Time, the outstanding shares of IOI Common Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event, the calculation of the Share Consideration shall be correspondingly adjusted to the extent necessary to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or such similar event.

         (d) Immediately following the Effective Time, the Surviving Corporation will effect a 10 to one reverse stock split of the IOI Common Stock. In connection with such reverse stock split, all outstanding options and warrants exercisable for IOI Common Stock will be adjusted appropriately.

         SECTION 2.2 Stock Options and Warrants.

         (a) As soon as practicable following the date of this Agreement, IOI and the Company (or, if appropriate, any committee of the Board of Directors of the Company administering the Company's stock option plans, agreements or arrangements (collectively, the "COMPANY OPTION PLANS") or warrants (collectively, the "COMPANY WARRANTS")) shall take such action, and the Company shall obtain all such agreements and consents, if any, as may be required to effect the following provisions of this Section 2.2. As of the Effective Time each outstanding option held by employees to purchase shares of Company Common Stock pursuant to the Company Option Plans (a "COMPANY STOCK OPTION") shall be assumed by IOI and unexercised options will be converted into options to purchase shares of IOI Common Stock ("ASSUMED STOCK OPTIONS") as follows:

             (i) In the case of any Assumed Stock Option, (x) the number of shares of IOI Common Stock subject to the Assumed Stock Option shall be the number of shares of IOI Common Stock which such holder of such Assumed Stock Option would have been entitled to receive in the Merger if such Assumed Stock Option had been exercised for Company Common Stock immediately prior to the Effective Time (taking into account any adjustment provided for under Section 2.1(a)(iv)) and (y) the exercise price payable for a share of IOI Common Stock under the Assumed Stock Option shall be the quotient (truncated to the nearest $.01) of the exercise price per share of Company Common Stock under the Company Stock Option immediately prior to the Effective Time divided by the number of shares of IOI Common Stock into which each share of Company Common Stock is convertible under Section 2.1(a)(i). No fractional shares of IOI Common Stock will be issued upon the exercise of Assumed Stock Options. Any holder of an Assumed Stock Option who would otherwise have been entitled to receive a fraction of a share of IOI Common Stock (after taking into account all Assumed Stock Options exercised by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of IOI Common Stock multiplied by (ii) the average of the daily high and low sales prices, regular way, of one share of IOI Common Stock (rounded to the nearest ten thousandth) on the American Stock Exchange (the "AMEX") (as reported in the New York City edition of the Wall Street Journal or, if not reported thereby, another nationally recognized source) during the ten consecutive trading day period ending on the second trading day prior to the exercise date.

             (ii) Each Assumed Stock Option shall be subject to the same expiration date and vesting provisions as were applicable to the relevant Company Stock Option immediately prior to the Effective Time. As soon as practicable after the Effective Time, IOI shall deliver to holders of Assumed Stock Options appropriate notice of the terms of such options and other appropriate documents. Promptly after the Effective Time (and in no event later than five (5) business days thereafter), IOI shall use its reasonable best efforts to prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-8 or other appropriate form with respect to shares of IOI Common Stock subject to the Assumed Stock Options and to maintain the effectiveness of such registration statement or registration statements covering such Assumed Stock Options (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Assumed Stock Options remain outstanding. IOI shall take all corporate action necessary to reserve for issuance under an appropriate stock option plan of IOI a sufficient number of shares of IOI Common Stock for delivery upon exercise of the options described above.

         (b) As of the Effective Time each outstanding Company Warrant to purchase shares of Company Common Stock shall be assumed by IOI and unexercised warrants will be converted into warrants to purchase shares of IOI Common Stock, Series A Warrants and Series B Warrants ("ASSUMED COMPANY WARRANTS") as follows:

             (i) In the case of any Assumed Company Warrant, (x) the number of shares of IOI Common Stock and Series A Warrants and Series B Warrants subject to the Assumed Company Warrant shall be the number of shares of IOI Common Stock and Series A Warrants and Series B Warrants which such holder of such Assumed Company Warrant would have been entitled to receive in the Merger if such Assumed Company Warrant had been exercised for Company Common Stock immediately prior to the Effective Time (taking into account any adjustment provided for under Section 2.1(a)(iv)) and (y) the exercise price payable for a share of IOI Common Stock and related Series A Warrants and Series B Warrant under the Assumed Company Warrant shall be the quotient (truncated to the nearest $.01) of the exercise price per share of Company Common Stock under the Assumed Company Warrant immediately prior to the Effective Time divided by the number of shares of IOI Common Stock into which each share of Company Common Stock is convertible under Section 2.1(a)(i). No fractional shares of IOI Common Stock will be issued upon the exercise of Assumed Company Warrants. Any holder of an Assumed Company Warrant who would otherwise have been entitled to receive a fraction of a share of IOI Common Stock (after taking into account all Assumed Company Warrants exercised by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of IOI Common Stock multiplied by (ii) the average of the daily high and low sales prices, regular way, of one share of IOI Common Stock (rounded to the nearest ten thousandth) on the AMEX (as reported in the New York City edition of the Wall Street Journal or, if not reported thereby, another nationally recognized source) during the ten consecutive trading day period ending on the second trading day prior to the exercise date.

             (ii) Each Company Assumed Warrant shall be subject to the same expiration date and exercise provisions as were applicable to the relevant Company Warrant immediately prior to the Effective Time. As soon as practicable after the Effective Time, IOI shall deliver to holders of Company Assumed Warrants appropriate notice of the terms of such warrants and other appropriate documents. IOI shall take all corporate action necessary to reserve for issuance a sufficient number of shares of IOI Common Stock for delivery upon exercise of the warrants described above.

         (c) The number of shares of IOI Common Stock underlying each Assumed Stock Option and Assumed Company Warrant and the exercise price thereof will be subject to an appropriate adjustment to reflect the adjustment to Adjusted Primary Ownership provided for in Section 2.1(a)(iii) (taking into account any adjustment under Section 2.1(a)(iv)).

         SECTION 2.3 Exchange Fund. Prior to the Effective Time, IOI shall appoint a commercial bank or trust company reasonably acceptable to the Company to act as exchange agent hereunder for the purpose of exchanging Common Shares and Preferred Shares for the Share Consideration (the "EXCHANGE AGENT"). At or prior to the Effective Time, IOI shall deposit with the Exchange Agent, in trust for the benefit of holders of Common Shares and Preferred Shares, certificates representing the IOI Common Stock issuable pursuant to Section 2.1 in exchange for outstanding Common Shares and Preferred Shares; Warrants issuable pursuant to Section 2.1 in exchange for outstanding Common Shares and Preferred Shares; and an estimated amount of cash sufficient to pay the cash payable in lieu of fractional shares pursuant to Section 2.7. IOI agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to Section 2.7 and any dividends and other distributions pursuant to Section 2.5. Any cash, certificates of IOI Common Stock and Warrants deposited with the Exchange Agent shall hereinafter be referred to as the "EXCHANGE FUND."

         SECTION 2.4 Exchange Procedures. As soon as reasonably practicable after the Effective Time (and in any event within three business days after the Effective Time), IOI shall use commercially reasonable efforts to cause the Exchange Agent to mail to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding Common Shares and Preferred Shares (the "CERTIFICATES") (i) a letter of transmittal which shall specify that delivery shall be effective, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as IOI and the Company may reasonably specify; and (ii) instructions for effecting the surrender of such Certificates in exchange for the Share Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (A) shares of IOI Common Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 2.1 (after taking into account all Common Shares and Preferred

Shares then held by such holder), (B) Warrants representing, in the aggregate, the whole number of Series A and Series B Warrants that such holder has the right to receive pursuant to Section 2.1 (after taking into account all Common Shares and Preferred Shares then held by such holder) and (C) a check in an amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article II, including cash in lieu of any dividends and other distributions pursuant to Section 2.5 and cash in lieu of fractional shares pursuant to Section 2.7. No interest will be paid or will accrue on any cash payable pursuant to Section 2.5 or Section 2.7. In the event of a transfer of ownership of Company Common Stock, Series A Preferred Stock or Series B Preferred Stock which is not registered in the transfer records of the Company, shares of IOI Common Stock evidencing, in the aggregate, the proper number of shares of IOI Common Stock; Warrants evidencing, in the aggregate, the proper number of Warrants; a check in the proper amount of cash in lieu of any fractional shares of IOI Common Stock pursuant to Section 2.7 and any dividends or other distributions to which such holder is entitled pursuant to Section 2.5, may be issued with respect to such Common Shares or Preferred Shares to such a transferee if the Certificate representing such Common Shares or Preferred Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes (as hereinafter defined) have been paid.

         SECTION 2.5 Distributions with Respect to Unsurrendered Certificates. No dividends or other distributions declared or made with respect to shares of IOI Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of IOI Common Stock that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional shares of IOI Common Stock shall be paid to any such holder pursuant to Section 2.7 until such holder shall surrender such Certificate in accordance with Section 2.4. Subject to the effect of applicable Laws, following surrender of any such Certificate, there shall be paid to such holder of shares of IOI Common Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of IOI Common Stock to which such holder is entitled pursuant to Section 2.7 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of IOI Common Stock, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of IOI Common Stock.

         SECTION 2.6 No Further Ownership Rights in Company Common Stock. All shares of IOI Common Stock and Warrants issued and cash paid upon conversion of the Common Shares and Preferred Shares in accordance with the terms of Article I and this Article II (including any cash paid pursuant to Sections 2.5 and 2.7) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the Common Shares and the Preferred Shares.

         SECTION 2.7 No Fractional Shares of IOI Common Stock.

         (a) No certificates or scrip of shares of IOI Common Stock representing fractional shares of IOI Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of IOI or a holder of shares of IOI Common Stock.

         (b) Notwithstanding any other provision of this Agreement, each holder of Common Shares and Preferred Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of IOI Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of IOI Common Stock multiplied by (ii) the average of the daily high and low sales prices, regular way, of one share of IOI Common Stock (rounded to the nearest ten thousandth) on the AMEX (as reported in the New York City edition of the Wall Street Journal or, if not reported thereby, another nationally recognized source) during the ten consecutive trading day period ending on the second trading day prior to the Closing Date. As promptly as practicable after the determination of the aggregate amount of cash to be paid to holders of fractional interests, the Exchange Agent shall notify IOI and IOI shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

         SECTION 2.8 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for six months after the Effective Time shall be delivered to the Surviving Corporation or otherwise on the instruction of the Surviving Corporation, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for the Share Consideration with respect to the Common Shares and Preferred Shares formerly represented thereby to which such holders are entitled pursuant to Section 2.1 and Section 2.4, any cash in lieu of fractional shares of IOI Common Stock to which such holders are entitled pursuant to Section 2.7 and any dividends or distributions with respect to shares of IOI Common Stock to which such holders are entitled pursuant to Section 2.5. Any such portion of the Exchange Fund remaining unclaimed by holders of Common Shares and Preferred Shares five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity (as hereinafter defined)) shall, to the extent permitted by Law, become the property of the Surviving Corporation free and clear of any claims or interest of any person previously entitled thereto.

         SECTION 2.9 No Liability. None of the Surviving Corporation, the Company, or the Exchange Agent shall be liable to any person in respect of any Share Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

         SECTION 2.10 Investment of the Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by the Surviving Corporation on a daily basis. Any interest and other income resulting from such investments promptly shall be paid to the Surviving Corporation.

         SECTION 2.11 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity by such person against any claim that may be made against the Surviving Corporation with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Share Consideration with respect to the Common Shares and Preferred Shares formerly represented thereby, any cash in lieu of fractional shares of IOI Common Stock and unpaid dividends and distributions on shares of IOI Common Stock deliverable in respect thereof, pursuant to this Agreement.

         SECTION 2.12 Withholding Rights. Each of IOI and the Exchange Agent shall be entitled to deduct and withhold from the Share Consideration otherwise payable pursuant to this Agreement to any holder of Common Shares and Preferred Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of a Tax Law. To the extent that amounts are so withheld by IOI or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Common Shares and Preferred Shares in respect to which such deduction and withholding was made by IOI or the Exchange Agent, as the case may be.

         SECTION 2.13 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code and the parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Each party hereto shall use its best efforts to cause the Merger to be so qualified, shall report the transactions contemplated by this Agreement in a manner consistent with such reorganization treatment and will not take any position inconsistent therewith in any Tax Return (as hereinafter defined), refund claim, litigation or otherwise unless required to do so by Law.

         SECTION 2.14 Stock Transfer Books. The stock transfer books of the Company shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of Common Shares or Preferred Shares thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Exchange Agent or IOI for any reason shall be converted into the Share Consideration with respect to the Common Shares or Preferred Shares formerly represented thereby, any cash in lieu of fractional shares of IOI Common Stock to which the holders thereof are entitled pursuant to
Section 2.7 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.5.

         SECTION 2.15 Affiliates. Notwithstanding anything to the contrary herein, no shares of IOI Common Stock or cash shall be delivered to a person who may be deemed an "affiliate" of the Company for purposes of Rule 145 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), until such person has executed and delivered to IOI the written agreement contemplated by Section 6.10.

         SECTION 2.16 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, Common Shares and Preferred Shares that are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who did not vote in favor of the Merger (the "DISSENTING SHARES"), which shareholders (the "DISSENTING SHAREHOLDERS") comply with all of the relevant provisions of Delaware Law, shall not be converted into or be exchangeable for the right to receive the Share Consideration, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal under Delaware Law. If any Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder's Common Shares and Preferred Shares shall thereupon be converted into and become exchangeable for the right to receive, as of the Effective Time, the Share Consideration without any interest thereon. The Company shall give IOI (i) prompt notice of any written demands for appraisal of any Common Shares or Preferred Shares, attempted withdrawals of such demands and any other instruments served pursuant to Delaware Law and received by the Company relating to shareholders' rights of appraisal, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Delaware Law. The Company shall not, except with the prior written consent of IOI, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Shareholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Common Shares or Preferred Shares held by such Dissenting Shareholder shall thereupon be treated as though such Common Shares or Preferred Shares had been converted into the right to receive the Share Consideration pursuant to Section 2.1(a).

         SECTION 2.17 Escrow of Shares. At Closing, IOI shall issue up to 55,000,000 shares (the "ESCROW SHARES") of IOI Common Stock to an escrow agent mutually agreed to by IOI and the Company (the "ESCROW AGENT"), which Escrow Shares shall be held by the Escrow Agent for the purpose of delivering shares of IOI Common Stock in satisfaction of the requirements under Section 2.1(a)(iii) to issue additional shares of IOI Common Stock, if any, after the Adjustment Date. The Escrow Shares shall be included in shares of IOI Common Stock registered on the Form S-4 referenced in Section 6.1, and shall be issued in the name of the Escrow Agent upon the Effective Time. Such Escrow Shares shall be subject to a standard escrow agreement between the Surviving Corporation and the Escrow Agent, which will provide, among other things, for the receipt and investment of cash dividends, if any, on the Escrow Shares, the receipt and retainage of stock dividends, if any, on the Escrow Shares, and the voting of such Escrow Shares in connection with shareholder meetings of the Surviving Corporation.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the disclosure schedules attached hereto, each of which specifically references the Section below to which it states an exception, the Company hereby represents and warrants to IOI as follows (with the understanding that IOI is relying materially on each such representation and warranty in entering into and performing this Agreement):

         SECTION 3.1 Organization and Qualification; No Subsidiaries.

         (a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by the Company to be conducted, except where the failure to be duly organized, existing and in good standing or to have such power and authority could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as hereinafter defined) on the Company.

         (b) The Company does not own, directly or indirectly, beneficially or of record, any shares of capital stock or other securities of any entity or any investment in any entity.

         (c) The Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing does not have and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         (d) The Company has heretofore made available to IOI accurate and complete copies of the certificate of incorporation and bylaws of the Company as currently in effect.

         SECTION 3.2 Capitalization of the Company. The authorized capital stock of the Company consists of: (i) 60,000,000 shares of Company Common Stock and
(ii) 10,000,000 shares of Preferred Stock, par value $0.01 per share, of which 5,000,000 shares are designated Series A Preferred Stock. As of the date hereof, there are issued and outstanding 11,250,000 shares of Company Common Stock, 2,566,223 shares of Series A Preferred Stock and no shares of Series B Preferred Stock. Each share of Series A Preferred Stock is convertible into three shares of Company Common Stock, subject to certain adjustments. A true and complete list of record holders of the issued and outstanding Company Common Stock and Series A Preferred Stock as of the date hereof is, and as updated at the Effective Time will be, set forth in Schedule 3.2, which schedule includes for each such record holder, the number of shares of each class and series held by such holder. All of the issued and outstanding Common Shares and shares of Series A Preferred Stock have been validly issued, and are duly authorized, fully paid, non-assessable and free of preemptive, maintenance or similar rights. As of the date hereof, 2,888,255 Common Shares are reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Stock Options issued pursuant to the Company Option Plans and 551,025 Common Shares are reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding warrants. Except as set forth on Schedule 3.2, since July 1, 2000, no shares of the Company's capital stock have been issued other than pursuant to Company Stock Options already in existence on such date. Except as set forth above, as of the date hereof, there are no outstanding (i) shares of capital stock or other voting securities of the Company; (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company; (iii) options or other rights to acquire from the Company, and no obligations of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company; and (iv) equity equivalents, interests in the ownership or earnings of the Company or other similar rights (including stock appreciation rights) (collectively, "COMPANY SECURITIES"). Except as set forth on Schedule 3.2, there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities. Except as set forth on Schedule 3.2, there are no shareholder agreements, voting trusts or other agreements to which the Company is a party or to which it is bound relating to the voting of any shares of capital stock of the Company (other than the Company Voting

Agreement). Schedule 3.2 sets forth true and complete information regarding the current exercise price, the date of grant and the number of Company Stock Options granted for each holder of Company Stock Options.

         SECTION 3.3 Authority Relative to This Agreement; Consents and
Approvals.

         (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, in respect of the Merger and this Agreement, the Company Requisite Vote (as hereinafter defined)). This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid, legal, and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and
(ii) general principles of equity.

         (b) The Board of Directors of the Company (the "COMPANY BOARD") has duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the transactions contemplated hereby, and taken all corporate actions required to be taken by the Company Board for the consummation of the transactions, including the Merger, contemplated hereby and has resolved
(i) this Agreement and the transactions contemplated hereby, including the Merger, taken together, to be advisable and fair to, and in the best interests of, the Company and its shareholders; and (ii) to recommend that the shareholders of the Company approve and adopt this Agreement. The affirmative approval of the holders of Common Shares and Preferred Shares representing a majority of the votes that may be cast by the holders of all outstanding Common Shares and Preferred Shares (voting as a single class), as of the record date set by the Company Board for the vote of the Company's shareholders (the "COMPANY REQUISITE VOTE"), are the only actions of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the transactions contemplated hereby, including the Merger and the sale of the Westbank Ambulatory Care Center.

         SECTION 3.4 Financial Statements; Accounts Receivable.

         (a) The Company has delivered to IOI (i) copies of the unaudited balance sheets of the Company as of December 31, 1999, together with the related unaudited statements of income, shareholders' equity and changes in cash flow for the fiscal year ended December 31, 1999, and the notes thereto, and (ii) copies of the unaudited balance sheet of the Company, as of June 30, 2000 (the "COMPANY INTERIM BALANCE SHEET"), together with the related unaudited consolidated statements of income and changes in cash flow for the six-month period ended on such date (such financial statements and unaudited interim financial statements being hereinafter referred to as the "COMPANY FINANCIAL STATEMENTS"). The Company Financial Statements, including the notes thereto, present fairly in all material respects the financial position, results of operations and changes in cash flow of the Company as of such dates and for the periods then ended (subject, in the case of the unaudited interim Company Financial Statements, to normal year-end audit adjustments, which are not in the aggregate material, and the absence of notes).

         (b) The accounts receivable of the Company as set forth on the Company Interim Balance Sheet or arising since the date thereof are valid and genuine; have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice; to the Company's knowledge, are not subject to valid defenses, set-offs or counterclaims; and are collectible at the full recorded amount thereof less, in the case of accounts receivable appearing on the Company Interim Balance Sheet, the recorded allowance for collection of doubtful accounts on the Company Interim Balance Sheet. The allowance for collection of doubtful accounts on the Company Interim Balance Sheet has been determined consistent with past practice.

         SECTION 3.5 No Undisclosed Liabilities. There are no liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (a) liabilities disclosed, provided for or reserved against in the Company Financial Statements; (b) liabilities arising in the ordinary course of business after the date of the Company Interim Balance Sheet, which are not material to the financial position of the Company; and (c) liabilities arising under this Agreement.

         SECTION 3.6 Absence of Changes. Since June 30, 2000, the Company has conducted its business in the ordinary and usual course consistent with past practice and there has not been:

                (a) any event, occurrence or development which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company;

                (b) except as set forth on Schedule 3.6(b), any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company of any Company Securities;

                (c) any amendment of any term of any outstanding security of the Company that would materially increase the obligations of the Company under such security;

                (d) (i) any incurrence or assumption by the Company of any indebtedness for borrowed money (or any renewals, replacements, or extensions that increase the aggregate commitments thereunder) except
         (A) in the ordinary and usual course of business consistent with past practice or (B) in connection with any capital expenditure permitted by
         Section 5.1, or (ii) any guarantee, endorsement, or other incurrence or assumption of liability (whether directly, contingently or otherwise) by the Company for the obligations of any other person;

                (e) any creation or assumption by the Company of any material Lien (as hereinafter defined) on any material asset of the Company other than Permitted Liens (as hereinafter defined);

                (f) any making of any loan, advance or capital contribution to or investment in any person by the Company other than loans or advances to employees, contractors or consultants of the Company made in the ordinary and usual course of business consistent with past practice;

                (g) (i) any contract or agreement entered into by the Company on or prior to the date hereof relating to any material acquisition or disposition of any assets or business or (ii) any modification, amendment, assignment, termination or relinquishment by the Company of any contract, license or other right (including any insurance policy naming it as a beneficiary or a loss payable payee) that does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, other than those contemplated by this Agreement;

                (h) any material change in any method of accounting or accounting principles or practice by the Company, except for any such change required by reason of a change in GAAP;

                (i) any (i) grant of any severance or termination pay to any director, officer, employee, consultant or contractor of the Company;
         (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer, employee, consultant or contractor of the Company; (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements; or (iv) increase in compensation, bonus or other benefits payable to directors, officers, employees, consultants or contractors of the Company other than, in the case of clause (iv) only, increases prior to the date hereof in compensation, bonus or other benefits payable to employees, consultants or contractors of the Company in the ordinary and usual course of business consistent with past practice or merit increases in salaries of employees, consultants or contractors at regularly scheduled times in customary amounts consistent with past practices;

                (j) any adoption, entering into, amendment, alteration or termination of (partially or completely) any Company Benefit Plan or Company Employee Arrangement (both as hereinafter defined) except as contemplated by this Agreement or to the extent required by applicable Law;

                (k) any entering into of any contract with an officer, director, employee, consultant, contractor, agent or other similar representative of the Company that (i) is not terminable, without penalty or other liability, upon not more than 60 calendar days' notice or (ii) involves payments in excess of $50,000;

                (l) any (i) making or revoking of any material election relating to Taxes, (ii) settlement or compromise of any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or (iii) change to any material methods of reporting income or deductions for federal income tax purposes;

                (m) except as set forth on Schedule 3.6(m), any capital expenditures in excess of $10,000 individually and in excess of $50,000 in the aggregate;

                (n) any lease, license or grant to any person of any rights in any of the Company's assets or properties;

                (o) except as set forth on Schedule 3.6(o), any revaluation of any of the Company's assets;

                (p) any discharge or satisfaction of any Lien or payment of any obligation or liability, absolute or contingent, other than current liabilities incurred and paid in the ordinary course of business;

                (q) any failure to pay any accounts payable of the Company in accordance with their terms;

                (r) any acceleration of the collection of, or sale or other transfer of, any accounts receivable of the Company;

                (s) any cancellation, waiver, release or forgiveness of any debts or obligations of, or rights or claims against, third parties;

                (t) any amendment of the certificate of incorporation or bylaws of the Company;

                (u) any investment in any Person;

                (v) any sufferance of any material damage, destruction or loss (whether or not covered by insurance) to any material assets of the Company;

                (w) any strike, slowdown or demand for recognition by a labor organization by or with respect to any of the employees of the Company;

                (x) any stock option grants or grants or sales of restricted stock that have not been disclosed to IOI in writing;

                (y) any hiring or termination of any employee, consultant or contractor that has not been disclosed to IOI in writing; or

                (z) any contracting with or terminating any consultant that has not been disclosed to IOI in writing.

         SECTION 3.7 Consents and Approvals. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, state securities or blue sky laws, and the filing and recordation of the Articles of Merger as required by Texas Law and the Certificate of Merger as required by Delaware Law, no filing with or notice to, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority (a "GOVERNMENTAL ENTITY") is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents, or approvals or to make such filings or give such notice do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         SECTION 3.8 No Default. The Company is not in violation of any term of
(i) its certificate of incorporation or bylaws (or other similar organizational or governing documents), (ii) any Company Material Contract (as hereinafter defined), or (iii) any domestic or foreign law, order, writ, injunction, decree, ordinance, award, stipulation, statute, judicial or administrative doctrine, rule or regulation entered by a Governmental Entity ("LAW") applicable to the Company or any of its assets or properties, the consequence of which violation
(A) has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or (B) has prevented or would reasonably be expected to prevent or materially delay the performance of this Agreement by the Company. Except as set forth on Schedule 3.8, the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (X) result in any violation of or conflict with, constitute a default under, require any consent, waiver or notice under any term of, or result in the reduction or loss of any benefit or the creation or acceleration of any right or obligation under, (i) the certificate of incorporation or bylaws (or other similar organizational or governing documents) of the Company, (ii) any Company Permit (as hereinafter defined) or Company Material Contract, or (iii) any Law applicable to the Company or any of its assets or properties, or (Y) result in the creation of (or impose any obligation on the Company to create) any Lien (other than Permitted Liens) upon any of the assets or properties of the Company pursuant to any such term, excluding from clauses (X)(ii) and (iii) and (Y) such events as would not have a Material Adverse Effect on the Company.

         SECTION 3.9 Real Property.

         (a) The Company does not presently own nor has it owned in the past any real property.

         (b) Schedule 3.9 sets forth all leases, subleases and other agreements (the "COMPANY REAL PROPERTY LEASES") under which the Company is a party or pursuant to which the Company uses or occupies or has the right to use or occupy, now or in the future, any real property (the "COMPANY LEASED PROPERTY").

             (i) The Company has heretofore delivered to IOI true, correct and complete copies of all Company Real Property Leases (and all modifications, amendments and supplements thereto and all side letters to which the Company is a party affecting the obligations of any party thereunder).

             (ii) Each Company Real Property Lease constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, and is in full force and effect.

             (iii) All rent and other sums and charges payable by the Company as tenants under each Company Real Property Lease are current and no termination event or condition or uncured default of a material nature on the part of the Company or the landlord exists under any Company Real Property Lease.

             (iv) The Company has a good and valid leasehold interest in each parcel of real property leased by it free and clear of all Liens, except (i) Taxes and general and special assessments not in default and payable without penalty and interest, and (ii) Permitted Liens.

             (v) The Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered its leasehold interest in the Company Leased Property.

             (vi) No party to any such Company Real Property Lease has given notice to the Company of or made a claim against the Company in respect of any breach or default thereunder.

             (vii) All facilities located in or benefiting the Company Leased Property are in good operating condition and repair, and are structurally sound and free of defects, with no material alterations or repairs required thereto under applicable laws, permits or insurance company requirements. All such facilities are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are adequate to the conduct of the Company's business.

         SECTION 3.10 Litigation. Except as set forth on Schedule 3.10 hereto, there is no suit, claim, action, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company or any of its assets or properties which (a) has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or
(b) questions the validity of this Agreement or any action to be taken by the Company in connection with the consummation of the transactions contemplated hereby or could otherwise prevent or materially delay the consummation of the transactions contemplated by this Agreement. The Company is not subject to any outstanding order, writ, injunction or decree which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, threatened against any current or former officer, director, employee, consultant, contractor or agent of the Company (in his or her capacity as such) which gives rise or could reasonably be expected to give rise to a claim for contribution or indemnification against the Company.

         SECTION 3.11 Permits. The Company holds, and has at all times held, all permits, licenses, variances, exemptions, orders, and approvals of all Governmental Entities necessary for the lawful conduct of its business (the "COMPANY PERMITS"). The Company is in material compliance with the terms of the Company Permits. No investigation or review by any Governmental Entity in respect of the Company is pending or, to the Company's knowledge, threatened, nor has the Company received notice from any Governmental Entity of its intention to conduct the same.

         SECTION 3.12 Employee Plans.

         (a) The Company does not sponsor, maintain or contribute to any "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "COMPANY BENEFIT PLANS").

         (b) Schedule 3.12(b) sets forth a true, correct and complete list of:

             (i) all employees, consultants, independent contractors and leased employees of the Company; and

             (ii) all employment, consulting, termination, severance, change of control, individual compensation or indemnification agreements, and all bonus or other incentive compensation, deferred compensation, salary continuation, disability, severance, stock award, stock option, stock purchase, educational assistance, legal assistance, club membership, discount, loan, credit union or vacation agreements, policies or arrangements under which the Company has any obligation or liability (contingent or otherwise) in respect of any current or former officer, director, employee, consultant, leased employee or contractor of the Company (the "COMPANY EMPLOYEE ARRANGEMENTS").

         (c) In respect of each Company Employee Arrangement, a complete and correct copy of each of the following documents (if applicable) has been made available to IOI: (i) each of the stock option grant agreements used to make grants under the Company Option Plans and other arrangements, and all amendments thereto; and (ii) each written employment, consulting or individual severance or other compensation agreement, and all amendments thereto.

         (d) All contributions or other payments required to have been made by the Company to or under any Company Employee Arrangement by applicable Law or the terms of such Company Employee Arrangement (or any agreement relating thereto) have been timely and properly made.

         (e) The Company Employee Arrangements have been maintained and administered in all material respects in accordance with their terms and applicable Laws. In particular, no individual who has performed services for the Company has been improperly excluded from participation in any Company Employee Arrangement.

         (f) There are no pending or, to the Company's knowledge, threatened actions, claims, or proceedings against or relating to any Company Employee Arrangement (other than routine benefit claims by persons entitled to benefits thereunder), and, to the knowledge of the Company, there are no facts or circumstances which could form the basis for any of the foregoing.

         (g) The Company does not have any obligation or liability (contingent or otherwise) to provide post-retirement life insurance or health benefits coverage for current or former officers, directors, employees, consultants, contractors or leased employees of the Company except (i) as may be required under Part 6 of Title I of ERISA at the sole expense of the participant or the participant's beneficiary or (ii) through the last day of the calendar month in which the participant terminates employment with the Company.

         (h) Except as set forth in Schedule 3.12(h), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee, consultant, contractor or leased employee (current, former, or retired) of the Company, (ii) increase any benefits under any Company Employee

Arrangement or (iii) result in the acceleration of the time of payment of, vesting of, or other rights in respect of any such benefits.

         (i) The Company has delivered to IOI a true and correct list of the following for each employee, consultant, contractor and leased employee of the
Company: base salary, any bonus obligations, immigration status, hire date, time-off balance, pay rate and termination provisions.

         SECTION 3.13 Labor Matters.

         (a) The Company is not a party to any labor or collective bargaining agreement, and no employees of the Company are represented by any labor organization. Since the Company's incorporation, there have been no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to the Company's knowledge, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. Since the Company's incorporation, to the Company's knowledge, there have been no organizing activities involving the Company in respect of any group of employees of the Company.

         (b) There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or, to the knowledge of the Company, threatened against or involving the Company. There are no unfair labor practice charges, grievances or complaints pending or, to the Company's knowledge, threatened by or on behalf of any employee or group of employees of the Company which, if individually or collectively resolved against the Company, would have a Material Adverse Effect on the Company, and, to the knowledge of the Company, there are no facts or circumstances which could form the basis for any of the foregoing.

         (c) There are no complaints, charges or claims against the Company pending or, to the Company's knowledge, threatened to be brought or filed with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company, and, to the knowledge of the Company, there are no facts or circumstances which could form the basis for any of the foregoing.

         (d) The Company is in material compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, the Worker Adjustment and Retraining Notification Act, as amended ("WARN"), collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or Social Security Taxes and any similar Tax.

         (e) There has been no "mass layoff" or "plant closing" as defined by WARN in respect of the Company within the six months prior to the date hereof.

         SECTION 3.14 Environmental Matters.

         (a) For purposes of this Agreement:

             (i) "ENVIRONMENTAL COSTS AND LIABILITIES" means any and all losses, liabilities, obligations, damages (including, compensatory, punitive and consequential damages), fines, penalties, judgments, actions, claims, costs, and expenses (including, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies and clean up, remedial, removal or treatment activities, or in any other way addressing any Hazardous Materials) arising from, under or pursuant to any Environmental Law;

             (ii) "ENVIRONMENTAL LAW" means any applicable federal, state, local or foreign Law (including common Law), statute, rule, regulation, ordinance, decree or other legal requirement relating to the protection of natural resources, the environment or to pollution or the release or exposure to Hazardous Materials as such Laws have been and may be amended or supplemented through the Closing Date;

             (iii) "HAZARDOUS MATERIAL" means any substance, material or waste which is regulated, classified or otherwise characterized as hazardous, toxic, a pollutant, a contaminant or words of similar meaning or regulatory effect by any Governmental Entity or the United States, and includes, without limitation, petroleum, petroleum by-products and wastes, asbestos and polychlorinated biphenyls;

             (iv) "RELEASE" means any release, spill, effluent, emission, leaking, pouring, emptying, escaping, dumping, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment, or into or out of or from any property; and

             (v) "REMEDIAL ACTION" means all actions, including any capital expenditures, required by any Governmental Entity or required under or taken pursuant to any Environmental Law to (A) clean up, remove, treat or, in any other way, ameliorate or address any Hazardous Materials or other substance in the indoor or outdoor environment;
             (B) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public or employee health or welfare of the indoor or outdoor environment; (C) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release; or (D) bring the applicable party into compliance with any Environmental Law.

         (b) The operations of the Company have been and are in compliance in all material respects with all Environmental Laws, and the Company is not aware of any facts, circumstances or conditions, which without significant capital expenditures would prevent material compliance in the future;

         (c) The Company has obtained and maintains all material permits, authorizations, licenses or similar approvals required under applicable Environmental Laws for its property (whether real or personal or owned or leased) and for the continued operations of its business;

         (d) The Company is not subject to any outstanding written orders, contracts or agreements with any Governmental Entity respecting Environmental Laws, or with any Governmental Entity or other person respecting (A) any Remedial Action, (B) any Release or threatened Release of a Hazardous Material or (C) an assumption of responsibility for environmental claims of another entity;

         (e) The Company has not received any written communication alleging, in respect of any such party, the violation of or liability (real or potential) under any Environmental Law or requesting with respect to any such party information with respect to an investigation pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), or any foreign or state counterpart thereto, or any other Environmental Law;

         (f) The operations of the Company do not now involve, nor to the Company's knowledge, have ever involved in the past, transportation, treatment, storage or disposal of hazardous waste, as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any state equivalent or the generation of hazardous waste in quantities that prevent the Company from qualifying as a conditionally exempt small-quantity generator under 40 C.F.R. Section 261.5;

         (g) To the Company's knowledge, there is not now, nor has there been in the past, on or in any property owned, leased or operated by the Company any of the following for which the Company could reasonably expect to incur material Environmental Costs and Liabilities: (A) any underground storage tanks or landfills, dumps or surface impoundments, (B) any friable asbestos-containing materials that are known by the Company not to be managed under an operations and maintenance program by the owner of such property, (C) any polychlorinated biphenyls other than PCBs in light ballasts and in electrical equipment owned by the utility company, (D) a material Release of Hazardous Materials or (E) any site on or nominated for the National Priority List promulgated pursuant to CERCLA or any foreign or state remedial priority list promulgated or published pursuant to any comparable foreign or state Law;

         (h) No judicial or administrative proceedings are pending or, to the Company's knowledge, threatened against the Company alleging the violation of or seeking to impose liability pursuant to any Environmental Law and there are, to the Company's knowledge, no investigations pending or threatened against the Company under Environmental Laws;

         (i) The Company has provided IOI with copies of all environmentally related assessments, audits, investigations, sampling or similar reports in its possession relating to the Company or any real property currently or formerly owned, operated or leased by or for the Company; and

         (j) The Company has made all filings, reports and notices required under Environmental Laws for the current operations of its business.

         SECTION 3.15 Tax Matters.

         (a) The Company and each affiliated group (within the meaning of Section 1504 of the Code) of which the Company is or has been a member, has timely filed all material Tax Returns required to be filed by it with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed. All such Tax Returns are true, complete and correct in all material respects. The Company has paid all Taxes due for all periods of its existence. The most recent Financial Statements for the periods ended December 31, 1999 and June 30, 2000 reflect an adequate reserve for all Taxes payable by the Company for all taxable periods and portions thereof through the date of such Financial Statements. The Company has previously delivered to IOI true and complete copies of (i) all federal, state, local and foreign Tax Returns filed by the Company relating to the taxable periods of the Company since its inception; and (ii) any audit report issued (or otherwise in respect of any audit, investigation or proceeding in progress) relating to Taxes due from or in respect of the Company. For purposes of this Agreement, "TAX" or "TAXES" means all federal, state, local or foreign taxes, charges, fees, imposts, duties, levies, gaming or other assessments, including, without limitation, all gross or net income, gross receipts, alternative income or add-on taxes, capital, sales, use, ad valorem, value added, transfer, transfer gains, environmental, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property, and estimated taxes, water, rent and sewer service charges, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts thereon imposed by any taxing authority (domestic or foreign) and shall include any transferee or several liability in respect of taxes, any liability in respect of taxes imposed by contract, tax sharing agreement, tax indemnity agreement, tax reimbursement agreement or any similar agreement (whether written or oral). "TAX RETURN" or "TAX RETURNS" means any report, return, document, declaration, or any other information or filing required to be supplied to any taxing authority or jurisdiction (domestic or foreign) in respect of Taxes, including, information returns, any document in respect of or accompanying payments or estimated Taxes, or in respect of or accompanying requests for the extension of time in which to file any such report, return document, declaration, or other information, including any schedule or attachment thereto and including any amendment thereof.

         (b) No deficiencies for any Taxes have been proposed, asserted, or assessed against the Company that have not been fully paid or adequately provided for in the Company Financial Statements. No requests for waivers of the time to assess any Taxes have been executed, filed or are pending (including, but not limited to, any applicable statute of limitation). No power of attorney in respect of any Taxes has been executed or filed with any taxing authority. No issues relating to Taxes have been raised by the relevant federal, state, local or foreign taxing authority during any presently pending or prior audit or examination.

         (c) No Liens for Taxes exist in respect of any assets or properties of the Company.

         (d) The Company is not a party to, bound by, or has any obligation under any Tax sharing agreement, Tax indemnity obligation, or similar agreement, arrangement, or practice in respect of Taxes (whether or not written) (including any advance pricing agreement, closing agreement, or other agreement relating to Taxes with any taxing authority).

         (e) The Company has not taken, agreed to take or will take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

         (f) There are no employment, severance or termination agreements, other compensation arrangements, Company Benefit Plans or other contracts or agreements currently in effect which provide for the payment of any amount (whether in cash or property or the vesting of property) individually or collectively (either alone or upon the occurrence of any additional or subsequent event), that could give rise to a payment which is not deductible by reason of Section 280G of the Code.

         (g) The Company has complied in all respects with all Laws applicable to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authority all amounts required to be so withheld and paid over for all periods under all applicable Laws.

         (h) The Company has not received any written or oral notice of any pending audit or proceeding and no federal, state, local, or foreign audits or other administrative proceedings or court proceedings are presently pending in respect of any Taxes or Tax Returns of the Company. No issue has been raised by a federal, state, local or foreign taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

         (i) The Company has not (i) in respect of any assets or property held or acquired by it, filed a consent to the application of Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company; (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local, or foreign Tax Law in respect of the Company;
(iii) received or filed any requests for rulings or determinations in respect of any Taxes within the last five years; or (iv) extended the time within which to file any Tax Return, which Tax Return has since not been filed, or the assessment or collection of Taxes, which Taxes have not since been paid.

         (j) The Company is not currently, and has not been within the last five years, a "United States real property holding company" within the meaning of
Section 897(c) of the Code.

         (k) No written claim has been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns to the effect that the Company is or may be subject to taxation by that jurisdiction.

         (l) Except as disclosed on Schedule 3.15(l), all Tax Returns of the Company have been examined by and settled with the IRS or the applicable state, local or foreign Tax authorities. All assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid by the Company.

         (m) The Company has not received any private letter rulings from the IRS or comparable rulings from other taxing authorities.

         (n) The Company has not constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

         (o) There is no taxable income of the Company that will be reportable in a taxable period beginning after the Closing Date that is attributable to a transaction (such as an installment sale) that occurred prior to the Closing.

         SECTION 3.16 Absence of Questionable Payments. Neither the Company nor, to the Company's knowledge, any director, officer, agent, employee, consultant, contractor or other person acting on behalf of the Company, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any other domestic or foreign Law. Neither the Company nor, to the Company's knowledge, any director, officer, agent, employee, consultant, contractor or other person acting on behalf of the Company, has accepted or received any unlawful contributions, payments, gifts or expenditures.

         SECTION 3.17 Material Contracts.

         (a) Schedule 3.17 sets forth a list of all Company Material Contracts. The Company has heretofore made available to IOI true, correct and complete copies (or if oral, written summaries) of all written or oral contracts and agreements (and all amendments, modifications and supplements thereto, and all side letters to which the Company is a party affecting the obligations of any party thereunder) to which the Company is a party or by which any of its assets or properties are bound that are material to the business, assets or properties of the Company taken as a whole, including all: (i) employment, severance, product design or development, personal services, consulting, non-competition or indemnification contracts (including, any contract to which the Company is a party involving employees, consultants or contractors of the Company); (ii) licensing, merchandising or distribution agreements; (iii) contracts granting a right of first refusal or first negotiation; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale or lease of material assets or properties of the Company (by merger, purchase or sale of assets or stock or otherwise); (vi) contracts or agreements with any Governmental Entity; (vii) loan or credit agreements, mortgages, indentures or other agreements or instruments evidencing indebtedness for borrowed money by the Company or any such agreement pursuant to which indebtedness for borrowed money may be incurred; (viii) agreements that purport to limit, curtail or restrict the ability of the Company to compete in any geographic area or line of business;
(ix) agreements that require performance of services by specified (by name or job function) employees, consultants or contractors of the Company; (x) any other material contract, arrangement or understanding not made in the ordinary course of business and consistent with past practice; and (xi) commitments and agreements to enter into any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 5.1, the "COMPANY MATERIAL CONTRACTS"). The Company is not a party to nor bound by any severance or other agreement with any employee, consultant or contractor pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby.

         (b) Each of the Company Material Contracts constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, and is in full force and effect, except as may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and
(ii) general principles of equity. The Company is not in breach or default in any material respects of any provisions of any Company Material Contract and, to the Company's knowledge, no event has occurred which with notice or lapse of time or both would constitute a material breach or default by the Company or permit termination, modification or acceleration thereunder, and which with respect to each of the foregoing, could not be timely cured by the Company.

         (c) No party to any such Company Material Contract has given notice to the Company of or made a claim against the Company in respect of any breach or default thereunder.

         (d) No terms and conditions of any Company Material Contract or other arrangement or understanding between the Company and any other Person in effect on the date of this Agreement prevent, delay or materially restrict the Company's ability to utilize any material portion of its assets or resources as it deems appropriate and as it presently contemplates.

         SECTION 3.18 Insurance. Schedule 3.18 sets forth a true and complete list and brief summary description (including information on the premiums payable in connection therewith and the scope and amount of the coverage provided thereunder) of directors and officers liability and general liability insurance policies maintained by the Company. Such policies have been issued by insurers which, to the Company's knowledge, are reputable and financially sound and provide coverage for the operations conducted by the Company of a scope and coverage consistent with customary industry practice. Complete and correct copies of each such policy have been delivered to IOI. All such policies are in full force and effect and no notice of cancellation has been given with respect to any such policy. All premiums due thereon have been paid in a timely manner. Except as set forth on Schedule 3.18, there are no pending claims or, to the knowledge of the Company, threatened claims, under any of the Company's insurance policies.

         SECTION 3.19 Subsidies. No grants, subsidies or similar arrangements exist directly or indirectly between or among the Company, on the one hand, and any domestic or foreign Governmental Entity or any other person, on the other hand. The Company has not requested, sought, applied for or entered into any grant, subsidy or similar arrangement directly or indirectly from or with any domestic or foreign Governmental Entity or any other person.

         SECTION 3.20 Intellectual Property.

         (a) As used in this Section 3.20, the term "SCHEDULED IN-BOUND INTELLECTUAL PROPERTY" means, as it pertains to the Company, patent licenses from third parties, software licenses from third parties (other than routine, non-negotiated, shrink wrap or similar everyday licenses of the type commonly available at reasonable cost to the industry in general), and know-how licenses from third parties in effect as of the date hereof, set forth on Schedule 3.20(a).

         (b) As used in this Section 3.20, the term "SCHEDULED OUT-BOUND INTELLECTUAL PROPERTY" means, as it pertains to the Company, patent licenses from the Company to third parties, software licenses from the Company to third parties (other than routine, non-negotiated, shrink wrap or similar everyday licenses of the type commonly available at reasonable cost to the industry in general) and know-how licenses from the Company to third parties in effect as of the date hereof, set forth on Schedule 3.20(b).

         (c) As used in this Section 3.20, the term "PATENT RIGHTS" means, as it pertains to the Company, issued domestic and foreign patents (including design registrations and other government grants of rights to inventions), patent applications (including provisional patents filed with the U.S. Patent and Trademark Office) as of the date hereof, and Company-approved invention disclosures, set forth on Schedule 3.20(c).

         (d) As used in this Section 3.20, the term "TRADEMARKS" means, as it pertains to the Company, trade names, trademarks, trademark registrations and applications, service marks, service mark registrations and applications, and copyright registrations and applications and the goodwill of the Company's business associated with the foregoing.

         (e) As used in this Section 3.20 and in Section 3.21, the term "SOFTWARE" means, as it pertains to the Company, all software developed by the Company, either alone or jointly.

         (f) As used in this Section 3.20, the term "COPYRIGHTS" means, as it pertains to the Company, copyright registrations and applications, and unregistered copyrights (including copyrights in software) owned by or licensed to the Company.

         (g) As used in this Section 3.20, the term "KNOW-HOW" means, as it pertains to the Company, all trade secrets, know-how and confidential information, other non-public proprietary technical and business information, proprietary processes and formulae used in the business of the Company.

         (h) As used in this Section 3.20 and in Section 3.21, the term "COMPANY INTELLECTUAL PROPERTY" means the Scheduled In-Bound Intellectual Property, Patent Rights, Trademarks, Software, Copyrights and Know-How.

         (i) As used in this Section 3.20, the term "THIRD PARTY INTELLECTUAL PROPERTY" means, with respect to a Person (other than the Company), all trade names, trademarks, trademark registrations and applications, service marks, service mark registrations and applications, copyright registrations and applications, unregistered copyrights (including copyrights in software), software, trade secrets, confidential know-how and information, other non-public proprietary technical and business information, proprietary processes and formulae used in the business of such person.

         (j) As used in this Section 3.20, the term "THIRD PARTY PATENT RIGHTS" means with respect to a Person (other than the Company), issued domestic and foreign patents (including design registrations and other government grants of rights to inventions) and patent applications.

         (k) Except as otherwise indicated on Schedule 3.20(c), the Company is the sole owner of all right, title and interest in and to the Patent Rights and the Company knows of no contingencies that will impede the Company's sole and exclusive ownership of the Patent Rights. There are no past due, unpaid required maintenance fees, annuities or other governmental fees on the Patent Rights, and all patents and issued registrations included therein are valid and subsisting.

         (l) Except for license rights granted under the Scheduled In-Bound Intellectual Property and except as otherwise set forth in Schedule 3.20(l), to its knowledge the Company has secured valid written assignments from all officers, employees, consultants, independent contractors and other parties, needed to secure the Company's sole (or as indicated on Schedules 3.20(l) and 3.21(c), joint) ownership in the Patent Rights, the Software and the Know-How. Each officer and employee of the Company, and each consultant and independent contractor of the Company who has had access to Company Confidential Information (as defined in Section 3.20(p) below) or who has been engaged in a technical capacity, has executed an undertaking to protect such Confidential Information and which includes an obligation to assign patents and copyrights originated or invented by such officer, employee, consultant or independent contractor during the course of such person's relationship with the Company.

         (m) Except as set forth on Schedule 3.20(b) (the Scheduled Out-Bound Intellectual Property) or as may be inherent in the sale of products in the ordinary course of business, the Company has not granted any licenses of or other rights to use any of the Company Intellectual Property to any third party.

         (n) Except as set forth in Schedule 3.20(n), the Company owns or has the right to use pursuant to license, sublicense, agreement or permission, free and clear of all Liens, past due charges, security interests or other encumbrances of others, all Company Intellectual Property necessary for the operation of the business of the Company as presently conducted, as contemplated in the performance of existing contracts.

         (o) The Company is the current registrant for the domain names in the Company's existing websites listed in Schedule 3.20(o), and, to the Company's knowledge, the Company has the right to use pursuant to license, sublicense, agreement or permission, free and clear of all claims or rights of others, the text and images comprising those existing websites.

         (p) The Company has taken commercially reasonable actions to protect and preserve the confidentiality of all Company Intellectual Property covering trade secrets, confidential know-how and information, other non-public proprietary technical and business information, proprietary processes and formulae not otherwise protected by patents, patent applications or copyright other than information disclosed as part of the Company's marketing, public relations and financing activities ("COMPANY CONFIDENTIAL INFORMATION").

         (q) Each employee, consultant and independent contractor of the Company has either executed a non-disclosure agreement or is by law or otherwise under an enforceable and binding obligation to protect and preserve the confidentiality of the Company Confidential Information.

         (r) To the Company's knowledge, no Company Confidential Information material to the business of the Company as currently operated has been disclosed or authorized to be disclosed to any third party, other than pursuant to a non-disclosure agreement that protects the Company's proprietary interests in and to such Company Confidential Information or under circumstances in which the third party is under a legal duty not to disclose such trade secrets and confidential know-how.

         (s) Except as set forth in Schedule 3.20(b), or as may be inherent in the sale of products in the ordinary course of business, the Company has not granted any licenses of or other rights to use any of the Company Intellectual Property other than the Scheduled Out-Bound Intellectual Property of the Company to any third party.

         (t) Except as set forth in Schedule 3.20(t), the Company has not interfered with, infringed upon, or misappropriated any Third Party Intellectual Property or Third Party Patent Rights, and the Company has not received any charge, complaint, claim or notice alleging any such interference, infringement, or misappropriation. The Company has no knowledge that the manufacturing, marketing, licensing, use or sale of the products designed or developed by the Company for itself or third parties, including former products and products under development or as contemplated in the performance of existing contracts, infringes any Third Party Intellectual Property.

             (i) Except as set forth in Schedule 3.20(t), no third party has, to the knowledge of the Company, interfered with, infringed upon, misappropriated or otherwise come into conflict with any Company Intellectual Property.

             (ii) Except as set forth in Schedule 3.20(t), the Company has not entered into any agreement to indemnify any other person against any charge of infringement of any Third Party Intellectual Property or Third Party Patent Rights, other than in connection with those items set forth in the Scheduled In-Bound Intellectual Property, the Company Material Contracts and the Scheduled Out-Bound Intellectual Property.

             (iii) The Company is not, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement or as a result of the transactions contemplated hereby, nor will it be, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement or as a result of the transactions contemplated hereby, in a material breach of any license, sublicense or other agreement relating to the Scheduled In-Bound Intellectual Property.

         (u) With respect to the Scheduled In-Bound Intellectual Property:

             (i) to the Company's knowledge, each item of Scheduled In-Bound Intellectual Property is legal, valid, binding, enforceable and in full force and effect;

             (ii) to the Company's knowledge, each item of Scheduled In-Bound Intellectual Property will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date, except as otherwise might be stated in the terms of the agreements set forth on Schedule 3.20(a); and

             (iii) to the Company's knowledge, the Company is not in breach or default in any material respects of any provisions of the Scheduled In-Bound Intellectual Property and no event has occurred which with notice or lapse of time or both would constitute a material breach or default by the Company or permit termination, modification or acceleration thereunder, and which with respect to each of the foregoing, could not be timely cured by the Company.

         SECTION 3.21 Software.

         (a) To the extent developed, the Software is in machine readable form, contains all current revisions of such Software and includes all computer programs, systems, materials, storage media, know-how, object and source codes, other written materials, know-how and processes related to the Software.

         (b) Except as set forth in Schedule 3.21(b), to the Company's knowledge, no employee, consultant, officer, director or other contractor of the Company is, or is now expected to be, in material default under any term of any employment contract, agreement or arrangement relating to the Software or noncompetition arrangement, or any other Company Material Contract or any restrictive covenant relating to the Software or its development or exploitation. Except as set forth on Schedule 3.21(b) and except for consultants and independent contractors under written obligation to assign ownership of the results of their efforts to the Company, the Software was developed entirely by the employees of the Company during the time they were employees of the Company, and the Company has made reasonable efforts to ensure that such Software does not include any (i) inventions, works of authorship, derivatives or contributions of such employees made prior to the time such employees became employees of the Company or (ii) intellectual property of any previous employer of such employee.

         (c) Except as set forth on Schedule 3.21(c) or as otherwise set forth on Schedule 3.20(n), all right, title and interest in and to the Software is owned by the Company, free and clear of all Liens, is fully transferable to the Surviving Corporation, and no person other than the Company has any interest in the Software, including, any security interest, license, contingent interest or otherwise. Development, use, sale or exploitation of any of the Software material to the conduct of the business by the Surviving Corporation will not be restricted by, interfere with, infringe upon, or misappropriate any Third Party Intellectual Property right by virtue of any change of control or prohibition of assignment provisions in agreements between the Company and any third party, except as otherwise might be stated in the terms of the agreements set forth on
Schedule 3.20(a). The Company has not received any communication alleging such a violation. Except as set forth on Schedules 3.20(a) and 3.20(b) and with regard to those contractors listed on Schedule 3.12(a) (as applicable), the Company does not have any obligation to compensate any other person for the development, use, sale or exploitation of the Software nor has the Company granted to any other person any license, option or other rights to develop, use, sell or exploit in any manner the Software whether requiring the payment of royalties or not.

         (d) Except as set forth on Schedule 3.21(d), the Company has kept secret and has not disclosed the source code for the Software to any person other than certain employees of the Company who are subject to the terms of a binding confidentiality agreement in respect thereof. The Company has taken all appropriate measures to protect the confidential and proprietary nature of the Software, including the use of confidentiality agreements with all of its employees having access to the Software source and object code. To the Company's knowledge, except as set forth on Schedule 3.20(c), there have been no patents applied for and to the Company's knowledge, no copyrights registered for any part of the Software, except for those owned by the Company. There are no trademark rights of any person in the Software, except for those owned by the Company.

         (e) A complete, up to date copy of the Software, to the extent developed, in both source code and object code form, is available and will be available following the Closing.

         SECTION 3.22 HSR Matters. No person owns (or at the Effective Time will own) 50% or more of the voting securities of the Company or has (or at the Effective Time will have) the right to designate 50% or more of the members of the board of directors of the Company. The Company does not have as of June 30, 2000 (the date of the Company's most recent regularly prepared balance sheet), and will not have as of the date of any regularly prepared balance sheet prepared prior to the Effective Time, annual net sales or total assets of $10.0 million or more.

         SECTION 3.23 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its affiliates.

         SECTION 3.24 Product Liability; Recalls.

         (a) (i) The Company has not received any written notice, demand, claim, or inquiry (collectively, "NOTICES") and there is no action, suit, hearing, proceeding or investigation, of a civil, criminal or administrative nature pending, or to the Company's knowledge, threatened before any Governmental Entity in which a Product is alleged to have a Defect or relating to or resulting from any alleged failure to warn or from any alleged breach of express or implied warranties or representations, nor, to the Company's knowledge, is there any valid basis for any such demand, claim, action, suit, inquiry, hearing, proceeding, notice of violation or investigation; (ii) no Notice would, if adversely determined, have, individually or in the aggregate, a Material Adverse Effect on the Company; (iii) there has not been any recall, rework, retrofit or post-sale general consumer warning (collectively, "RECALLS") of any Product, or, to the knowledge of the Company, any investigation or consideration of or decision made by any person concerning whether to undertake or not to undertake any Recalls and the Company has received no Notices from any Governmental Entity or any other person in respect of the foregoing; and (iv) there are currently no material Defects in design, manufacturing, materials or workmanship, including, any failure to warn, or any breach of express or implied warranties or representations, which involve any Product that accounts for a material portion of the Company's sales.

         (b) As used herein, (i) "DEFECT" means a defect or impurity of any kind, whether in design, manufacture, processing, or otherwise, including, any dangerous propensity associated with any reasonably foreseeable use of a Product, or the failure to warn of the existence of any defect, impurity or dangerous propensity; and (ii) "PRODUCT" means any product designed, manufactured, shipped, sold, marketed, distributed and/or otherwise introduced into the stream of commerce by or on behalf of the Company.

         SECTION 3.25 Customers, Suppliers and Vendors. Schedule 3.25 sets forth
(a) a list of the five largest customers of the Company based on sales during the fiscal year ended December 31, 1999, and the six months ended June 30, 2000, and (b) a list of the ten largest suppliers and vendors of the Company based on purchases during the fiscal year ended December 31, 1999, and the six months ended June 30, 2000. Since December 31, 1999, there has not been any material adverse change in the business relationship of the Company with any customer, supplier or vendor named in Schedule 3.25, and, except as set forth on Schedule 3.25, to the Company's knowledge, there will be no such material adverse change in the future either as a result of the consummation of the transactions contemplated by this Agreement or otherwise.

         SECTION 3.26 Compliance with Laws. Except as set forth on Schedule 3.26 hereto, the Company is complying and has complied in all material respects with all Laws, statutes, rules, regulations, codes and ordinances applicable to its business, properties and operations, and has secured all necessary permits, authorizations and licenses issued by federal, state, local and foreign agencies and authorities, applicable to its business, properties and operations. Except with respect to incidents of noncompliance that have been corrected, the Company has not received any notice alleging a failure to so comply or to secure such a permit, authorization or license nor, to the knowledge of the Company, is there any inquiry, investigation or proceeding relating thereto.

         SECTION 3.27 Takeover Statute. The Company has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any "moratorium," "control share," "fair price," "affiliate transaction," "business combination" or other anti-takeover Laws of Delaware (each, a "TAKEOVER STATUTE").

         SECTION 3.28 Minute Books; Stock Record Books. True and correct copies of the Company's minute books and stock record books have been provided to IOI. The minute books of the Company contain true and complete originals or copies of all minutes of meetings of and actions by the shareholders, Board of Directors and all committees of the Board of Directors of the Company, and accurately reflect in all material respects all corporate actions of the Company which are required by Law to be passed upon by the Board of Directors or shareholders of the Company. The stock record books accurately reflect all transactions in shares of the Company's capital stock.

         SECTION 3.29 Bank Accounts; Powers of Attorney. Schedule 3.29 hereto sets forth a complete and correct list showing: (i) all banks in which the Company maintains a bank account or safe deposit box (collectively, "COMPANY BANK ACCOUNTS"), together with, as to each such Company Bank Account, the account number, the names of all signatories thereof and the authorized powers of each such signatory and, with respect to each such safe deposit box, the number thereof and the names of all persons having access thereto; and (ii) the names of all persons holding powers of attorney from the Company, true and correct copies thereof which have been delivered to IOI.

         SECTION 3.30 Books and Records; Computer Network.

         (a) Except as subcontracted pursuant to the Company Material Contracts, all of the records, data, information, databases, systems and controls maintained, operated or used by the Company in connection with the conduct or administration of its business (including all means of access thereto and therefrom) are located on the premises of the Company and are under the exclusive ownership or direct control of the Company.

         (b) Except as set forth in the Company Material Contracts, the Company has not provided access to any third party (other than contractors or consultants providing direct services to the Company) to the data contained on the file servers or other storage devices of the Company's general computer network, and there is no agreement, contract or understanding between the Company and a third party that gives a third party (other than contractors or consultants providing direct services to the Company) the right to access the data contained on the file servers or other storage devices of the Company's general computer network or, following the Closing, any computer network of the Surviving Corporation.

         SECTION 3.31 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion in (i) the S-4 (as hereinafter defined), at the time the S-4 is filed with the SEC and upon effectiveness of the S-4 will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the S-4 will, at the date mailed to shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or (iii) the Joint Proxy Statement/Prospectus (as hereinafter defined), at the date it is first mailed to the Company's shareholders or at the time of the Company's shareholder meeting contemplated by Section 6.2, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter thereof which has become misleading. If at any time prior to the Effective Time any event in respect of the Company or its officers and directors should occur which is required to be described in an amendment of, or a supplement to, the S-4, the Company shall promptly so advise IOI and such event shall be so described, and the Company shall cooperate in the prompt filing of such amendment or supplement with the SEC, and, as required by Law, shall promptly disseminate such amendment or supplement to the shareholders of the Company.

         SECTION 3.32 Export Control Laws. The operations of the Company have been and are in material compliance with all export control Laws and the Company has obtained all material licenses, authorizations or similar approvals required under applicable export control Laws.

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF IOI

         Except as set forth in the disclosure schedules attached hereto, each of which specifically references the Section below to which it states an exception, IOI hereby represents and warrants to the Company as follows (with the understanding that the Company is relying materially on each such representation and warranty in entering into and performing this Agreement). For purposes of this Agreement, references to the "IOI COMPANIES" shall mean, collectively, IOI and the subsidiaries of IOI listed on Schedule 4.1(b) hereto.

         SECTION 4.1 Organization and Qualification; Subsidiaries.

         (a) Except as disclosed on Schedule 4.1(a) hereto, each of the IOI Companies is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed to be conducted, except where the failure to be duly organized, existing and in good standing or to have such power and authority could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on IOI.

         (b) Except as disclosed on Schedule 4.1(b) hereto, IOI does not own, directly or indirectly, beneficially or of record, any shares of capital stock or other securities of any entity or any investment in any entity.

         (c) Except as disclosed on Schedule 4.1(c) hereto, each of the IOI Companies is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing does not have and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on IOI.

         (d) IOI has heretofore made available to the Company accurate and complete copies of the articles of incorporation and bylaws of each of the IOI Companies as currently in effect.

         SECTION 4.2 Capitalization of IOI. The authorized capital stock of IOI consists of: (i) 50,000,000 shares of IOI Common Stock and (ii) 10,000,000 shares of Preferred Stock, par value $0.01 per share, of which 26,000 shares are designated Series A Preferred Stock and 400,000 shares are designated Series B Preferred Stock. As of the date hereof, there are issued and outstanding 30,030,491 shares of IOI Common Stock (including 437,750 treasury shares) and no shares of Preferred Stock. All of the issued and outstanding shares of IOI Common Stock have been validly issued, and are duly authorized, fully paid, non-assessable and free of preemptive, maintenance or similar rights. As of the date hereof, 1,073,000 shares of IOI Common Stock are reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding stock options issued pursuant to the IOI stock option plans and 5,000,000 shares of IOI Common Stock are reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding warrants. Except as set forth on Schedule 4.2, since August 29, 2000, no shares of IOI's capital stock have been issued other than pursuant to IOI stock options already in existence on such date. Except as set forth above or on Schedule 4.2, as of the date hereof, there are no outstanding (i) shares of capital stock or other voting securities of IOI;
(ii) securities of IOI convertible into or exchangeable for shares of capital stock or voting securities of IOI; (iii) options or other rights to acquire from IOI, and no obligations of IOI to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of IOI; and (iv) equity equivalents, interests in the ownership or earnings of IOI or other similar rights (including stock appreciation rights) (collectively, "IOI SECURITIES"). Except as set forth on Schedule 4.2, there are no outstanding obligations of IOI to repurchase, redeem or otherwise acquire any IOI Securities. There are no shareholder agreements, voting trusts or other agreements to which IOI is a party or to which it is bound relating to the voting of any shares of capital stock of IOI (other than the IOI Voting Agreement). Schedule 4.2 sets forth true and complete information regarding the current exercise price, the date of grant and the number of IOI stock options granted for each holder of IOI stock options.

         SECTION 4.3 Authority Relative to This Agreement; Consent and
Approvals.

         (a) IOI has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. No other corporate proceedings on the part of IOI are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, in respect of the Merger and this Agreement, the IOI Requisite Vote (as hereinafter defined)). This Agreement has been duly and validly executed and delivered by IOI and constitutes a valid, legal and binding agreement of IOI, enforceable against IOI in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and (ii) general principles of equity.

         (b) The Board of Directors of IOI (the "IOI BOARD") has duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the transactions contemplated hereby, and taken all corporate actions required to be taken by the IOI Board for the consummation of the transactions, including the Merger, contemplated hereby and has resolved (i) this Agreement and the transactions contemplated hereby, including the Merger, taken together, to be advisable and fair to, and in the best interests of, IOI and its shareholders; and (ii) to recommend that the shareholders of IOI approve and adopt this Agreement. The affirmative approval of the holders of shares of IOI Common Stock representing a majority of the votes that may be cast by the holders of all outstanding shares of IOI Common Stock (voting as a single class), as of the record date set by the IOI Board for the vote of IOI's shareholders (the "IOI REQUISITE VOTE"), are the only actions of the holders of any class or series of capital stock of IOI necessary to adopt this Agreement and approve the transactions contemplated hereby, including the Merger.

         SECTION 4.4 Financial Statements; Accounts Receivable.

         (a) IOI has delivered to the Company (i) copies of the audited balance sheets of the IOI Companies as of December 31, 1999, together with the related audited statements of income, shareholders' equity and changes in cash flow for the fiscal year ended December 31, 1999, and the notes thereto, and (ii) copies of the unaudited balance sheet of the IOI Companies, as of

June 30, 2000 (the "IOI INTERIM BALANCE SHEET"), together with the related unaudited consolidated statements of income and changes in cash flow for the six-month period ended on such date (such audited financial statements and unaudited interim financial statements being hereinafter referred to as the "IOI FINANCIAL STATEMENTS"). The IOI Financial Statements, including the notes thereto, (A) were prepared in accordance with generally accepted accounting principals applied on a consistent basis ("GAAP") throughout the periods covered thereby, and (B) present fairly in all material respects the financial position, results of operations and changes in cash flow of the IOI Companies as of such dates and for the periods then ended (subject, in the case of the unaudited interim IOI Financial Statements, to normal year-end audit adjustments, which are not in the aggregate material, and the absence of notes).

         (b) The accounts receivable of the IOI Companies as set forth on the IOI Interim Balance Sheet or arising since the date thereof are valid and genuine; have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice; to IOI's knowledge, are not subject to valid defenses, set-offs or counterclaims; and are, except as disclosed on
Schedule 4.4(b) hereto, collectible at the full recorded amount thereof less, in the case of accounts receivable appearing on the IOI Interim Balance Sheet, the recorded allowance for collection of doubtful accounts on the IOI Interim Balance Sheet. The allowance for collection of doubtful accounts on the IOI Interim Balance Sheet has been determined in accordance with GAAP consistent with past practice.

         SECTION 4.5 No Undisclosed Liabilities. There are no liabilities of any of the IOI Companies of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (a) liabilities disclosed, provided for or reserved against in the IOI Financial Statements; (b) liabilities arising in the ordinary course of business after the date of the IOI Interim Balance Sheet, which are not material to the financial position of IOI;
(c) liabilities arising under this Agreement; and (d) those liabilities described on Schedule 4.5 hereto.

         SECTION 4.6 Absence of Changes. Since June 30, 2000, each of the IOI Companies has conducted its business in the ordinary and usual course consistent with past practice and there has not been:

               (a) any event, occurrence or development which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on IOI;

               (b) except as disclosed on Schedule 4.6(b) hereto, any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of IOI, or any repurchase, redemption or other acquisition by IOI of any IOI Common Stock;

               (c) any amendment of any term of any outstanding security of IOI that would materially increase the obligations of IOI under such security;

               (d) (i) any incurrence or assumption by any of the IOI Companies of any indebtedness for borrowed money (or any renewals, replacements, or extensions that increase the aggregate commitments thereunder) except (A) in the ordinary and usual course of business consistent with past practice or
         (B) in connection with any capital expenditure permitted by Section 5.2, or (ii) any guarantee, endorsement, or other incurrence or assumption of liability (whether directly, contingently or otherwise) by any of the IOI Companies for the obligations of any other person;

               (e) any creation or assumption by any of the IOI Companies of any material Lien on any material asset of any of the IOI Companies other than Permitted Liens;

               (f) any making of any loan, advance or capital contribution to or investment in any person by any of the IOI Companies other than loans or advances to employees, contractors or consultants of the IOI Companies made in the ordinary and usual course of business consistent with past practice;

               (g) (i) any contract or agreement entered into by any of the IOI Companies on or prior to the date hereof relating to any material acquisition or disposition of any assets or business or (ii) any modification, amendment, assignment, termination or relinquishment by any of the IOI Companies of any contract, license or other right (including any insurance policy naming it as a beneficiary or a loss payable payee) that does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on IOI, other than those contemplated by this Agreement and those set forth on
         Schedule 4.6(g) hereto;

               (h) any material change in any method of accounting or accounting principles or practice by any of the IOI Companies, except for any such change required by reason of a change in GAAP;

               (i) any (i) grant of any severance or termination pay to any director, officer, employee, consultant or contractor of any of the IOI Companies (other than as disclosed on Schedule 4.6(i) hereto); (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer, employee, consultant or contractor of any of the IOI Companies; (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements; or (iv) increase in compensation, bonus or other benefits payable to directors, officers, employees, consultants or contractors of any of the IOI Companies other than, in the case of clause (iv) only, increases prior to the date hereof in compensation, bonus or other benefits payable to employees, consultants or contractors of the IOI Companies in the ordinary and usual course of business consistent with past practice or merit increases in salaries of employees, consultants or contractors at regularly scheduled times in customary amounts consistent with past practices;

               (j) any adoption, entering into, amendment, alteration or termination of (partially or completely) any IOI Benefit Plan or IOI Employee Arrangement (both as hereinafter defined) except as contemplated by this Agreement or to the extent required by applicable Law;

               (k) any entering into of any contract with an officer, director, employee, consultant, contractor, agent or other similar representative of any of the IOI Companies that (i) is not terminable, without penalty or other liability, upon not more than 60 calendar days' notice or (ii) involves payments in excess of $50,000;

               (l) any (i) making or revoking of any material election relating to Taxes, (ii) settlement or compromise of any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or (iii) change to any material methods of reporting income or deductions for federal income tax purposes;

               (m) except as disclosed on Schedule 4.6(m) hereto, any capital expenditures in excess of $10,000 individually and in excess of $50,000 in the aggregate;

               (n) except as disclosed on Schedule 4.6(n) hereto, any lease, license or grant to any person of any rights in any of the IOI Companies' assets or properties;

               (o) any revaluation of any of the IOI Companies' assets;

               (p) any discharge or satisfaction of any Lien or payment of any obligation or liability, absolute or contingent, other than (i) current liabilities incurred and paid in the ordinary course of business and
         (ii) items disclosed on Schedule 4.6(p) hereto;

               (q) any failure to pay any accounts payable of the IOI Companies in accordance with their terms;

               (r) except as disclosed on Schedule 4.6(r) hereto, any acceleration of the collection of, or sale or other transfer of, any accounts receivable of any of the IOI Companies;

               (s) any cancellation, waiver, release or forgiveness of any debts or obligations of, or rights or claims against, third parties;

               (t) any amendment of the articles of incorporation or bylaws of any of the IOI Companies;

               (u) any investment in any Person;

               (v) any sufferance of any material damage, destruction or loss (whether or not covered by insurance) to any material assets of any of the IOI Companies;

               (w) any strike, slowdown or demand for recognition by a labor organization by or with respect to any of the employees of any of the IOI Companies;

               (x) except as disclosed on Schedule 4.6(x) hereto, any stock option grants or grants or sales of restricted stock that have not been disclosed to the Company in writing;

               (y) except as disclosed on Schedule 4.6(y) hereto, any hiring or termination of any employee, consultant or contractor that has not been disclosed to the Company in writing; or

               (z) any contracting with or terminating any consultant that has not been disclosed to the Company in writing.

         SECTION 4.7 Consents and Approvals. Except for filings, permits, authorizations, consents, and approvals as may be required under, and other applicable requirements of, the Securities Act, the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), state securities or blue sky laws, and the filing and recordation of the Articles of Merger as required by Texas Law and the Certificate of Merger as required by Delaware Law, no filing with or notice to, and no permit, authorization, consent, or approval of, any Governmental Entity is necessary for the execution and delivery by IOI of this Agreement or the consummation by IOI of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents, or approvals or to make such filings or give such notice do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on IOI.

         SECTION 4.8 No Default. None of the IOI Companies is in violation of any term of (i) its articles of incorporation or bylaws (or other similar organizational or governing documents), (ii) any IOI Material Contract (as hereinafter defined), or (iii) any Law applicable to such IOI Company or any of its assets or properties, the consequence of which violation (A) has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on IOI or (B) has prevented or would reasonably be expected to prevent or materially delay the performance of this Agreement by IOI. Except as set forth on Schedule 4.8, the execution, delivery, and performance of this Agreement by IOI and the consummation of the transactions contemplated hereby will not (X) result in any violation of or conflict with, constitute a default under, require any consent, waiver or notice under any term of, or result in the reduction or loss of any benefit or the creation or acceleration of any right or obligation under, (i) the articles of incorporation or bylaws of any of the IOI Companies, (ii) any IOI Permit (as hereinafter defined) or IOI Material Contract, or (iii) any Law applicable to any IOI Company or any of its assets or properties, or (Y) result in the creation of (or impose any obligation on any of the IOI Companies to create) any Lien (other than Permitted Liens) upon any of the assets or properties of any of the IOI Companies pursuant to any such term, excluding from clauses (X)(ii) and (iii) and (Y) such events as would not have a Material Adverse Effect on IOI.

         SECTION 4.9 Real Property.

         (a) None of the IOI Companies presently owns nor has it owned in the past any real property, except as set forth on Schedule 4.9(a) hereto.

         (b) Schedule 4.9 sets forth all leases, subleases and other agreements (the "IOI REAL PROPERTY LEASES") under which any of the IOI Companies is a party or pursuant to which any IOI Company uses or occupies or has the right to use or occupy, now or in the future, any real property (the "IOI LEASED Property").

             (i) IOI has heretofore delivered to the Company true, correct and complete copies of all IOI Real Property Leases (and all modifications, amendments and supplements thereto and all side letters to which any of the IOI Companies is a party affecting the obligations of any party thereunder).

             (ii) Each IOI Real Property Lease constitutes the valid and legally binding obligation of the applicable IOI Company, enforceable in accordance with its terms, and is in full force and effect.

             (iii) All rent and other sums and charges payable by the IOI Companies as tenants under each IOI Real Property Lease are current and no termination event or condition or uncured default of a material nature on the part of any of the IOI Companies or the landlord exists under any IOI Real Property Lease.

             (iv) Each of the IOI Companies has a good and valid leasehold interest in each parcel of real property leased by it free and clear of all Liens, except (i) Taxes and general and special assessments not in default and payable without penalty and interest, and (ii) Permitted Liens.

             (v) Except as disclosed on Schedule 4.9(b)(v) hereto, none of the IOI Companies has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered its leasehold interest in the IOI Leased Property.

             (vi) No party to any such IOI Real Property Lease has given notice to any of the IOI Companies of or made a claim against any of the IOI Companies in respect of any breach or default thereunder.

             (vii) All facilities located in or benefiting the IOI Leased Property are in good operating condition and repair, and are structurally sound and free of defects, with no material alterations or repairs required thereto under applicable laws, permits or insurance company requirements. All such facilities are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are adequate to the conduct of the IOI Companies' business.

         SECTION 4.10 Litigation. Except as set forth on Schedule 4.10 hereto, there is no suit, claim, action, proceeding or investigation pending or, to IOI's knowledge, threatened against any of the IOI Companies or any of its assets or properties which (a) has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on IOI or (b) questions the validity of this Agreement or any action to be taken by IOI in connection with the consummation of the transactions contemplated hereby or could otherwise prevent or materially delay the consummation of the transactions contemplated by this Agreement. None of the IOI Companies is subject to any outstanding order, writ, injunction or decree which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on IOI. There is no action, suit, proceeding or investigation pending or, to IOI's knowledge, threatened against any current or former officer, director, employee, consultant, contractor or agent of any of the IOI Companies (in his or her capacity as such) which gives rise or could reasonably be expected to give rise to a claim for contribution or indemnification against any of the IOI Companies.

         SECTION 4.11 Permits. Each of the IOI Companies holds, and has at all times held, all permits, licenses, variances, exemptions, orders, and approvals of all Governmental Entities necessary for the lawful conduct of its business (the "IOI PERMITS"). Each of the IOI Companies is in material compliance with the terms of the IOI Permits, as applicable. No investigation or review by any Governmental Entity in respect of any of the IOI Companies is pending or, to IOI's knowledge, threatened, nor has any of the IOI Companies received notice from any Governmental Entity of its intention to conduct the same.

         SECTION 4.12 Employee Plans.

         (a) Schedule 4.12(a) sets forth a true, correct and complete list of:

             (i) all "employee benefit plans," as defined in Section 3(3) of ERISA (the "IOI BENEFIT PLANS");

             (ii) all employees, consultants, independent contractors and leased employees of the IOI Companies; and

             (iii) all employment, consulting, termination, severance, change of control, individual compensation or indemnification agreements, and all bonus or other incentive compensation, deferred compensation, salary continuation, disability, severance, stock award, stock option, stock purchase, educational assistance, legal assistance, club membership, discount, loan, credit union or vacation agreements, policies or arrangements under which any IOI Company has any obligation or liability (contingent or otherwise) in respect of any current or former officer, director, employee, consultant, leased employee or contractor of any IOI Company (the "IOI EMPLOYEE ARRANGEMENTS").

         (b) In respect of each IOI Benefit Plan and IOI Employee Arrangement, a complete and correct copy of each of the following documents (if applicable) has been made available to the Company: (i) each of the stock option grant agreements used to make grants under the IOI stock option plans, and all amendments thereto; and (ii) each written employment, consulting or individual severance or other compensation agreement, and all amendments thereto.

         (c) All contributions or other payments required to have been made by the IOI Companies to or under any IOI Benefit Plan or IOI Employee Arrangement by applicable Law or the terms of such IOI Benefit Plan or IOI Employee Arrangement (or any agreement relating thereto) have been timely and properly made.

         (d) The IOI Benefit Plans and IOI Employee Arrangements have been maintained and administered in all material respects in accordance with their terms and applicable Laws. In particular, no individual who has performed services for any of the IOI Companies has been improperly excluded from participation in any IOI Benefit Plan or IOI Employee Arrangement.

         (e) There are no pending or, to IOI's knowledge, threatened actions, claims, or proceedings against or relating to any IOI Benefit Plan or IOI Employee Arrangement (other than routine benefit claims by persons entitled to benefits thereunder), and, to the knowledge of IOI, there are no facts or circumstances which could form the basis for any of the foregoing.

         (f) Except as set forth on Schedule 4.12(f) hereto, none of the IOI Companies has any obligation or liability (contingent or otherwise) to provide post-retirement life insurance or health benefits coverage for current or former officers, directors, employees, consultants, contractors or leased employees of the IOI Companies except (i) as may be required under Part 6 of Title I of ERISA at the sole expense of the participant or the participant's beneficiary or (ii) through the last day of the calendar month in which the participant terminates employment with the applicable IOI Company.

         (g) Except as set forth in Schedule 4.12(g), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee, consultant, contractor or leased employee (current, former, or retired) of any of the IOI Companies, (ii) increase any benefits under any IOI Benefit Plan or IOI Employee Arrangement or (iii) result in the acceleration of the time of payment of, vesting of, or other rights in respect of any such benefits.

         (h) IOI has delivered to the Company a true and correct list of the following for each employee, consultant, contractor and leased employee of the IOI Companies: base salary, any bonus obligations, immigration status, hire date, time-off balance, pay rate and termination provisions.

         SECTION 4.13 Labor Matters.

         (a) None of the IOI Companies is a party to any labor or collective bargaining agreement, and no employees of any of the IOI Companies are represented by any labor organization. Within the preceding three years, there have been no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to IOI's knowledge, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. Within the preceding three years, to IOI's knowledge, there have been no organizing activities involving any of the IOI Companies in respect of any group of employees of any of the IOI Companies.

         (b) There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or, to the knowledge of IOI, threatened against or involving any of the IOI Companies. There are no unfair labor practice charges, grievances or complaints pending or, to IOI's knowledge, threatened by or on behalf of any employee or group of employees of any of the IOI Companies which, if individually or collectively resolved against any of the IOI Companies, would have a Material Adverse Effect on IOI, and, to the knowledge of IOI, there are no facts or circumstances which could form the basis for any of the foregoing.

         (c) Except as set forth on Schedule 4.13(c) hereto, there are no complaints, charges or claims against any of the IOI Companies pending or, to IOI's knowledge, threatened to be brought or filed with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by any of the IOI Companies, and, to the knowledge of IOI, there are no facts or circumstances which could form the basis for any of the foregoing.

         (d) Each of the IOI Companies is in material compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, WARN, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or Social Security Taxes and any similar Tax.

         (e) There has been no "mass layoff" or "plant closing" as defined by WARN in respect of any of the IOI Companies within the six months prior to the date hereof.

         SECTION 4.14 Environmental Matters.

         (a) The operations of the IOI Companies have been and are in compliance in all material respects with all Environmental Laws, and none of the IOI Companies is aware of any facts, circumstances or conditions, which without significant capital expenditures would prevent material compliance in the future;

         (b) Each of the IOI Companies has obtained and maintains all permits, authorizations, licenses or similar approvals required under applicable Environmental Laws for its property (whether real or personal, owned or leased) and for the continued operations of its business;

         (c) None of the IOI Companies is subject to any outstanding written orders, contracts or agreements with any Governmental Entity respecting Environmental Laws, or with any Governmental Entity or other person respecting
(A) any Remedial Action, (B) any Release or threatened Release of a Hazardous Material or (C) an assumption of responsibility for environmental claims of another entity;

         (d) None of the IOI Companies has received any written communication alleging, in respect of any such party, the violation of or liability (real or potential) under any Environmental Law or requesting with respect to any such party information with respect to an investigation pursuant to CERCLA, or any foreign or state counterpart thereto, or any other Environmental Law;

         (e) The operations of the IOI Companies do not now involve, nor to IOI's knowledge, have ever involved in the past, transportation, treatment, storage or disposal of hazardous waste, as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any state equivalent or the generation of hazardous waste in quantities that prevent the IOI Companies from qualifying as conditionally exempt small-quantity generators under 40 C.F.R. Section 261.5;

         (f) To IOI's knowledge, there is not now, nor has there been in the past, on or in any property owned, leased or operated by any of the IOI Companies any of the following for which any IOI Company could reasonably expect to incur material Environmental Costs and Liabilities: (A) any Remedial Action or on-site Release of solid waste (as defined pursuant to the Resource Conservation and Recovery Act 42 USC Section 6901 et. seq.) or Hazardous Materials, (B) any friable asbestos-containing materials that are known by IOI not to be managed under an operations and maintenance program by the owner of such property, (C) any polychlorinated biphenyls other than PCBs in light ballasts and in electrical equipment owned by the utility company, (D) a material Release of Hazardous Materials or (E) any site on or nominated for the National Priority List promulgated pursuant to CERCLA or any foreign or state remedial priority list promulgated or published pursuant to any comparable foreign or state Law;

         (g) No judicial or administrative proceedings are pending or, to IOI's knowledge, threatened against any of the IOI Companies alleging the violation of or seeking to impose liability pursuant to any Environmental Law and there are, to IOI's knowledge, no investigations pending or threatened against any of the IOI Companies under Environmental Laws;

         (h) IOI has provided the Company with copies of all environmentally related assessments, audits, investigations, sampling or similar reports in its possession relating to the IOI Companies or any real property currently or formerly owned, operated or leased by or for the IOI Companies; and

         (i) Each of the IOI Companies has made all filings, reports and notices required under Environmental Laws for the current operations of its business.

         SECTION 4.15 Tax Matters.

         (a) IOI and each affiliated group (within the meaning of Section 1504 of the Code) of which IOI is or has been a member, has timely filed all material Tax Returns required to be filed by it with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed. All such Tax Returns are true, complete and correct in all material respects. Each of the members of the IOI Consolidated Group (as defined below) has paid all Taxes due for all periods of its existence. The most recent IOI Financial Statements for the periods ended December 31, 1999 and June 30, 2000 reflect an adequate reserve for all Taxes payable by the members of the IOI Consolidated Group for all taxable periods and portions thereof through the date of such IOI Financial Statements. IOI has previously delivered to the Company true and complete copies of (i) all federal, state, local and foreign Tax Returns filed by the members of the IOI Consolidated Group relating to the taxable periods of each member of the IOI Consolidated Group since December 31, 1996; and (ii) any audit report issued (or otherwise in respect of any audit, investigation or proceeding in progress) relating to Taxes due from or in respect of any of the members of the IOI Consolidated Group. For purposes of this Agreement, references to the "IOI CONSOLIDATED GROUP" shall mean IOI and each subsidiary included in the consolidated federal income tax return filed by IOI as the common parent.

         (b) No deficiencies for any Taxes have been proposed, asserted, or assessed against IOI that have not been fully paid or adequately provided for in the IOI Financial Statements. No requests for waivers of the time to assess any Taxes have been executed, filed or are pending (including, but not limited to, any applicable statute of limitation). No power of attorney in respect of any Taxes has been executed or filed with any taxing authority. No issues relating to Taxes have been raised by the relevant federal, state, local or foreign taxing authority during any presently pending or prior audit or examination.

         (c) No Liens for Taxes exist in respect of any assets or properties of any of the members of the IOI Consolidated Group.

         (d) None of the members of the IOI Consolidated Group is a party to, bound by, or has any obligation under any Tax sharing agreement, Tax indemnity obligation, or similar agreement, arrangement, or practice in respect of Taxes (whether or not written) (including any advance pricing agreement, closing agreement, or other agreement relating to Taxes with any taxing authority).

         (e) None of the members of the IOI Consolidated Group has taken, agreed to take or will take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

         (f) There are no employment, severance or termination agreements, other compensation arrangements, IOI Benefit Plans or other contracts or agreements currently in effect which provide for the payment of any amount (whether in cash or property or the vesting of property) individually or collectively (either alone or upon the occurrence of any additional or subsequent event), that could give rise to a payment which is not deductible by reason of Section 280G of the Code.

         (g) Each of the members of the IOI Consolidated Group has complied in all respects with all Laws applicable to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authority all amounts required to be so withheld and paid over for all periods under all applicable Laws.

         (h) None of the members of the IOI Consolidated Group has received any written or oral notice of any pending audit or proceeding and no federal, state, local, or foreign audits or other administrative proceedings or court proceedings are presently pending in respect of any Taxes or Tax Returns of any of the members of the IOI Consolidated Group. No issue has been raised by a federal, state, local or foreign taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

         (i) None of the members of the IOI Consolidated Group has (i) in respect of any assets or property held or acquired by it, filed a consent to the application of Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by such member of the IOI Consolidated Group; (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local, or foreign Tax Law in respect of such member of the IOI Consolidated Group; (iii) received or filed any requests for rulings or determinations in respect of any Taxes within the last five years; or (iv) extended the time within which to file any Tax Return, which Tax Return has since not been filed, or the assessment or collection of Taxes, which Taxes have not since been paid.

         (j) None of the members of the IOI Consolidated Group is currently, nor have any of them been within the last five years, a "United States real property holding company" within the meaning of Section 897(c) of the Code.

         (k) No written claim has been made by a taxing authority in a jurisdiction where the members of the IOI Consolidated Group do not file Tax Returns to the effect that the members of the IOI Consolidated Group are or may be subject to taxation by that jurisdiction.

         (l) Except as disclosed on Schedule 4.15(l), all Tax Returns of the members of the IOI Consolidated Group have been examined by and settled with the IRS or the applicable state, local or foreign Tax authorities. All assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid by the members of the IOI Consolidated Group.

         (m) None of the members of the IOI Consolidated Group has received any private letter rulings from the IRS or comparable rulings from other taxing authorities.

         (n) None of the members of the IOI Consolidated Group has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

         (o) There is no taxable income of any of the members of the IOI Consolidated Group that will be reportable in a taxable period beginning after the Closing Date that is attributable to a transaction (such as an installment sale) that occurred prior to the Closing.

         SECTION 4.16 Absence of Questionable Payments. None of the IOI Companies nor, to IOI's knowledge, any director, officer, agent, employee, consultant, contractor or other person acting on behalf of any of the IOI Companies, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any other domestic or foreign Law. None of the IOI Companies nor, to IOI's knowledge, any director, officer, agent, employee, consultant, contractor or other person acting on behalf of any of the IOI Companies, has accepted or received any unlawful contributions, payments, gifts or expenditures.

         SECTION 4.17 Material Contracts.

         (a) Schedule 4.17 sets forth a list of all IOI Material Contracts. IOI has heretofore made available to the Company true, correct and complete copies (or if oral, written summaries) of all written or oral contracts and agreements (and all amendments, modifications and supplements thereto, and all side letters to which any of the IOI Companies is a party affecting the obligations of any party thereunder) to which any of the IOI Companies is a party or by which any of its assets or properties are bound that are material to the business, assets or properties of the IOI Companies taken as a whole, including all: (i) employment, severance, product design or development, personal services, consulting, non-competition or indemnification contracts (including, any contract to which any of the IOI Companies is a party involving employees, consultants or contractors of any of the IOI Companies); (ii) licensing, merchandising or distribution agreements;
(iii) contracts granting a right of first refusal or first negotiation; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale or lease of material assets or properties of any of the IOI Companies (by merger, purchase or sale of assets or stock or otherwise); (vi) contracts or agreements with any Governmental Entity; (vii) loan or credit agreements, mortgages, indentures or other agreements or instruments evidencing indebtedness for borrowed money by any of the IOI Companies or any such agreement pursuant to which indebtedness for borrowed money may be incurred; (viii) agreements that purport to limit, curtail or restrict the ability of any of the IOI Companies to compete in any geographic area or line of business; (ix) agreements that require performance of services by specified (by name or job function) employees, consultants or contractors of any of the IOI Companies; (x) any other material contract, arrangement or understanding not made in the ordinary course of business and consistent with past practice; and (xi) commitments and agreements to enter into any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 5.2, the "IOI MATERIAL CONTRACTS"). None of the IOI Companies is a party to or bound by any severance or other agreement with any employee, consultant or contractor pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby.

         (b) Each of the IOI Material Contracts constitutes the valid and legally binding obligation of the applicable IOI Company, enforceable in accordance with its terms, and is in full force and effect, except as may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and (ii) general principles of equity. None of the IOI Companies is in breach or default in any material respects of any provisions of any IOI Material Contract and, to IOI's knowledge, no event has occurred which with notice or lapse of time or both would constitute a material breach or default by any of the IOI Companies or permit termination, modification or acceleration thereunder, and which with respect to each of the foregoing, could not be timely cured by such IOI Company.

         (c) No party to any such IOI Material Contract has given notice to any of the IOI Companies of or made a claim against any of the IOI Companies in respect of any breach or default thereunder.

         (d) No terms and conditions of any IOI Material Contract or other arrangement or understanding between any of the IOI Companies and any other Person in effect on the date of this Agreement prevent, delay or materially restrict any IOI Company's ability to utilize any material portion of its assets or resources as it deems appropriate and as it presently contemplates.

         SECTION 4.18 Insurance. Schedule 4.18 sets forth a true and complete list and brief summary description (including information on the premiums payable in connection therewith and the scope and amount of the coverage provided thereunder) of directors and officers liability and general liability insurance policies maintained by the IOI Companies. Such policies have been issued by insurers which, to IOI's knowledge, are reputable and financially sound and provide coverage for the operations conducted by the IOI Companies of a scope and coverage consistent with customary industry practice. Complete and correct copies of each such policy have been delivered to the Company. All such policies are in full force and effect and no notice of cancellation has been given with respect to any such policy. All premiums due thereon have been paid in a timely manner. Except as set forth on Schedule 4.18, there are no pending claims or, to the knowledge of IOI, threatened claims, under any of such insurance policies.

         SECTION 4.19 Subsidies. No grants, subsidies or similar arrangements exist directly or indirectly between or among any of the IOI Companies, on the one hand, and any domestic or foreign Governmental Entity or any other person, on the other hand. None of the IOI Companies has requested, sought, applied for or entered into any grant, subsidy or similar arrangement directly or indirectly from or with any domestic or foreign Governmental Entity or any other person.

         SECTION 4.20 Intellectual Property.

         (a) As used in this Section 4.20, the term "SCHEDULED IN-BOUND INTELLECTUAL PROPERTY" means, as it pertains to the IOI Companies, patent licenses from third parties, software licenses from third parties (other than routine, non-negotiated, shrink wrap or similar everyday licenses of the type commonly available at reasonable cost to the industry in general), and know-how licenses from third parties in effect as of the date hereof, set forth on
Schedule 4.20(a).

         (b) As used in this Section 4.20, the term "SCHEDULED OUT-BOUND INTELLECTUAL PROPERTY" means, as it pertains to the IOI Companies, patent licenses from the IOI Companies to third parties, software licenses from the IOI Companies to third parties (other than routine, non-negotiated, shrink wrap or similar everyday licenses of the type commonly available at reasonable cost to the industry in general) and know-how licenses from the IOI Companies to third parties in effect as of the date hereof, set forth on Schedule 4.20(b).

         (c) As used in this Section 4.20, the term "PATENT RIGHTS" means, as it pertains to the IOI Companies, issued domestic and foreign patents (including design registrations and other government grants of rights to inventions), patent applications (including provisional patents filed with the U.S. Patent and Trademark Office) as of the date hereof, and IOI-approved invention disclosures, set forth on Schedule 4.20(c).

         (d) As used in this Section 4.20, the term "TRADEMARKS" means, as it pertains to the IOI Companies, trade names, trademarks, trademark registrations and applications, service marks, service mark registrations and applications, and copyright registrations and applications and the goodwill of IOI's business associated with the foregoing.

         (e) As used in this Section 4.20 and in Section 4.21, the term "SOFTWARE" means, as it pertains to the IOI Companies, all software developed by the IOI Companies, either alone or jointly.

         (f) As used in this Section 4.20, the term "COPYRIGHTS" means, as it pertains to the IOI Companies, copyright registrations and applications, and unregistered copyrights (including copyrights in software) owned by or licensed to the IOI Companies.

         (g) As used in this Section 4.20, the term "KNOW-HOW" means, as it pertains to the IOI Companies, all trade secrets, know-how and confidential information, other non-public proprietary technical and business information, proprietary processes and formulae used in the business of the IOI Companies.

         (h) As used in this Section 4.20 and in Section 4.21, the term "IOI INTELLECTUAL PROPERTY" means the Scheduled In-Bound Intellectual Property, Patent Rights, Trademarks, Software, Copyrights and Know-How.

         (i) As used in this Section 4.20, the term "THIRD PARTY INTELLECTUAL PROPERTY" means, with respect to a Person (other than the IOI Companies), all trade names, trademarks, trademark registrations and applications, service marks, service mark registrations and applications, copyright registrations and applications, unregistered copyrights (including copyrights in software), software, trade secrets, confidential know-how and information, other non-public proprietary technical and business information, proprietary processes and formulae used in the business of such person.

         (j) As used in this Section 4.20, the term "THIRD PARTY PATENT RIGHTS" means with respect to a Person (other than the IOI Companies), issued domestic and foreign patents (including design registrations and other government grants of rights to inventions) and patent applications.

         (k) Except as otherwise indicated on Schedule 4.20(c), the IOI Companies are the sole owners of all right, title and interest in and to the Patent Rights and IOI knows of no contingencies that will impede sole and exclusive ownership of the Patent Rights by the IOI Companies. There are no past due, unpaid required maintenance fees, annuities or other governmental fees on the Patent Rights, and all patents and issued registrations included therein are valid and subsisting.

         (l) Except for license rights granted under the Scheduled In-Bound Intellectual Property and except as otherwise set forth in Schedule 4.20(l), to its knowledge IOI has secured valid written assignments from all officers, employees, consultants, independent contractors and other parties, needed to secure sole (or as indicated on Schedules 4.20(l) and 4.21(c), joint) ownership of the IOI Companies in the Patent Rights, the Software and the Know-How. Each officer and employee of the IOI Companies, and each consultant and independent contractor of the IOI Companies who has had access to IOI Confidential Information (as defined in Section 4.20(p) below) or who has been engaged in a technical capacity, has executed an undertaking to protect such IOI Confidential Information and which includes an obligation to assign patents and copyrights originated or invented by such officer, employee, consultant or independent contractor during the course of such person's relationship with the IOI Companies.

         (m) Except as set forth on Schedule 4.20(b) (the Scheduled Out-Bound Intellectual Property) or as may be inherent in the sale of products in the ordinary course of business, none of the IOI Companies has granted any licenses of or other rights to use any IOI Intellectual Property to any third party.

         (n) Except as set forth in Schedule 4.20(n), the IOI Companies own or have the right to use pursuant to license, sublicense, agreement or permission, free and clear of all Liens, past due charges, security interests or other encumbrances of others, all IOI Intellectual Property necessary for the operation of the business of the IOI Companies as presently conducted, as contemplated in the performance of existing contracts.

         (o) IOI is the current registrant for the domain names in IOI's existing websites listed in Schedule 4.20(o), and, to IOI's knowledge, the IOI Companies have the right to use pursuant to license, sublicense, agreement or permission, free and clear of all claims or rights of others, the text and images comprising those existing websites.

         (p) Each of the IOI Companies has taken commercially reasonable actions to protect and preserve the confidentiality of all IOI Intellectual Property covering trade secrets, confidential know-how and information, other non-public proprietary technical and business information, proprietary processes and formulae not otherwise protected by patents, patent applications or copyright other than information disclosed as part of marketing, public relations and financing activities ("IOI CONFIDENTIAL INFORMATION").

         (q) Each employee, consultant and independent contractor of the IOI Companies has either executed a non-disclosure agreement or is by law or otherwise under an enforceable and binding obligation to protect and preserve the confidentiality of the IOI Confidential Information.

         (r) To IOI's knowledge, no IOI Confidential Information material to the business of the IOI Companies as currently operated has been disclosed or authorized to be disclosed to any third party, other than pursuant to a non-disclosure agreement that protects the IOI Companies' proprietary interests in and to such IOI Confidential Information or under circumstances in which the third party is under a legal duty not to disclose such trade secrets and confidential know-how.

         (s) Except as set forth in Schedule 4.20(b), or as may be inherent in the sale of products in the ordinary course of business, none of the IOI Companies has granted any licenses of or other rights to use any of the IOI Intellectual Property other than the Scheduled Out-Bound Intellectual Property of the IOI Companies to any third party.

         (t) Except as set forth in Schedule 4.20(t), none of the IOI Companies has interfered with, infringed upon, or misappropriated any Third Party Intellectual Property or Third Party Patent Rights, and none of the IOI Companies has received any charge, complaint, claim or notice alleging any such interference, infringement, or misappropriation. IOI has no knowledge that the manufacturing, marketing, licensing, use or sale of the products designed or developed by each of the IOI Companies for itself or third parties, including former products and products under development or as contemplated in the performance of existing contracts, infringes any Third Party Intellectual Property.

             (i) Except as set forth in Schedule 4.20(t), no third party has, to the knowledge of IOI, interfered with, infringed upon, misappropriated or otherwise come into conflict with any IOI Intellectual Property.

             (ii) Except as set forth in Schedule 4.20(t), none of the IOI Companies has entered into any agreement to indemnify any other person against any charge of infringement of any Third Party Intellectual Property or Third Party Patent Rights, other than in connection with those items set forth in the Scheduled In-Bound Intellectual Property, the IOI Material Contracts and the Scheduled Out-Bound Intellectual Property.

             (iii) IOI is not, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement or as a result of the transactions contemplated hereby, nor will it be, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement or as a result of the transactions contemplated hereby, in a material breach of any license, sublicense or other agreement relating to the Scheduled In-Bound Intellectual Property.

         (u) With respect to the Scheduled In-Bound Intellectual Property:

             (i) to IOI's knowledge, each item of Scheduled In-Bound Intellectual Property is legal, valid, binding, enforceable and in full force and effect;

             (ii) to IOI's knowledge, each item of Scheduled In-Bound Intellectual Property will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date, except as otherwise might be stated in the terms of the agreements set forth on Schedule 4.20(a); and

             (iii) to IOI's knowledge, none of the IOI Companies is in breach or default in any material respects of any provisions of the Scheduled In-Bound Intellectual Property and no event has occurred which with notice or lapse of time or both would constitute a material breach or default by any IOI Company or permit termination, modification or acceleration thereunder, and which with respect to each of the foregoing, could not be timely cured by such IOI Company.

         SECTION 4.21 Software.

         (a) To the extent developed, the Software is in machine readable form, contains all current revisions of such Software and includes all computer programs, systems, materials, storage media, know-how, object and source codes, other written materials, know-how and processes related to the Software.

         (b) Except as set forth in Schedule 4.21(b), to IOI's knowledge, no employee, consultant, officer, director or other contractor of any of the IOI Companies is, or is now expected to be, in material default under any term of any employment contract, agreement or arrangement relating to the Software or noncompetition arrangement, or any other IOI Material Contract or any restrictive covenant relating to the Software or its development or exploitation. Except as set forth on Schedule 4.21(b) and except for consultants and independent contractors under written obligation to assign ownership of the results of their efforts to the IOI Companies, the Software was developed entirely by the employees of the IOI Companies during the time they were employees of the IOI Companies, and the IOI Companies have made reasonable efforts to ensure that such Software does not include any (i) inventions, works of authorship, derivatives or contributions of such employees made prior to the time such employees became employees of the IOI Companies or (ii) intellectual property of any previous employer of such employee.

         (c) Except as set forth on Schedule 4.21(c) or as otherwise set forth on Schedule 4.20(n), all right, title and interest in and to the Software is owned by the IOI Companies, free and clear of all Liens, is fully transferable to the Surviving Corporation, and no person other than the IOI Companies has any interest in the Software, including, any security interest, license, contingent interest or otherwise. Development, use, sale or exploitation of any of the Software material to the conduct of the business by the Surviving Corporation will not be restricted by, interfere with, infringe upon, or misappropriate any Third Party Intellectual Property right by virtue of any change of control or prohibition of assignment provisions in agreements between any of the IOI Companies and any third party, except as otherwise might be stated in the terms of the agreements set forth on Schedule 4.20(a). None of the IOI Companies has received any communication alleging such a violation. Except as set forth on Schedules 4.20(a) and 4.20(b) and with regard to those contractors listed on
Schedule 4.12(a) (as applicable), none of the IOI Companies has any obligation to compensate any other person for the development, use, sale or exploitation of the Software nor has any of the IOI Companies granted to any other person any license, option or other rights to develop, use, sell or exploit in any manner the Software whether requiring the payment of royalties or not.

         (d) Except as set forth on Schedule 4.21(d), the IOI Companies have kept secret and have not disclosed the source code for the Software to any person other than certain employees of the IOI Companies who are subject to the terms of a binding confidentiality agreement in respect thereof. Each of the IOI Companies has taken all appropriate measures to protect the confidential and proprietary nature of the Software, including the use of confidentiality agreements with all of its employees having access to the Software source and object code. To IOI's knowledge, except as set forth on Schedule 4.20(c), there have been no patents applied for and to IOI's knowledge, no copyrights registered for any part of the Software, except for those owned by the IOI Companies. There are no trademark rights of any person in the Software, except for those owned by the IOI Companies.

         (e) A complete, up to date copy of the Software, to the extent developed, in both source code and object code form, is available and will be available following the Closing.

         SECTION 4.22 HSR Matters. No person owns (or at the Effective Time will own) 50% or more of the voting securities of IOI or has (or at the Effective Time will have) the right to designate 50% or more of the members of the board of directors of IOI. The IOI Companies do not have as of June 30, 2000 (the date of IOI's most recent regularly prepared balance sheet), and will not have as of the date of any regularly prepared balance sheet prepared prior to the Effective Time, annual net sales or total assets of $10.0 million or more.

         SECTION 4.23 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of IOI or any of its affiliates.

         SECTION 4.24 Product Liability; Recalls.

         (a) (i) None of the IOI Companies has received any Notice and there is no action, suit, hearing, proceeding or investigation of a civil, criminal or administrative nature pending, or to IOI's knowledge, threatened before any Governmental Entity in which a Product is alleged to have a Defect or relating to or resulting from any alleged failure to warn or from any alleged breach of express or implied warranties or representations, nor, to IOI's knowledge, is there any valid basis for any such demand, claim, action, suit, inquiry, hearing, proceeding, notice of violation or investigation; (ii) no Notice would, if adversely determined, have, individually or in the aggregate, a Material Adverse Effect on IOI; (iii) there has not been any Recall of any Product, or, to the knowledge of IOI, any investigation or consideration of or decision made by any person concerning whether to undertake or not to undertake any Recalls and none of the IOI Companies has received any Notices from any Governmental Entity or any other person in respect of the foregoing; and (iv) there are currently no material Defects in design, manufacturing, materials or workmanship, including, any failure to warn, or any breach of express or implied warranties or representations, which involve any Product that accounts for a material portion of the IOI Companies' sales.

         (b) As used in this Section 4.24, "PRODUCT" means any product designed, manufactured, shipped, sold, marketed, distributed and/or otherwise introduced into the stream of commerce by or on behalf of the IOI Companies.

         SECTION 4.25 [Intentionally left blank].

         SECTION 4.26 Compliance with Laws. Except as set forth on Schedule 4.26 hereto, each of the IOI Companies is complying and has complied in all material respects with all Laws, statutes, rules, regulations, codes and ordinances applicable to its business, properties and operations, and has secured all necessary permits, authorizations and licenses issued by federal, state, local and foreign agencies and authorities, applicable to its business, properties and operations. Except with respect to incidents of noncompliance that have been corrected, none of the IOI Companies has received any notice alleging a failure to so comply or to secure such a permit, authorization or license nor, to the knowledge of IOI, is there any inquiry, investigation or proceeding relating thereto.

         SECTION 4.27 Takeover Statute. IOI has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any Takeover Statute.

         SECTION 4.28 Minute Books; Stock Record Books. True and correct copies of the IOI Companies' minute books and stock record books have been provided to the Company. The minute books of each of the IOI Companies contain true and complete originals or copies of all minutes of meetings of and actions by the shareholders, Board of Directors and all committees of the Board of Directors of such IOI Company, and accurately reflect in all material respects all corporate actions of such IOI Company which are required by Law to be passed upon by the Board of Directors or shareholders of such IOI Company. The stock record books accurately reflect all transactions in shares of each of the IOI Companies' capital stock.

         SECTION 4.29 Bank Accounts; Powers of Attorney. Schedule 4.29 hereto sets forth a complete and correct list showing: (i) all banks in which the IOI Companies maintain a bank account or safe deposit box (collectively, "IOI BANK ACCOUNTS"), together with, as to each such IOI Bank Account, the account number, the names of all signatories thereof and the authorized powers of each such signatory and, with respect to each such safe deposit box, the number thereof and the names of all persons having access thereto; and (ii) the names of all persons holding powers of attorney from the IOI Companies, true and correct copies thereof which have been delivered to the Company.

         SECTION 4.30 Books and Records; Computer Network.

         (a) Except as subcontracted pursuant to the IOI Material Contracts, all of the records, data, information, databases, systems and controls maintained, operated or used by any of the IOI Companies in connection with the conduct or administration of its business (including all means of access thereto and therefrom) are located on the premises of such IOI Company and are under the exclusive ownership or direct control of such IOI Company.

         (b) Except as set forth in the IOI Material Contracts, none of the IOI Companies has provided access to any third party (other than contractors or consultants providing direct services to such IOI Company) to the data contained on the file servers or other storage devices of such IOI Company's general computer network, and there is no agreement, contract or understanding between such IOI Company and a third party that gives a third party (other than contractors or consultants providing direct services to such IOI Company) the right to access the data contained on the file servers or other storage devices of such IOI Company's general computer network or, following the Closing, any computer network of the Surviving Corporation.

         SECTION 4.31 Information Supplied. None of the information supplied or to be supplied by the IOI Companies for inclusion in (i) the S-4, at the time the S-4 is filed with the SEC and upon effectiveness of the S-4 will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading,
(ii) the S-4 will, at the date mailed to shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or (iii) the Joint Proxy Statement/Prospectus, at the date it is first mailed to IOI's shareholders or at the time of IOI's shareholder meeting contemplated by Section 6.2, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter thereof which has become misleading. If at any time prior to the Effective Time any event in respect of any of the IOI Companies or its officers and directors should occur which is required to be described in an amendment of, or a supplement to, the S-4, IOI shall promptly so advise the Company and such event shall be so described, and IOI shall cooperate in the prompt filing of such amendment or supplement with the SEC, and, as required by Law, shall promptly disseminate such amendment or supplement to the shareholders of the Company.

         SECTION 4.32 Export Control Laws. The operations of the IOI Companies have been and are in material compliance with all export control Laws and the IOI Companies have obtained all material licenses, authorizations or similar approvals required under applicable export control Laws.

         SECTION 4.33 SEC Reports; Financial Statements. IOI has filed all required forms, reports and documents with the SEC since December 31, 1999, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder, each as in effect on the dates such forms, reports, and documents were filed. IOI has heretofore made available to the Company, in the form filed with the SEC (including, any amendments thereto), (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1999, (ii) all definitive proxy statements relating to IOI's meetings of shareholders (whether annual or special) held since December 31, 1999 and (iii) all other reports or registration statements filed by IOI with the SEC since December 31, 1999 (the "IOI SEC REPORTS"). None of such IOI SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of IOI included in the IOI SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC in respect thereof and fairly present, in conformity with GAAP on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of IOI and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

                                   ARTICLE V
                    COVENANTS RELATED TO CONDUCT OF BUSINESS

         SECTION 5.1 Conduct of Business of the Company. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, the Company will conduct its operations in the ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, use commercially reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees, preserve its relationships with customers, suppliers and others having business dealings with it and preserve the goodwill of the Company through the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or in Schedule 5.1, prior to the Effective Time, the Company will not, without the prior written consent of IOI:

               (a) amend its certificate of incorporation or bylaws (or other similar organizational or governing instruments), as each such document is in effect on the date hereof;

               (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents (including any stock options or stock appreciation rights), except for the issuance or sale of (i) Common Shares pursuant to outstanding Company Stock Options or Company Warrants, (ii) employee stock options granted to new employees, which when aggregated with other outstanding Company Stock Options, do not represent options to purchase more than 3,380,862 shares of Company Common Stock, or (iii) Preferred Shares pursuant to a Chartwell/Oak Hill Investor Event (as hereinafter defined) or a Company Investor Event (as hereinafter defined);

               (c) (i) split, subdivide, recapitalize, exchange, combine or reclassify any shares of its capital stock or change the number or class of shares of its capital stock by a similar action; (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; (iii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to shareholders in their capacity as such; or (iv) redeem, repurchase or otherwise acquire, directly or indirectly, any of its securities;

               (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company (other than the Merger);

               (e) (i) incur or assume any long-term or short-term debt or issue any debt securities, other than under the Line of Credit (as hereinafter defined); (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than customary loans or advances to employees, consultants or contractors in the ordinary and usual course of business consistent with past practice and in amounts not material to the maker of such loan or advance); (iv) pledge or otherwise encumber shares of capital stock of the Company; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any Lien thereupon, other than as disclosed in the schedules hereto and Permitted Liens;

               (f) (i) except as may be required by Law or as contemplated by this Agreement, enter into, adopt or amend or terminate (partially or completely) any Company Benefit Plan, Company Employee Arrangement (including, the repricing of any stock options or the acceleration or vesting of any stock options), stock appreciation right, restricted stock, performance unit, stock equivalent or stock purchase agreement for the benefit or welfare of any director, officer, employee, consultant or contractor in any manner; (ii) except as required under existing agreements, increase in any manner the compensation or fringe benefits of any director, officer, employee, consultant or contractor or pay any benefit not required by any plan or arrangement as in effect as of the date hereof (including, the granting of stock appreciation rights or performance units) or grant any completion bonuses or change of control payments in respect of the Merger or that will be affected thereby; or (iii) hire, promote or change the classification or status in respect of any employee or individual; provided, however, that IOI shall not unreasonably withhold or delay any consent sought to hire, promote or change the classification or status of any employee or individual;

               (g) acquire, sell, lease or dispose of any assets outside the ordinary and usual course of business consistent with past practice or any assets which in the aggregate are material to the Company, enter into any commitment or transaction outside the ordinary and usual course of business consistent with past practice or grant any exclusive distribution rights;

               (h) except as may be required as a result of a change in Law or in GAAP, change any of the accounting principles or practices used by it;

               (i) revalue in any material respect any of its assets, including, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary and usual course of business consistent with past practice or as required by GAAP;

               (j) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any material contract or agreement, or amend in any material respect any of the Company Material Contracts; (iii) authorize any new capital expenditure or expenditures which, individually, is in excess of $10,000 or, in the aggregate, since June 30, 2000 are in excess of $50,000; or (iv) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder;

               (k) make or revoke any Tax election, or settle or compromise any Tax liability, or change (or make a request to any taxing authority to change) any aspect of its method of accounting for Tax purposes;

               (l) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $10,000 individually or, since June 30, 2000, $50,000 in the aggregate, or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company is a party;

               (m) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby;

               (n) take any action (including, any action otherwise permitted by this Section 5.1) that would prevent or impede the Merger from qualifying as a "reorganization" under Section 368(a) of the Code;

               (o) enter into any agreement that limits or otherwise restricts the Company or any successor thereto (including the Surviving Corporation and its affiliates) from engaging or competing in any line of business or in any geographic area;

               (p) fail to comply in any material respect with any Law applicable to the Company or its assets which would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company;

               (q) enter into any direct or indirect arrangements for financial subsidies;

               (r) effect a "mass layoff" or "plant closing" as defined in WARN;

               (s) enter into any contract with an officer, director, employee, agent, consultant, contractor or other similar representative of the Company that is not terminable, without penalty or other liability, upon not more than 60 calendar days' notice, other than standard confidentiality and inventions agreements;

               (t) fail to pay any accounts payable of the Company in accordance with their terms and inconsistent with past practice;

               (u) accelerate the collection of, or sell or otherwise transfer, any accounts receivable of the Company;

               (v) dispose of or permit to lapse any rights to the use of any patent, trademark, trade name, copyright or other intangible asset, or dispose of or disclose to any person any trade secret, formula, process or know-how not theretofore a matter of public knowledge;

               (w) enter into any agreement with respect to Company Intellectual Property;

               (x) change any of the banking or safe deposit arrangements described in Schedule 3.29 hereto, except in the ordinary course of business;

               (y) grant or extend any power of attorney or act as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise, in respect of the obligation of any person;

               (z) extend credit in the sale of products, collection of receivables or otherwise, other than in the ordinary course of business consistent with past practice;

               (aa) fail to maintain its books, accounts and records in the usual, regular and ordinary manner on a basis consistent with prior years; or

               (bb) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through 5.1(aa) or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue, incomplete or incorrect.

         SECTION 5.2 Conduct of Business of the IOI Companies. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, each of the IOI Companies will conduct its operations in the ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, use commercially reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees, preserve its relationships with customers, suppliers and others having business dealings with it and preserve its goodwill through the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or in
Schedule 5.2, prior to the Effective Time, none of the IOI Companies will, without the prior written consent of the Company:

               (a) amend its articles of incorporation or bylaws (or other similar organizational or governing instruments), as each such document is in effect on the date hereof;

               (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents (including any stock options or stock appreciation rights), except for (i) the issuance or sale of shares pursuant to outstanding IOI stock options and warrants, and (ii) the issuance of the warrants contemplated under Section 6.16 hereof, provided that if shares of IOI Common Stock are issued upon the exercise of such options or warrants described in clause (i), there will be an adjustment, evidenced by a written amendment to this Agreement, of the exchange ratios set forth in Sections 2.1(a)(i) and (ii) and Section 2.2 such that the shares of IOI Common Stock held by shareholders of IOI immediately prior to the Effective Time (prior to taking into account any adjustment required under Section 2.1(a)(iv)) represents 30% of the outstanding shares of IOI Common Stock, immediately following the Effective Time, assuming the exchange of all outstanding Series A Preferred Stock and Company Common Stock and the exercise of all options and warrants described in
         Section 2.2, and no exercise of any option, warrant or other right to purchase IOI Common Stock outstanding as of the Effective Time;

               (c) (i) split, subdivide, recapitalize, exchange, combine or reclassify any shares of its capital stock or change the number or class of shares of its capital stock by a similar action; (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; (iii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to shareholders in their capacity as such; or (iv) redeem, repurchase or otherwise acquire, directly or indirectly, any of its securities;

               (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger);

               (e) (i) incur or assume any long-term or short-term debt or issue any debt securities; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; (iii) other than the Line of Credit, make any loans, advances or capital contributions to, or investments in, any other person (other than customary loans or advances to employees, consultants or contractors in the ordinary and usual course of business consistent with past practice and in amounts not material to the maker of such loan or advance); (iv) pledge or otherwise encumber shares of capital stock of IOI; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any Lien thereupon, other than as disclosed in the schedules hereto and Permitted Liens;

               (f) (i) except as may be required by Law or as contemplated by this Agreement, enter into, adopt or amend or terminate (partially or completely) any IOI Benefit Plan, IOI Employee Arrangement (including, the repricing of any stock options or the acceleration or vesting of any stock options), stock appreciation right, restricted stock, performance unit, stock equivalent or stock purchase agreement for the benefit or welfare of any director, officer, employee, consultant or contractor in any manner; (ii) except as required under existing agreements or customary pay raises in the ordinary course of business consistent with past practice, increase in any manner the compensation or fringe benefits of any director, officer, employee, consultant or contractor or pay any benefit not required by any plan or arrangement as in effect as of the date hereof (including, the granting of stock appreciation rights or performance units) or grant any completion bonuses or change of control payments in respect of the Merger or that will be affected thereby; or (iii) hire, promote or change the classification or status in respect of any employee or individual; provided, however, that the Company shall not unreasonably withhold or delay any consent sought to hire, promote or change the classification or status of any employee or individual;

               (g) other than the contemplated sale of the Westbank Ambulatory Care Center and those items listed on Schedule 5.2(g) hereto, acquire, sell, lease or dispose of any assets outside the ordinary and usual course of business consistent with past practice or any assets which in the aggregate are material to IOI, enter into any commitment or transaction outside the ordinary and usual course of business consistent with past practice or grant any exclusive distribution rights;

               (h) except as may be required as a result of a change in Law or in GAAP, change any of the accounting principles or practices used by it;

               (i) revalue in any material respect any of its assets, including, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary and usual course of business consistent with past practice or as required by GAAP;

               (j) other than the contemplated sale of the Westbank Ambulatory Care Center and those items listed on Schedule 5.2(j) hereto, (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any material contract or agreement, or amend in any material respect any of the IOI Material Contracts; (iii) authorize any new capital expenditure or expenditures which, individually, is in excess of $10,000 or, in the aggregate, since June 30, 2000 are in excess of $50,000; or (iv) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder;

               (k) make or revoke any Tax election, or settle or compromise any Tax liability, or change (or make a request to any taxing authority to change) any aspect of its method of accounting for Tax purposes;

               (l) except as described on Schedule 5.2(l) hereto, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $10,000 individually or, since June 30, 2000, $50,000 in the aggregate, or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which such IOI Company is a party;

               (m) except as listed on Schedule 5.2(m) hereto, settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby;

               (n) take any action (including, any action otherwise permitted by this Section 5.2) that would prevent or impede the Merger from qualifying as a "reorganization" under Section 368(a) of the Code;

               (o) other than in connection with its sale of the Westbank Ambulatory Care Center, enter into any agreement that limits or otherwise restricts IOI or any successor thereto (including the Surviving Corporation and its affiliates) from engaging or competing in any line of business or in any geographic area;

               (p) fail to comply in any material respect with any Law applicable to it or its assets which would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on IOI;

               (q) enter into any direct or indirect arrangements for financial subsidies;

               (r) enter into any contract with an officer, director, employee, agent, consultant, contractor or other similar representative of any of the IOI Companies that is not terminable, without penalty or other liability, upon not more than 60 calendar days' notice, other than standard confidentiality and inventions agreements;

               (s) fail to pay any accounts payable in accordance with their terms and inconsistent with past practice;

               (t) change any of the banking or safe deposit arrangements described in Schedule 4.29 hereto, except in the ordinary course of business;


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


               (u) grant or extend any power of attorney or act as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise, in respect of the obligation of any person;

               (v) extend credit in the sale of products, collection of receivables or otherwise, other than in the ordinary course of business consistent with past practice;

               (w) fail to maintain its books, accounts and records in the usual, regular and ordinary manner on a basis consistent with prior years; or

               (x) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Sections 5.2(a) through 5.2(w) or any action which would make any of the representations or warranties of IOI contained in this Agreement untrue, incomplete or incorrect.

         SECTION 5.3 Access to Information.

         (a) Between the date hereof and the Effective Time, each of the Company and IOI will give to the other party and its authorized representatives (including, counsel, financial advisors and auditors) reasonable access to all employees, consultants, contractors, plants, offices, warehouses and other facilities and to all books and records of such party, will permit the other party to make such inspections and investigations as the other party may require, including, without limitation, the sampling of surface water, groundwater, soil, indoor and outdoor air quality and building materials. Each of the Company and IOI will cause its officers to furnish the other party with such financial and operating data and other information in respect of the business, properties and personnel of such party as the other party may from time to time reasonably request, provided that no investigation pursuant to this
Section 5.3(a) shall affect or be deemed to modify any of the representations or warranties made by either party.

         (b) Between the date hereof and the Effective Time, each of the Company and IOI shall furnish to the other party (i) within five business days after the delivery thereof to management, such monthly financial statements and data as are regularly prepared for distribution to such party's management and (ii) at the earliest time they are available, such quarterly and annual financial statements as are regularly prepared for such party's Board of Directors.

         (c) Each of the Company and IOI will hold and will cause its authorized representatives to hold in confidence all documents and information concerning the other party furnished to such party in connection with the transactions contemplated by this Agreement.

         SECTION 5.4 Continuation of Insurance Coverage. From the date hereof to the Closing, each of the Company and IOI shall keep in full force and effect insurance coverage for it and its assets and operations comparable in amount and scope to the coverage now maintained covering such party and its assets and operations.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

         SECTION 6.1 Registration Statement on Form S-4 and Joint Proxy Statement/Prospectus.

         (a) As soon as practicable following the execution of this Agreement, the Company and IOI shall use all commercially reasonable efforts to prepare and file with the SEC, and make effective under the Securities Act as promptly as practicable following such filing, a registration statement on Form S-4 (the "S-4") (including, without limitation, the preparation of all audited or unaudited consolidated financial statements of the Company and the preparation of all pro forma financial information required to be included in the S-4). The S-4 shall register the issuance of all IOI Common Stock and Series A and Series B Warrants issued to the Company's stockholders in the Merger. At the time the S-4 is filed with the SEC and at all times subsequent thereto (through and including the Effective Time), the Company and IOI shall take all actions necessary so that the S-4 does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         (b) As soon as practicable following the execution of this Agreement, the Company and IOI shall use all commercially reasonable efforts to prepare and file with the SEC a joint proxy statement relating to a meeting of the holders of Company Securities and a meeting of the holders of IOI Securities to approve the Merger (such joint proxy statement as amended or supplemented from time to time being hereinafter referred to as the "JOINT PROXY STATEMENT/PROSPECTUS"), such Joint Proxy Statement/Prospectus to be included in the S-4. Each of the Company and IOI shall use its commercially reasonable efforts to cause the Joint Proxy Statement to be mailed to shareholders of the Company and shareholders of IOI at the earliest practicable date, in each case as promptly as practicable after the S-4 is declared effective under the Securities Act.

         (c) The Company shall furnish to IOI all information concerning the Company and its shareholders and shall take such other action as IOI may reasonably request in connection with the S-4 and the issuance of shares of IOI Common Stock. If at any time prior to the Effective Time any event or circumstance relating to IOI, the Company, any shareholder or their respective officers, directors, employees, consultants or contractors should be discovered by such party which should be set forth in an amendment or a supplement to the S-4, such party shall promptly inform the other thereof and take appropriate action in respect thereof.

         SECTION 6.2 Shareholder Meetings. Each of the Company and IOI shall call a meeting of its shareholders as soon as practicable after the date upon which the S-4 becomes effective. Each party shall consult with the other in determining a date for such party's meeting that is reasonably agreeable to the other party. Each party's Board of Directors shall recommend approval and adoption of this Agreement and the Merger by its shareholders and, except as permitted by Section 6.4(b), each party's Board of Directors shall not withdraw, amend, or modify in a manner adverse to the other party such recommendation (or announce publicly its intention to do so). In addition, IOI shall seek shareholder approval of the sale of the Westbank Ambulatory Care Center and the reverse stock split described in Section 2.1(d). Notwithstanding the foregoing, regardless of whether a party's Board of Directors has withdrawn, amended or modified its recommendation that its shareholders approve and adopt this Agreement, unless this Agreement has been terminated pursuant to the provisions of Article VIII, such party shall be required to submit this Agreement to its shareholders for approval as soon as practicable after the effectiveness of the S-4.

         SECTION 6.3 Reasonable Best Efforts.

         (a) Subject to the terms and conditions of this Agreement, each party will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Merger and the other transactions contemplated by this Agreement.

         (b) In furtherance and not in limitation of the covenants of the parties contained in Section 6.3(a), each of IOI and the Company shall use its reasonable best efforts to resolve such objections if any, as may be asserted by a Governmental Entity or other person in respect of the transactions contemplated hereby, including, without limitation, under any antitrust or other Law or by any Dissenting Shareholder in respect of Dissenting Shares. In connection with the foregoing, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement, each of IOI and the Company shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction, or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section
6.3 shall (i) limit a party's right to terminate this Agreement pursuant to
Section 8.2 so long as such party has up to then complied in all material respects with its obligations under this Section 6.3, or (ii) require IOI to dispose or hold separate any part of its or the Company's business or operations (or a combination of IOI's and the Company's business or operations), or comply with any other material restriction affecting its business or operations.

         (c) Each party agrees that in connection with any litigation which may be brought against it or its directors relating to the transactions contemplated hereby, it will keep the other party, and any counsel which the other party may retain at its own expense, informed of the course of such litigation, to the extent the other party is not otherwise a party thereto. Each party agrees that it will consult with the other party prior to entering into any settlement or compromise of any such litigation, and that no such settlement or compromise will be entered into without the other party's prior written consent, which consent shall not be unreasonably withheld.

         SECTION 6.4 Acquisition Proposals.

         (a) Each party will not, nor will it authorize or permit any officer, director, employee, consultant or contractor of or any investment banker, attorney, accountant or other advisor or representative of, such party to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information in respect of, or take any other action to facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal.

Notwithstanding the foregoing, in the event that a party receives an unsolicited Acquisition Proposal, it shall be entitled to negotiate with the third party making such proposal and to provide information to such third party if the Board of Directors' fiduciary duty to such party's shareholders requires that such party conduct such negotiations and provide such material in order to make its recommendation to such party's shareholders regarding the approval or disapproval of the Merger. Each party shall notify the other party of any Acquisition Proposal (including the material terms and conditions thereof and the identity of the person making it) as promptly as practicable after its receipt thereof, and shall provide the other party with a copy of any written Acquisition Proposal or amendments or supplements thereto, and shall thereafter inform the other party on a prompt basis of the status of any discussions or negotiations with such a third party, and any material changes to the terms and conditions of such Acquisition Proposal, and shall promptly give the other party a copy of any information delivered to such person which has not previously been reviewed by the other party. Immediately after the execution and delivery of this Agreement, each party will, and will use its reasonable best efforts to cause its affiliates, and their respective officers, directors, employees, consultants, contractors, investment bankers, attorneys, accountants and other agents and representatives to, cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore in respect of any possible Acquisition Proposal. Each party shall take all necessary steps to promptly inform the individuals or entities referred to in the first sentence of this Section 6.4 of the obligations undertaken in this Section 6.4. "ACQUISITION PROPOSAL" means an inquiry, offer or proposal regarding any of the following (other than the transactions contemplated by this Agreement, including, without limitation, any Chartwell/Oak Hill Investor Event or Company Investor Event) involving either party: (v) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (w) any sale of shares of capital stock of a party; (x) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all the assets of a party in a single transaction or series of related transactions; (y) any tender offer or exchange offer for 20% or more of the outstanding Common Shares or IOI Common Stock, as applicable, or the filing of a registration statement under the Securities Act in connection therewith; or (z) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         (b) Each party's Board of Directors will not withdraw or modify, or propose to withdraw or modify, in a manner adverse to the other party, its approval or recommendation of this Agreement or the Merger unless such Board of Directors, after consultation with independent legal counsel, determines in good faith that such action is necessary to avoid a breach by such party's Board of Directors of its fiduciary duties to its shareholders under applicable Law. Nothing contained in this Section 6.4(b) shall prohibit either party from making any disclosure to such party's shareholders which, in the good faith reasonable judgment of such Board of Directors, after consultation with independent legal counsel, is required under applicable Law; provided, that except as otherwise permitted in this Section 6.4(b), neither party may withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal. Notwithstanding anything contained in this Agreement to the contrary, any action by a party's Board of Directors permitted by, and taken in accordance with, this Section 6.4(b) shall not constitute a breach of this Agreement by such party. Nothing in this Section 6.4(b) shall (i) permit a party to terminate this Agreement (except as provided in Article VIII hereof) or (ii) affect any other obligations of such party under this Agreement.

         SECTION 6.5 Public Announcements; Employee Announcements.

         (a) Each of IOI and the Company will consult with one another before issuing any press release or otherwise making any public statements in respect of the transactions contemplated by this Agreement, including, the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law or by obligations pursuant to any listing agreement with the AMEX, as determined by IOI or the Company, as the case may be.

         (b) Prior to the Effective Time, each of IOI and the Company will consult with one another regarding any written and spoken statements to be made to the Company's employees, consultants or independent contractors in respect of the transactions contemplated by this Agreement, including the Merger, employee benefits, employee compensation and other transition and integration matters. All written communications and formal oral presentations shall be mutually agreed upon by IOI and the Company prior to any such communication or presentation, and the Company shall not make any written or oral statements to employees, consultants or independent contractors inconsistent with the guidelines provided in conjunction with such consultation.

         SECTION 6.6 Indemnification. From and after the Effective Time, IOI shall indemnify, defend and hold harmless the present and former directors and officers of the Company and IOI (the "INDEMNIFIED PARTIES") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of IOI of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of or pertaining to the fact that such person is or was a director or officer of the Company or IOI whether pertaining to any matter existing prior to, at or after the Effective Time and whether asserted or claimed prior to, at or after the Effective Time ("INDEMNIFIED LIABILITIES"), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent a corporation is permitted under IOI's bylaws in effect immediately prior to the Merger and under Texas Law, as the same exist or may hereafter be amended (but, in the case of any amendments, only to the extent that such amendments permit broader rights than such Law permitted prior to such amendments and only to the extent such amendments are not retroactively applicable) to indemnify its own directors or officers, as the case may be. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them and IOI shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received and otherwise advance to such Indemnified Parties upon request reimbursement of reasonable documented expenses incurred, in either case to the fullest extent and in the manner permitted by Texas Law; and (ii) IOI will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that IOI shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld). Any Indemnified Party wishing to claim indemnification under this Section 6.6, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify IOI (but the failure so to notify shall not relieve a party from any liability which it may have under this Section 6.6 except to the extent such failure materially prejudices such party), and shall to the extent required by IOI's bylaws in effect immediately prior to the Merger and Texas Law deliver to IOI the undertaking contemplated by IOI's bylaws in effect immediately prior to the Merger and Texas Law. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. IOI agrees that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the Indemnified Parties with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of not less than seven years from the Effective Time; provided, however, that all rights to indemnification in respect of any Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Indemnified Liabilities. IOI will cause to be maintained for a period of not less than three years from the Effective Time (x) a directors' and officers' liability policy (including securities entity coverage) on an annual basis covering post-Merger wrongful acts and omissions with limits of not less than $10.0 million, (y) a runoff (tail) endorsement on IOI's current directors' and officers' liability policy for pre-Merger wrongful acts or omissions from IOI's operations covering pre-Merger directors and officers and securities liabilities of the pre-Merger entity with an aggregate limit of $10.0 million and (z) a runoff (tail) endorsement on the Company's current directors' and officers' liability policy for pre-Merger wrongful acts or omissions from the Company's operations covering pre-Merger directors and officers and securities liabilities of the pre-Merger entity with an aggregate limit of $10.0 million.

         SECTION 6.7 Notification of Certain Matters. The Company shall give prompt notice to IOI, and IOI shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, (ii) any material failure of the Company or IOI, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (iv) any facts or circumstances that could reasonably be expected to result in a Material Adverse Effect; provided, however, that the delivery of any notice pursuant to this Section 6.7 shall not cure such breach or non-compliance or limit or otherwise affect the rights, obligations or remedies available hereunder to the party receiving such notice.

         SECTION 6.8 Tax-Free Reorganization Treatment. Neither the Company nor IOI shall take any action that would prevent or impede the Merger from qualifying as a reorganization under Section 368(a) of the Code.

         SECTION 6.9 Employee Matters. Subject to the provisions of Section 6.20, the Surviving Corporation will honor the obligations of the Company under the provisions of all Company Benefit Plans and Company Employee Arrangements, subject to the Surviving Corporation's right to amend or terminate any such Company Benefit Plan or Company Employee Arrangement in accordance with its terms. Subject to the provisions of Section 6.20, after the Effective Time, the employees of the Company will be eligible to participate in the Company's Benefit Plans or, if so determined by the Surviving Corporation, the Surviving Corporation's applicable Benefit Plans, as such plans may be in effect from time to time, and, at the Surviving Corporation's sole discretion, will become employees of the Surviving Corporation.

         SECTION 6.10 Affiliate Letters. Schedule 6.10 sets forth a list of all persons who are, and all persons who to the Company's knowledge will be at the Closing Date, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company will cause such list to be updated promptly through the Closing Date. No later than 15 days after the date of this Agreement (but in any event prior to the Effective Time), the Company shall cause its "affiliates" to deliver to IOI a written agreement substantially in the form attached as EXHIBIT B.

         SECTION 6.11 Listing of Stock. IOI shall use its commercially reasonable efforts to cause the shares of IOI Common Stock to be issued in connection with the Merger to be approved for listing on the AMEX.

         SECTION 6.12 Anti-takeover Statutes. If any Takeover Statute is or may become applicable to the Merger, each of IOI and the Company shall take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger.

         SECTION 6.13 Third Party Consents. The Company shall use its commercially reasonable efforts to obtain at the earliest practicable date all consents of third parties (including, but not limited to, such as are listed on Schedule 3.8) necessary to the consummation of the transactions contemplated hereby (the "COMPANY CONSENTS") and will provide to IOI copies of each such Company Consent promptly after it is obtained. IOI agrees to cooperate fully with the Company in connection with the obtaining of the Company Consents; provided, however, that IOI shall not be required to pay any additional sums to secure such Company Consents.

         SECTION 6.14 Commercially Reasonable Efforts and Certain Filings. Subject to the terms and conditions of this Agreement, the Company and IOI will use their respective commercially reasonable efforts to maintain the accuracy of their representations and warranties hereunder and to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to consummate the transactions contemplated by this Agreement. Neither the Company nor IOI will take, agree to take or knowingly permit to be taken any action or do or knowingly permit to be done anything in the conduct of the business of the companies, or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement.

         SECTION 6.15 [Intentionally left blank].

         SECTION 6.16 IOI Warrants. At any time after the date hereof and prior to the Effective Time, IOI will be permitted to distribute to each of its shareholders a warrant to purchase up to one-half of a share of IOI Common Stock in respect of each share of IOI Common Stock held by each such shareholder on the record date set for such dividend; provided that such warrants to purchase IOI Common Stock shall not in the aggregate cover more than 14,796,370 shares of IOI Common Stock (collectively, the "IOI WARRANTS"). If issued, the IOI Warrants will have terms and conditions, including exercise price and exercisability, no more favorable than those terms and conditions of the Series A Warrants to be issued pursuant to Section 2.1, and will be designated "SERIES A WARRANTS."

         SECTION 6.17 Registration Rights Agreement. The Registration Rights Agreement (the "IOI REGISTRATION RIGHTS AGREEMENT"), dated as of December 12, 1997, among IOI and the shareholders of IOI signatory thereto, as amended prior to the Closing to include the shares of IOI Common Stock subject to the IOI Warrants, will remain in full force and effect following the Closing.

         SECTION 6.18 Registration Rights. Following the Closing, IOI will file
(a) a shelf registration statement or statements on the appropriate form(s) with respect to the shares of IOI Common Stock issuable upon the exercise of all warrants that remain outstanding after the Effective Time at such time and in a manner reasonably expected to permit the registration statement or statements to be effective as of the first anniversary of the Effective Time, or, if earlier, concurrently with the filing of a registration statement with respect to any IOI equity securities, including options and warrants, in accordance with the terms of the IOI Registration Rights Agreement, and to maintain the effectiveness of such registration statement or statements covering such shares of IOI Common Stock (and maintain the current status of the prospectus or prospectuses contained therein) until the later of (1) such time as the shares of IOI Common Stock subject to such registration statement or statements are disposed of pursuant to such registration statement or statements or (2) such time as the warrants outstanding immediately after the Effective Time expire and (b) a registration statement or statements on the appropriate form(s) with respect to the shares of IOI Common Stock issuable in connection with any adjustment made under Section 2.1(a)(iii) (taking into account any adjustment provided for under Section 2.1(a)(iv)), and to maintain the effectiveness of such registration statement or statements covering such shares of IOI Common Stock (and maintain the current status of the prospectus or prospectuses contained therein) until such shares of IOI Common Stock have been distributed thereunder.

         SECTION 6.19 Post-Merger Board of Directors. (a) The Board of Directors of the Surviving Corporation (the "POST-MERGER BOARD") will consist of seven members. If the Net Current Assets of IOI calculated ten business days prior to the scheduled Closing Date (or such other date as is mutually agreed to by IOI and the Company) (in either case, the "CALCULATION DATE") is less than $5.75 million, the Board of Directors of IOI as of such date will be entitled to designate two (2) members of the Post-Merger Board. If the Net Current Assets of IOI on the Calculation Date is greater than $5.75 million, the Board of Directors of IOI as of such date will be entitled to designate three (3) members of the Post-Merger Board. The remaining members of the Post-Merger Board will be designated by the Company. IOI and the Company will inform each other of their designated board members at least five business days prior to the Closing. "NET CURRENT ASSETS" means current assets, including any amounts due to IOI from the Company, plus Westbank ASC Cash Proceeds, less all known liabilities which are anticipated to require payment in cash, plus Reimbursable Transaction Expenses and any amounts paid or required to be paid by IOI in respect of any insurance policies required by the last sentence of Section 6.6. "WESTBANK ASC CASH PROCEEDS" means the expected cash proceeds from the sale of the Westbank Ambulatory Care Center as stated in signed definitive documents with a bona fide buyer and a closing date no later than 75 days after the Closing Date. "REIMBURSABLE TRANSACTION EXPENSES" means all reasonable attorneys' and accountants' fees and expenses and other reasonable out-of-pocket expenses relating to the transactions contemplated by this Agreement incurred after the date hereof which have been expended but not reimbursed as of the Effective Time, excluding any transaction fees paid or payable to any affiliates of IOI.

         (b) At least one member of the Post-Merger Board designated by IOI will serve on all committees of the Post-Merger Board.

         (c) During the period between the Closing Date and the third anniversary thereof, one representative designated by Chartwell Capital and one representative designated by FW Integrated Orthopaedics Investors I and II will have visitation rights to the regularly-scheduled meetings of the Post-Merger Board, provided that the group represented by such person continues to hold at least 25% of the shares of IOI Common Stock held by such group as of the Effective Time.

         SECTION 6.20 Stock Options. Prior to the Closing, the Company will retain a qualified compensation consultant to review the Company's compensation programs and will review the results of such review with IOI. During the period commencing on the Closing Date and ending on the first anniversary thereof, any stock options granted to any employees who were employed by the Company as of July 31, 2000 will require unanimous approval of the Post-Merger Board.

         SECTION 6.21 Company Audited Financial Statements. Prior to the filing of the S-4, the Company will deliver to IOI copies of the Company's audited balance sheets as of December 31, 1999, together with the related audited statements of income, shareholders' equity and changes in cash flow for the fiscal year ended December 31, 1999, and the notes thereto (the "COMPANY AUDITED FINANCIAL STATEMENTS"). The Company Audited Financial Statements, including the notes thereto, (A) will be prepared in accordance with GAAP and (B) will present fairly in all material respects the financial position, results of operations and changes in cash flow of the Company as of such dates and for the periods then ended.

         SECTION 6.22 Additional Investments.

         (a) Prior to the filing of the S-4, any potential investors introduced to the Company by Chartwell Capital and/or Oak Hill Capital may, if approved by the Company in its sole discretion, make an aggregate investment in the Company up to $2.0 million by purchasing new shares of Series B Preferred Stock of the Company at a price per share of at least $0.863 per Common Share equivalent; provided, however, that IOI must approve, prior to the issuance thereof, all terms of the new Series B Preferred Stock in its sole discretion (the "CHARTWELL/OAK HILL INVESTOR EVENT").

         (b) Prior to the filing of the S-4, the Company may, in its sole discretion, approve an investor group not introduced by Chartwell Capital and/or Oak Hill Capital to make an aggregate investment in the Company up to $2.0 million on terms and conditions identical to those set forth in Section 6.22(a) (the "COMPANY INVESTOR EVENT").

                                  ARTICLE VII
                    CONDITIONS TO CONSUMMATION OF THE MERGER

         SECTION 7.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the party being benefited thereby, to the extent permitted by applicable Law:

         (a) This Agreement shall have been approved and adopted by the Company Requisite Vote and the IOI Requisite Vote.

         (b) The Company and IOI shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act and under blue sky laws, if any.

         (c) There shall not be in effect any Law of any Governmental Entity of competent jurisdiction restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement and no Governmental Entity shall have instituted any proceeding which continues to be pending seeking any such Law.

         (d) The S-4 shall have been declared effective by the SEC and shall be effective at the Effective Time, and no stop order suspending effectiveness shall have been issued; no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the S-4 shall have been initiated and be continuing; and all necessary approvals under state securities Laws or the Securities Act or Exchange Act relating to the issuance or trading of the IOI Common Stock shall have been received.

         SECTION 7.2 Conditions to the Obligations of IOI. The obligation of IOI to consummate the transactions contemplated by this Agreement is subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions, any or all of which may be waived in whole or part by IOI, to the extent permitted by applicable Law:

         (a) The representations and warranties of the Company contained herein shall have been true (for the purposes of this Section 7.2(a), without regard to any materiality or Material Adverse Effect qualifier contained therein), except where the failure to be true, individually or in the aggregate, has not had or is not reasonably expected to have a Material Adverse Effect on the Company, in each case when made and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which shall speak only as of the specified date).

         (b) The Company shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

         (c) The Company shall have delivered to IOI a certificate, dated the date of the Closing, signed by the President or any Vice President of the Company (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Sections 7.2(a) and 7.2(b).

         (d) Prior to the Closing, there shall not have occurred any Material Adverse Effect on the Company.

         (e) IOI shall have received an opinion of Weil, Gotshal & Manges LLP, dated the Effective Time, based on conventional representations of IOI and the Company, to the effect that the Merger will be treated for federal income Tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

         (f) All authorizations, consents or approvals of a Governmental Entity (other than those specified in Section 7.1(b)) required in connection with the execution and delivery of this Agreement and the performance of the obligations hereunder shall have been made or obtained (without any limitation, restriction or condition), except for such authorizations, consents or approvals, the failure of which to have been made or obtained does not and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company (or an effect on the IOI Companies that, were such effect applied to the Company, has or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company).

         (g) The Company shall have obtained each consent or approval listed (or required to be listed) in Schedule 3.8.

         (h) IOI shall have received from the Company's "affiliates" a written agreement substantially in the form attached as EXHIBIT B.

         (i) The Company shall have delivered to IOI such good standing certificates and officers' certificates and similar documents as counsel for IOI shall have reasonably requested prior to the Closing Date.

         (j) As of the Closing Date, all of the employees set forth on Schedule 7.2(j) shall continue to be employees of the Company.

         (k) All directors of the Company and all holders of Company Securities having 5% or greater of the Company's voting power on a pre-Merger basis shall have executed an agreement not to sell any of IOI's securities for the 180-day period commencing on the Closing Date (the "LOCK-UP PERIOD").

         (l) Each of the (i) Stockholders' Agreement dated as of July 27, 1999, by and between the Company and certain shareholders of the Company and (ii) Registration Rights Agreement dated as of July 27, 1999, by and among the Company and certain shareholders of the Company shall have been terminated to IOI's satisfaction and any rights of first offer or refusal shall have been waived by the appropriate parties.

         (m) Holders of Common Shares and Preferred Shares representing no more than 5% of the outstanding IOI Common Stock on a post-Merger basis, shall have exercised and not withdrawn, forfeited or otherwise permitted to lapse appraisal or dissenter's rights under

Delaware Law with respect to their Common Shares and Preferred Shares in connection with the Merger.

         SECTION 7.3 Conditions to the Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable Law:

         (a) The representations and warranties of IOI contained herein shall have been true (for the purposes of this Section 7.3(a), without regard to any materiality or Material Adverse Effect qualifier contained therein), except where the failure to be true, individually or in the aggregate, has not had or is not reasonably expected to have a Material Adverse Effect on IOI, in each case when made and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which shall speak only as of the specified date).

         (b) IOI shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

         (c) IOI shall have delivered to the Company a certificate, dated the date of the Closing, signed by an officer of IOI (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Sections 7.3(a) and 7.3(b).

         (d) The Company shall have received an opinion of Locke Liddell & Sapp LLP, dated the Effective Time, based on conventional representations of IOI and the Company, to the effect that the Merger will be treated for federal income Tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

         (e) The sum of IOI cash, plus notes receivable due to IOI from the Company, plus Reimbursable Transaction Expenses, plus the Westbank ASC Cash Proceeds, plus the proceeds of any investments made by individuals or entities introduced to the Company by Oak Hill Capital, Chartwell Capital and/or their affiliates (specifically excluding introductions made solely by Chartwell Capital) must be greater than $2.5 million immediately prior to the Closing; provided, however, that this Section 7.3(e) shall be inapplicable if the Company has previously borrowed more than $1.0 million under that certain Promissory Note, dated of even date herewith, between IOI and the Company (the "LINE OF CREDIT").

         (f) Except as set forth on Schedule 7.3(f), all directors of IOI and all holders of IOI Securities having 5% or greater of IOI's voting power on a pre-Merger basis shall have executed an agreement not to sell any of IOI's securities for the Lock-Up Period.

         (g) The IOI Common Stock to be issued in connection with the Merger shall have been approved for listing on the AMEX.

         (h) The Series B Warrants outstanding as of the date hereof will be amended to conform in all material respects with the form of Series B Warrant attached hereto as Exhibit H and to waive the applicability of any anti-dilution protection provisions resulting from the transactions contemplated by this Agreement.

                                  ARTICLE VIII
                         TERMINATION; AMENDMENT; WAIVER

         SECTION 8.1 Termination by Mutual Agreement. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by the Company Requisite Vote or the IOI Requisite Vote referred to in Section 7.1(a), by mutual written consent of the Company and IOI by action of their respective Boards of Directors.

         SECTION 8.2 Termination by Either IOI or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either IOI or the Company if:

               (a) the Merger shall not have been consummated by March 31, 2001, whether such date is before or after the date of approval of the Merger by the Company Requisite Vote or the IOI Requisite Vote (the "TERMINATION DATE");

               (b) 30 days after submission of this Agreement to the Company's or IOI's shareholders for approval, the Company Requisite Vote or the IOI Requisite Vote, respectively, shall not have been obtained; or

               (c) any Law permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval of the Merger by the Company Requisite Vote or the IOI Requisite Vote);

provided, however, that the right to terminate this Agreement pursuant to this
Section 8.2 shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated; provided, further, that the right to terminate this Agreement pursuant to this Section 8.2 shall not be available to (i) the Company in the event that (A) any shareholder party to the Company Voting Agreement has materially breached its obligations thereunder or (B) the condition set forth in
Section 7.3(d) shall not have been satisfied, unless and until the parties shall have used their commercially reasonable efforts to cause such condition to be satisfied or (ii) IOI in the event that (A) any shareholder party to the IOI Voting Agreement has materially breached its obligations thereunder or (B) the condition set forth in Section 7.2(e) shall not have been satisfied, unless and until the parties shall have used their commercially reasonable efforts to cause such condition to be satisfied.

         SECTION 8.3 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by the Company Requisite Vote referred to in Section 7.1(a), by action of the Company Board, if:

               (a) there is a material breach by IOI of any representation, warranty, covenant or agreement contained in this Agreement that cannot be cured within 60 days and would cause a condition set forth in Sections 7.3(a) or 7.3(b) to be incapable of being satisfied as of the Termination Date;

               (b) the IOI Board shall have withdrawn its recommendation of this Agreement in a manner adverse to the Company or shall have resolved to do the foregoing, except as otherwise permitted pursuant to Section 6.4; or

               (c) IOI fails to submit this Agreement to its shareholders for approval within thirty days of the effectiveness of the S-4.

         SECTION 8.4 Termination by IOI. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger by the Company Requisite Vote referred to in Section 7.1(a), by action of the IOI Board, if:

               (a) there is a material breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that cannot be cured within 60 days and would cause a condition set forth in Sections 7.2(a) or 7.2(b) to be incapable of being satisfied as of the Termination Date;

               (b) the Company Board shall have withdrawn its recommendation of this Agreement in a manner adverse to IOI or shall have resolved to do the foregoing, except as otherwise permitted pursuant to Section 6.4;

               (c) the Company fails to submit this Agreement to its shareholders for approval within thirty days of the effectiveness of the S-4; or

               (d) the condition regarding appraisal rights set forth in Section 7.2(m) is not satisfied.

         SECTION 8.5 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article VIII, this Agreement (other than this Section 8.5, Section 5.3(c) and
Article IX) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, consultants, contractors, agents, legal and financial advisors, or other representatives); provided, however, that except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful material breach of this Agreement.

         SECTION 8.6 Amendment. This Agreement may be amended by action taken by the Company and IOI at any time before or after approval of the Merger by the Company Requisite Vote but, after any such approval, no amendment shall be made which changes the amount or form of the Share Consideration. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

         SECTION 8.7 Extension; Waiver. At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE IX
                                  MISCELLANEOUS

         SECTION 9.1 Entire Agreement; Assignment.

         (a) This Agreement constitutes the entire agreement between the parties hereto in respect of the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties in respect of the subject matter hereof.

         (b) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of Law (including, by merger or consolidation) or otherwise; provided, however, that IOI may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any direct wholly owned subsidiary of IOI, but no such assignment shall relieve IOI of its obligations hereunder if such assignee does not perform such obligations. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

         SECTION 9.2 Notices. All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) five business days following sending by registered or certified mail, postage prepaid, (ii) when sent if sent by facsimile; provided, however, that the facsimile is promptly confirmed by telephone confirmation thereof, (iii) when delivered, if delivered personally to the intended recipient, and (iv) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

                  if to IOI, to:            Integrated Orthopaedics, Inc.
                                            1800 W. Loop South
                                            Suite 1030
                                            Houston, Texas 77027
                                            Attention:  Scott J. Hancock
                                            Facsimile: (650) 234-0525

                  with a copy to:           Weil, Gotshal & Manges LLP
                                            100 Crescent Court, Suite 1300
                                            Dallas, Texas  75201-6950
                                            Attention: Michael A. Saslaw
                                            Facsimile: (214) 746-7777
                  if to the Company, to:    PowerBrief, Inc.
                                            5858 Westheimer
                                            Suite 500
                                            Houston, Texas 77057
                                            Attention: Robert W. Ohnesorge
                                            Facsimile: (713) 586-4790

                  with a copy to:           Locke Liddell & Sapp LLP
                                            3400 Chase Tower, 600 Travis
                                            Houston, Texas  77002-3095
                                            Attention:  David F. Taylor
                                            Facsimile:  (713) 223-3717

         or to such other address or facsimile number as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

         SECTION 9.3 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Texas, without giving effect to the choice of Law principles thereof.

         SECTION 9.4 Expenses. The Company shall be solely responsible for the legal, accounting and other fees and expenses incurred by the Company in connection with the execution of this Agreement. IOI shall be solely responsible for the legal, accounting and other fees and expenses incurred by IOI in connection with the execution of this Agreement. All Reimbursable Transaction Expenses shall be the joint responsibility of IOI and the Company. In the event the Merger is not consummated, Reimbursable Transaction Expenses shall be shared equally by IOI and the Company, regardless of which party incurred such expenses; provided, however, that if the Company properly exercises its right to terminate this Agreement based solely on a failure of IOI to fulfill the condition set forth in Section 7.3(e), IOI shall not be entitled to receive reimbursement for any expenses incurred by it. Any and all Transfer Taxes shall be timely paid by the Company.

         SECTION 9.5 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         SECTION 9.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and, except as provided in Section 6.6, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 9.7 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         SECTION 9.8 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at Law or in equity.

         SECTION 9.9 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         SECTION 9.10 Further Assurances. Each party to this Agreement agrees
(i) to furnish upon request to the other party such further information, (ii) to execute and deliver to the other party such other documents and (iii) to do such other acts and things as the other party reasonably requests for the purpose of carrying out the intent of this Agreement and the documents and instruments referred to herein.

         SECTION 9.11 Interpretation.

         (a) The words "hereof," "herein," "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit, and schedule references are to the articles, sections, paragraphs, exhibits, and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument, or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

         (b) The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to September 15, 2000.

         (c) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this

Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         SECTION 9.12 Definitions. As used herein,

         (a) "AFFILIATE" has the meaning given to it in Rule 12b-2 of Regulation 12B under the Exchange Act.

         (b) "KNOW" or "KNOWLEDGE" means, (i) in respect of IOI, the knowledge of Jose Kauachi, Scott Hancock, Laurie Hill Gutierrez and Douglas Badertscher and (ii) in respect of the Company, the knowledge of Ernie Rapp, Robb Ohnesorge and Wade Bennett, in each case after due inquiry, including without limitation, due inquiry of IOI's or the Company's appropriate legal advisors, as applicable, and IOI's or the Company's independent public accountants, as applicable.

         (c) "LIEN" means, in respect of any asset (including, any security) any mortgage, lien, pledge, charge, security interest, or encumbrance of any kind in respect of such asset.

         (d) "MATERIAL ADVERSE EFFECT" means in respect of any entity, any change, circumstance or effect that, individually or in the aggregate with all other changes, circumstances and effects, is or would be reasonably likely to be materially adverse to (i) the assets, properties, condition (financial or otherwise), results of operations or prospects of such entity and its subsidiaries taken as a whole, other than any change, circumstance or effect resulting directly and primarily from changes in general economic or industry conditions, or (ii) the ability of such party to consummate the transactions contemplated by this Agreement.

         (e) "PERMITTED LIEN" means a statutory Lien not yet delinquent; a purchase money Lien arising in the ordinary course of business consistent with past practices; a Lien reflected in the financial statements of the applicable party; or a Lien which does not materially detract from the value or impair the use of the asset or property in question.

         (f) "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

         (g) "SUBSIDIARY" means, in respect of any party, any corporation, partnership or other entity or organization, whether incorporated or unincorporated, of which (i) such other party or any other subsidiary of such party is a general partner (excluding such partnerships where such party or any subsidiary of such party does not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions in respect of such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

         (h) "TRANSFER TAXES" means any and all state, local, foreign or provincial sales, use, real property, stock transfer or similar taxes (including any interest or penalties with respect thereto, but not including any shareholder level taxes based upon net income) attributable to the transactions contemplated herein.

         SECTION 9.13 Nonsurvival of Representations, Warranties, and Agreements. The representations, warranties, and agreements of IOI and the Company contained in this Agreement shall not survive the Effective Time except for the agreements contained in Sections 2.1, 2.2, 6.6, 6.9, 6.18, 6.19, 6.20,
8.5 and Article IX and the agreements delivered pursuant to Section 6.10.

               [THE REMAINDER OF PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the date first above written.

                                         POWERBRIEF, INC.



                                         By:   /s/ Ernst D. Rapp
                                            ------------------------------------
                                            Name:  Ernst D. Rapp
                                            Title: Chief Executive Officer



                                         INTEGRATED ORTHOPAEDICS, INC.



                                         By:   /s/ Scott J. Hancock
                                            ------------------------------------
                                            Name:  Scott J. Hancock
                                            Title: Director

                                                                       EXHIBIT A


                                VOTING AGREEMENT

         This Voting Agreement dated as of September 15, 2000 (this "Agreement"), is made by and among Integrated Orthopaedics, Inc., a Texas corporation ("IOI"), and each of the undersigned holders of shares of capital stock (each, a "Stockholder" and collectively, the "Stockholders") of PowerBrief, Inc., a Delaware corporation (the "Company").

                             PRELIMINARY STATEMENTS

         Concurrently with the execution of this Agreement, the Company and IOI have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement"), providing for the merger of the Company with and into IOI, with IOI being the surviving corporation (the "Merger"), which Merger is subject to the approval of the holders of shares of capital stock of the Company as provided in the Merger Agreement, the Delaware General Corporation Law, as amended, and the Company's Certificate of Incorporation, as amended.

         The Stockholders own the shares of the Company common stock, par value $0.01 per share (the "Common Stock"), set forth opposite their respective names on Exhibit A hereto. As used herein, the term "Shares" includes all shares of such Common Stock as to which each Stockholder (at any time prior to the termination of this Agreement) is the beneficial or record owner or is otherwise able to direct the voting thereof and all securities issued or exchanged with respect to any such Shares upon any reclassification, recapitalization, reorganization, merger, consolidation, spin-off, stock split, combination, stock or other dividend or any other change in the Company's capital structure.

         To induce IOI to enter into the Merger Agreement, the Company has agreed, upon the terms and subject to the conditions set forth herein, to cause holders of not less than a majority of the voting power of the outstanding shares of Common Stock and Series A Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), of the Company, which will vote together on the Merger as a single class, to execute this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

         1. Stockholders' Representations and Warranties. Each Stockholder, as to itself only, represents and warrants to IOI that (i) such Stockholder is the beneficial and record owner of the Shares set forth on Exhibit A hereto, free and clear of any mortgage, pledge, lien, security interest, claim, restriction on voting or otherwise or other encumbrance, (ii) such Stockholder has the sole right to vote such Shares free of any mortgage, pledge, lien, security interest, claim, restriction on voting or otherwise or other encumbrance, (iii) such Stockholder has the full and unrestricted legal power, authority and right to enter into, execute and deliver this Agreement without the consent or approval of any other person, (iv) this Agreement is the valid and binding agreement of such Stockholder and (v) no investment banker, broker or finder is entitled to a commission or fee from such Stockholder or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder.

         2. IOI's Representations and Warranties. IOI hereby represents and warrants to the Stockholders as of the date hereof that IOI has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by IOI, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of IOI. This Agreement has been duly executed and delivered by IOI and constitutes a valid and binding obligation of IOI enforceable in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the articles of incorporation or bylaws of IOI, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to IOI or to IOI's property or assets.

         3. No Voting Trusts. Each Stockholder hereby revokes any and all proxies and voting instructions with respect to the Shares previously given by such Stockholder and such Stockholder agrees that it will not grant or give any other proxies or voting instructions with respect to the voting of the Shares, enter into any voting trust or other arrangement or agreement with respect to the voting of the Shares (and if given or executed, such proxies, voting instructions, voting trust or other arrangement or agreement shall not be effective), or agree, in any manner, to vote the Shares for or against any proposal submitted to the stockholders of the Company except in furtherance of the proposals set forth in paragraph 4 hereof.

         4. Agreements with Respect to the Shares.

            (a) Each Stockholder agrees during the term of this Agreement:

                   (i) to vote the Shares, to the extent entitled to vote, (x) in favor of the approval of the Merger Agreement and the Merger at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, and (y) against all other proposals submitted to the stockholders of the Company which, directly or indirectly, would reasonably be expected to prevent or materially delay the consummation of the Merger or the transactions contemplated by the Merger Agreement, in such manner as IOI may direct; and

                   (ii) not to solicit, encourage or recommend to other stockholders of the Company that (w) they vote their shares of Common Stock or Series Preferred Stock, par value $.01 per share ("Series A Preferred Stock"), of the Company, or any such other securities in any manner contrary to the terms of the Merger Agreement and the transactions contemplated thereby, (x) they not vote their shares of Common Stock or Series A Preferred Stock at all, (y) they tender, exchange or otherwise dispose of their shares of Common Stock or Series A Preferred Stock pursuant to a Competing Transaction (as hereinafter defined), or (z) they attempt to exercise any statutory appraisal or other similar rights they may have.

            (b) Unless otherwise instructed in writing by IOI, during the term of this Agreement, each Stockholder will vote the Shares against any Competing Transaction.

            (c) Except with the prior written consent of IOI, during the term of this Agreement, each Stockholder agrees that such Stockholder will not, and shall use its commercially reasonable efforts not to permit any employee, attorney, accountant, investment banker or other agent or representative of such Stockholder to initiate, solicit, negotiate, encourage, or provide confidential information in order to facilitate any Competing Transaction.

            (d) For purposes of this Agreement, a "Competing Transaction" shall mean a transaction of any kind (including, without limitation, a merger, consolidation, share exchange, reclassification, reorganization, recapitalization, sale or encumbrance of substantially all the assets of the Company outside the ordinary course of business, or sale or exchange by stockholders of the Company of all or substantially all the shares of the Company's capital stock) proposed by any person(s).

         5. Proxies. In furtherance of the foregoing, each Stockholder is granting to Douglas P. Badertscher, the Chief Operating Officer of IOI, and/or Laurie Hill Gutierrez, the Chief Financial Officer of IOI, or to his or her designee(s), irrevocable proxies and powers of attorney (which may be in the form annexed hereto or such other form consistent with the terms hereof and thereof as IOI may specify) to vote the Shares, to the extent such Shares are entitled to vote, and hereby specifically agrees not to revoke such proxies granted under any circumstances:

            (a) at any and all meetings of stockholders of the Company, notice of which meetings are given prior to the due and proper termination of this Agreement, with respect to matters presented to the Company's stockholders for a vote which relates to or affects (i) the Merger or the Merger Agreement or the approval of either thereof; and (ii) any Competing Transaction; or

            (b) with respect to actions to be taken by written consent of the stockholders of the Company which relates to or affects any of the foregoing, and which consent is solicited prior to the due and proper termination of this Agreement.

         6. Limitation on Sales. During the term of this Agreement, except pursuant to the Merger, each Stockholder agrees not to sell, assign, transfer, loan, tender, pledge, hypothecate, exchange, encumber or otherwise dispose of, or issue an option or call with respect to, any of the Shares, or impair such Stockholder's Shares.

         7. Specific Performance. Each Stockholder acknowledges that it will be impossible to measure in money the damage to IOI if the Stockholder fails to comply with the obligations imposed by this Agreement, and that, in the event of any such failure, IOI will not have an adequate remedy at law or in damages. Accordingly, each Stockholder agrees that injunctive relief or any other equitable remedy, in addition to any remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of any such remedy on the basis that IOI has an adequate remedy at law. Each Stockholder agrees not to seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with IOI seeking or obtaining such equitable relief.

         8. Reasonable Efforts. Each Stockholder will use all reasonable efforts to cause to be satisfied the conditions to the obligations of the Company in such Stockholder's control to effect the Closing under the Merger Agreement.

         9. Publicity. Each Stockholder agrees that, from the date hereof through the Closing Date, such Stockholder shall not issue any public release or announcement concerning the transactions contemplated by this Agreement and the Merger Agreement without the prior consent of IOI.

         10. Term of Agreement; Termination.

             (a) The term of this Agreement shall commence on the date hereof and shall terminate upon the earliest to occur of (i) the Effective Time of the Merger and (ii) the due and proper termination of the Merger Agreement in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder.

             (b) The obligations of the Stockholders set forth in this Agreement shall not be effective or binding upon any Stockholder until after such time as the Merger Agreement is executed and delivered by IOI and the Company.

         11. Miscellaneous.

             (a) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter of this Agreement.

             (b) Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed to have been duly given on the next business day after the same is sent, if delivered personally or sent by telecopy or overnight delivery, or five calendar days after the same is sent, if sent by registered or certified mail, return receipt requested, postage prepaid, as set forth below, or to such other persons or addresses as may be designated in writing in accordance with the terms hereof by the party to receive such notice.

         If to IOI:

                  Integrated Orthopaedics, Inc.
                  1800 W. Loop South
                  Suite 1030
                  Houston, Texas  77027
                  Attention:  Scott J. Hancock
                  Facsimile No: (713) 361-2000

         with a copy to:

                  Weil, Gotshal & Manges LLP
                  100 Crescent Court, Suite 1300
                  Dallas, Texas 75201-6950
                  Attention:  Michael A. Saslaw
                  Facsimile No: (214) 746-7777

         If to a Stockholder, to the address set forth below such Stockholder's name on Exhibit A hereto,

         with a copy to:

                  Locke Liddell & Sapp LLP
                  3400 Chase Tower, Travis
                  Houston, Texas  77002-3095
                  Attention:  David F. Taylor
                  Facsimile No: (713) 223-3717

             (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas as applied to contracts made and fully performed in such state without giving effect to the principles of conflict of laws thereof.

             (d) Rules of Construction. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine or feminine, or neuter, and any other number, singular or plural, as the context requires. As used in this Agreement, the word "including" is not limiting, and the word "or" is not exclusive. Capitalized terms used herein but not otherwise defined herein shall have the meanings given to them in the Merger Agreement.

             (e) Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of the parties to this Agreement and their legal successors-in-interest, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

             (f) Counterparts. This Agreement may be executed in one or more counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts together shall constitute but one instrument.

             (g) Assignment. No party hereto shall assign its rights and obligations under this Agreement or any part thereof, nor shall any party assign or delegate any of its rights or duties hereunder without the prior written consent of the other party, and any assignment made without such consent shall be void. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

             (h) Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

             (i) Extension; Waiver. Any party to this Agreement may extend the time for the performance of any of the obligations or other acts of any of the other parties to this Agreement or waive compliance by any other party with any of the agreements or conditions contained herein or any breach thereof. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

             (j) Severability. The provisions of this Agreement are severable and, if any thereof are invalid or unenforceable in any jurisdiction, the same and the other provisions hereof shall not be rendered otherwise invalid or unenforceable.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Voting Agreement as of the date first above written.

                                          INTEGRATED ORTHOPAEDICS, INC.



                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                          --------------------------------------
                                          Robert W. Ohnesorge


                                          --------------------------------------
                                          K. Wade Bennett

                                    EXHIBIT A

         HOLDINGS OF COMMON STOCK AS OF SEPTEMBER 15, 2000

         Name of Stockholder:                       Robert W. Ohnesorge

         Address:                                   c/o PowerBrief, Inc.
                                                    5858 Westheimer
                                                    Houston, Texas 77057

         Telephone No.:                             (713) 526-4600

         Facsimile No.:                             (713) 586-4790

         Number of Shares of Common Stock:          5,625,000



         Name of Stockholder:                       K. Wade Bennett

         Address:                                   c/o PowerBrief, Inc.
                                                    5858 Westheimer
                                                    Houston, Texas 77057

         Telephone No.:                             (713) 526-4600

         Facsimile No.:                             (713) 586-4790

         Number of Shares of Common Stock:          5,625,000

                     IRREVOCABLE PROXY AND POWER OF ATTORNEY

         The undersigned hereby appoints Douglas P. Badertscher, the Chief Operating Officer of Integrated Orthopaedics, Inc. ("IOI"), and/or Laurie Hill Gutierrez, the Chief Financial Officer of IOI, as the undersigned's attorney-in-fact and proxy, with full power of substitution, for and in the undersigned's name, to vote, express consent or disapproval, or otherwise act (including pursuant to written consent, but excluding the right to assert, perfect and prosecute dissenters' rights of appraisal) in accordance with Paragraphs 4(a) and 4(b) of the Voting Agreement with respect to all of the shares of Common Stock, par value $0.01 per share, of PowerBrief, Inc., a Delaware corporation (the "Company"), owned of record by the undersigned.

         The proxy granted hereby shall be irrevocable and may be exercised at any meeting of stockholders, notice of which is given, or in respect of any written consent which is solicited prior to the due and proper termination of, and subject to and in accordance with the terms and conditions of, the Voting Agreement, dated of even date herewith, among the undersigned, IOI and the stockholders of the Company signatory thereto. This proxy is coupled with an interest sufficient in law to support such proxy.

         Dated: September 15, 2000

                                                --------------------------------
                                                Robert W. Ohnesorge

                     IRREVOCABLE PROXY AND POWER OF ATTORNEY

         The undersigned hereby appoints Douglas P. Badertscher, the Chief Operating Officer of Integrated Orthopaedics, Inc. ("IOI"), and/or Laurie Hill Gutierrez, the Chief Financial Officer of IOI, as the undersigned's attorney-in-fact and proxy, with full power of substitution, for and in the undersigned's name, to vote, express consent or disapproval, or otherwise act (including pursuant to written consent, but excluding the right to assert, perfect and prosecute dissenters' rights of appraisal) in accordance with Paragraphs 4(a) and 4(b) of the Voting Agreement with respect to all of the shares of Common Stock, par value $0.01 per share, of PowerBrief, Inc., a Delaware corporation (the "Company"), owned of record by the undersigned.

         The proxy granted hereby shall be irrevocable and may be exercised at any meeting of stockholders, notice of which is given, or in respect of any written consent which is solicited prior to the due and proper termination of, and subject to and in accordance with the terms and conditions of, the Voting Agreement, dated of even date herewith, among the undersigned, IOI and the stockholders of the Company signatory thereto. This proxy is coupled with an interest sufficient in law to support such proxy.

         Dated: September 15, 2000
                                                --------------------------------
                                                K. Wade Bennett

                                                                       EXHIBIT B

                    [FORM OF COMPANY AFFILIATE LETTER TO IOI]

                                     [Date]

Integrated Orthopaedics, Inc.
1800 W. Loop South
Suite 1030
Houston, Texas  77027

Ladies and Gentlemen:

         Reference is made to the provisions of the Agreement and Plan of Merger, dated as of September 15, 2000 (together with any amendments thereto, the "MERGER AGREEMENT"), between PowerBrief, Inc., a Delaware corporation (the "COMPANY"), and Integrated Orthopaedics, Inc., a Texas corporation ("IOI"), pursuant to which the Company will be merged with and into IOI, with IOI continuing as the surviving corporation (the "MERGER"). This letter constitutes the undertakings of the undersigned contemplated by the Merger Agreement and is being furnished pursuant to Section 6.10 thereof.

         I understand that I may be deemed to be an "affiliate" of the Company, as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 ("RULE 145") promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"). Execution of this letter shall not be construed as an admission of "affiliate" status nor as a waiver of any rights that I may have to object to any claim that I am an "affiliate" on or after the date of this letter.

         If in fact I were to be deemed an "affiliate" of the Company under paragraphs (c) and (d) of Rule 145, my ability to sell, transfer or otherwise dispose of any shares of the common stock, par value $0.001 per share, of IOI (the "IOI COMMON STOCK") received by me in exchange for any Common Shares or Preferred Shares (both as defined in the Merger Agreement) pursuant to the Merger or received upon the exercise of any warrants or stock options may be restricted.

         I hereby represent, warrant and covenant to IOI that I will not sell, pledge, transfer, or otherwise dispose of any of the shares of IOI Common Stock except (i) pursuant to an effective registration statement under the Securities Act, or (ii) as permitted by, and in accordance with, Rule 145 or other applicable exemption under the Securities Act and the rules and regulations promulgated thereunder.

         I hereby acknowledge that, except as otherwise provided in the Merger Agreement, IOI is under no obligation to register the sale, transfer, pledge, or other disposition of the IOI Common Stock or to take any other action necessary for the purpose of making an exemption from registration available.

         I understand that IOI may issue stop transfer instructions to its transfer agent with respect to the IOI Common Stock and that a restrictive legend will be placed on certificates delivered to me evidencing the IOI Common Stock in substantially the following form:

         "This certificate and the shares represented hereby have been issued pursuant to a transaction governed by Rule 145 ("RULE 145") promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and may not be sold or otherwise disposed of unless registered under the Securities Act pursuant to a Registration Statement in effect at the time or unless the proposed sale or disposition can be made in compliance with Rule 145 or without registration in reliance on another exemption therefrom. Reference is made to that certain letter agreement, dated ________, 2000, between the holder of this certificate and the issuer of this security (a copy of which is on file in the principal office of such issuer)."

         The term IOI Common Stock as used in this letter shall mean and include not only the common stock of IOI as presently constituted, but also any other stock which may be issued in exchange for, in lieu of, or in addition to, all or any part of such IOI Common Stock.


                                           Very truly yours,


                                           -------------------------------------
                                           Name:

                                                                       EXHIBIT C


                                VOTING AGREEMENT

         This Voting Agreement dated as of September 15, 2000 (this "Agreement"), is made by and among PowerBrief, Inc., a Delaware corporation (the "Company"), and each of the undersigned holders of shares of capital stock (each, a "Stockholder" and collectively, the "Stockholders") of Integrated Orthopaedics, Inc., a Texas corporation ("IOI").

                             PRELIMINARY STATEMENTS

         Concurrently with the execution of this Agreement, the Company and IOI have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement"), providing for the merger of the Company with and into IOI, with IOI being the surviving corporation (the "Merger"), which Merger is subject to the approval of the holders of shares of capital stock of IOI as provided in the Merger Agreement, the Texas Business Corporation Act, as amended, and IOI's Articles of Incorporation, as amended.

         The Stockholders own the shares of IOI common stock, par value $0.001 per share (the "Common Stock"), set forth opposite their respective names on Exhibit A hereto. As used herein, the term "Shares" includes all shares of such Common Stock as to which each Stockholder (at any time prior to the termination of this Agreement) is the beneficial or record owner or is otherwise able to direct the voting thereof and all securities issued or exchanged with respect to any such Shares upon any reclassification, recapitalization, reorganization, merger, consolidation, spin-off, stock split, combination, stock or other dividend or any other change in IOI's capital structure.

         To induce the Company to enter into the Merger Agreement, IOI has agreed, upon the terms and subject to the conditions set forth herein, to cause holders of not less than a majority of the voting power of the outstanding shares of Common Stock to execute this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

         1. Stockholders' Representations and Warranties. Each Stockholder, as to itself only, represents and warrants to the Company that (i) such Stockholder is the beneficial and record owner of the Shares set forth on Exhibit A hereto, free and clear of any mortgage, pledge, lien, security interest, claim, restriction on voting or otherwise or other encumbrance, (ii) such Stockholder has the sole right to vote such Shares free of any mortgage, pledge, lien, security interest, claim, restriction on voting or otherwise or other encumbrance, (iii) such Stockholder has the full and unrestricted legal power, authority and right to enter into, execute and deliver this Agreement without the consent or approval of any other person, (iv) this Agreement is the valid and binding agreement of such Stockholder and (v) no investment banker, broker or finder is entitled to a commission or fee from such Stockholder or IOI in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder.

         2. The Company's Representations and Warranties. The Company hereby represents and warrants to the Stockholders as of the date hereof that the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the certificate of incorporation or bylaws of the Company, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Company or to the Company's property or assets.

         3. No Voting Trusts. Each Stockholder hereby revokes any and all proxies and voting instructions with respect to the Shares previously given by such Stockholder and such Stockholder agrees that it will not grant or give any other proxies or voting instructions with respect to the voting of the Shares, enter into any voting trust or other arrangement or agreement with respect to the voting of the Shares (and if given or executed, such proxies, voting instructions, voting trust or other arrangement or agreement shall not be effective), or agree, in any manner, to vote the Shares for or against any proposal submitted to the stockholders of IOI except in furtherance of the proposals set forth in paragraph 4 hereof.

         4. Agreements with Respect to the Shares.

            (a) Each Stockholder agrees during the term of this Agreement:

                (i) to vote the Shares, to the extent entitled to vote, (x) in favor of the approval of the Merger Agreement and the Merger and the sale of the Westbank Ambulatory Care Center and the reverse stock split contemplated in the Merger Agreement, at every meeting of the stockholders of IOI at which such matters are considered and at every adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement and the sale of the Westbank Ambulatory Care Center and the reverse stock split contemplated in the Merger Agreement is sought, and (y) against all other proposals submitted to the stockholders of IOI which, directly or indirectly, would reasonably be expected to prevent or materially delay the consummation of the Merger or the transactions contemplated by the Merger Agreement, in such manner as the Company may direct; and

                (ii) not to solicit, encourage or recommend to other stockholders of IOI that (w) they vote their shares of Common Stock or any such other securities in any manner contrary to the terms of the Merger Agreement and the transactions contemplated thereby, (x) they not vote their shares of Common Stock at all, (y) they tender, exchange or otherwise dispose of their shares of Common Stock pursuant to a Competing Transaction (as hereinafter defined), or
(z) they attempt to exercise any statutory appraisal or other similar rights they may have.

            (b) Unless otherwise instructed in writing by the Company, during the term of this Agreement, each Stockholder will vote the Shares against any Competing Transaction.

            (c) Except with the prior written consent of the Company, during the term of this Agreement, each Stockholder agrees that such Stockholder will not, and shall use its commercially reasonable efforts not to permit any employee, attorney, accountant, investment banker or other agent or representative of such Stockholder to initiate, solicit, negotiate, encourage, or provide confidential information in order to facilitate any Competing Transaction.

            (d) For purposes of this Agreement, a "Competing Transaction" shall mean a transaction of any kind (including, without limitation, a merger, consolidation, share exchange, reclassification, reorganization, recapitalization, sale or encumbrance of substantially all the assets of IOI outside the ordinary course of business, or sale or exchange by stockholders of IOI of all or substantially all the shares of IOI's capital stock) proposed by any person(s).

         5. Proxies. In furtherance of the foregoing, each Stockholder is granting to Ernest D. Rapp, the Chief Executive Officer of the Company, and/or Robert W. Ohnesorge, the President of the Company, or to his designee(s), irrevocable proxies and powers of attorney (which may be in the form annexed hereto or such other form consistent with the terms hereof and thereof as the Company may specify) to vote the Shares, to the extent such Shares are entitled to vote, and hereby specifically agrees not to revoke such proxies granted under any circumstances:

            (a) at any and all meetings of stockholders of IOI, notice of which meetings are given prior to the due and proper termination of this Agreement, with respect to matters presented to IOI's stockholders for a vote which relates to or affects (i) the Merger or the Merger Agreement or the sale of the Westbank Ambulatory Care Center or the reverse stock split contemplated in the Merger Agreement or the approval of any of them; and (ii) any Competing Transaction; or

            (b) with respect to actions to be taken by written consent of the stockholders of IOI which relates to or affects any of the foregoing, and which consent is solicited prior to the due and proper termination of this Agreement.

         6. Limitation on Sales. During the term of this Agreement, except pursuant to the Merger, each Stockholder agrees not to sell, assign, transfer, loan, tender, pledge, hypothecate, exchange, encumber or otherwise dispose of, or issue an option or call with respect to, any of the Shares, or impair such Stockholder's Shares.

         7. Specific Performance. Each Stockholder acknowledges that it will be impossible to measure in money the damage to the Company if the Stockholder fails to comply with the obligations imposed by this Agreement, and that, in the event of any such failure, the Company will not have an adequate remedy at law or in damages. Accordingly, each Stockholder agrees that injunctive relief or any other equitable remedy, in addition to any remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of any such remedy on the basis that the Company has an adequate remedy at law. Each Stockholder agrees not to seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the Company seeking or obtaining such equitable relief.

         8. Reasonable Efforts. Each Stockholder will use all reasonable efforts to cause to be satisfied the conditions to the obligations of IOI in such Stockholder's control to effect the Closing under the Merger Agreement.

         9. Publicity. Each Stockholder agrees that, from the date hereof through the Closing Date, such Stockholder shall not issue any public release or announcement concerning the transactions contemplated by this Agreement and the Merger Agreement without the prior consent of the Company, except as required by applicable law.

         10. Term of Agreement; Termination.

             (a) The term of this Agreement shall commence on the date hereof and shall terminate upon the earliest to occur of (i) the Effective Time of the Merger and (ii) the due and proper termination of the Merger Agreement in accordance with its terms; provided that the term of this Agreement for Chartwell Capital Investors, L.P., shall not continue past March 31, 2001. Upon such termination, no party shall have any further obligations or liabilities hereunder.

             (b) The obligations of the Stockholders set forth in this Agreement shall not be effective or binding upon any Stockholder until after such time as the Merger Agreement is executed and delivered by IOI and the Company.

         11. Miscellaneous.

             (a) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter of this Agreement.

             (b) Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed to have been duly given on the next business day after the same is sent, if delivered personally or sent by telecopy or overnight delivery, or five calendar days after the same is sent, if sent by registered or certified mail, return receipt requested, postage prepaid, as set forth below, or to such other persons or addresses as may be designated in writing in accordance with the terms hereof by the party to receive such notice.

         If to the Company:

         PowerBrief, Inc.
         5858 Westheimer
         Suite 500
         Houston, Texas  77057
         Attention:  Robert W. Ohnesorge
         Facsimile No: (713) 586-4790

         with a copy to:

         Locke Liddell & Sapp LLP
         3400 Chase Tower, 600 Travis
         Houston, Texas  77002-3095
         Attention:  David F. Taylor
         Facsimile No: (713) 223-3717

         If to a Stockholder, to the address set forth below such Stockholder's name on Exhibit A hereto,

         with a copy to:

         Weil, Gotshal & Manges LLP
         100 Crescent Court, Suite 1300
         Dallas, Texas  75201-6950
         Attention:  Michael A. Saslaw
         Facsimile No:  (214) 746-7777

             (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas as applied to contracts made and fully performed in such state without giving effect to the principles of conflict of laws thereof.

             (d) Rules of Construction. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine or feminine, or neuter, and any other number, singular or plural, as the context requires. As used in this Agreement, the word "including" is not limiting, and the word "or" is not exclusive. Capitalized terms used herein but not otherwise defined herein shall have the meanings given to them in the Merger Agreement.

             (e) Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of the parties to this Agreement and their legal successors-in-interest, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

             (f) Counterparts. This Agreement may be executed in one or more counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts together shall constitute but one instrument.

             (g) Assignment. No party hereto shall assign its rights and obligations under this Agreement or any part thereof, nor shall any party assign or delegate any of its rights or duties hereunder without the prior written consent of the other party, and any assignment made without such consent shall be void. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

             (h) Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

             (i) Extension; Waiver. Any party to this Agreement may extend the time for the performance of any of the obligations or other acts of any of the other parties to this Agreement or waive compliance by any other party with any of the agreements or conditions contained herein or any breach thereof. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

             (j) Severability. The provisions of this Agreement are severable and, if any thereof are invalid or unenforceable in any jurisdiction, the same and the other provisions hereof shall not be rendered otherwise invalid or unenforceable.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Voting Agreement as of the date first above written.

                                     POWERBRIEF, INC.



                                     By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                     FW INTEGRATED ORTHOPAEDICS INVESTORS, L.P.



                                     By:  GROUP 31, INC., its General Partner


                                          By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                     FW INTEGRATED ORTHOPAEDICS
                                     INVESTORS II, L.P.



                                     By:  FW GROUP GENPAR, INC., its General
                                          Partner

                                          By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                     CHARTWELL CAPITAL INVESTORS, L.P.



                                     By:  CHARTWELL CAPITAL PARTNERS,
                                          L.P., its General Partner

                                          By:  CHARTWELL PARTNERS, L.P.,
                                               its General Partner

                                          By:  CHARTWELL, Inc., its General
                                               Partner

                                               By:
                                                    ----------------------------
                                                    Name:
                                                    Title:



                                     -------------------------------------------
                                     Jose E. Kauachi

                                    EXHIBIT A

         HOLDINGS OF COMMON STOCK AS OF SEPTEMBER 15, 2000

         Name of Stockholder:                  FW Integrated Orthopaedics
                                               Investors, L.P.

         Address:                              201 Main Street, Suite 3100
                                               Fort Worth, Texas  76102

         Telephone No.:                        (817) 390-8503

         Facsimile No.:                        (817) 338-2067

         Number of Shares of Common Stock:     10,640,962



         Name of Stockholder:                  FW Integrated Orthopaedics
                                               Investors II, L.P.

         Address:                              201 Main Street, Suite 3100
                                               Fort Worth, Texas  76102

         Telephone No.:                        (817) 390-8503

         Facsimile No.:                        (817) 338-2067

         Number of Shares of Common Stock:     10,640,962



         Name of Stockholder:                  Chartwell Capital Investors, L.P.

         Address:                              One Independent Drive
                                               Suite 3120
                                               Jacksonville, FL  32202

         Telephone No.:                        (904) 355-3519

         Facsimile No.:                        (904) 353-5833

         Number of Shares of Common Stock:     2,373,863

         Name of Stockholder:                  Jose E. Kauachi

         Address:                              245 Castle Ridge
                                               Edwards, Colorado  81632

         Telephone No.:                        (970) 926-8595

         Facsimile No.:                        (970) 926-8550

         Number of Shares of Common Stock:     1,162,537

                     IRREVOCABLE PROXY AND POWER OF ATTORNEY

         The undersigned hereby appoints Ernest D. Rapp, the Chief Executive Officer of PowerBrief, Inc. (the "Company"), and/or Robert W. Ohnesorge, the President of the Company, as the undersigned's attorney-in-fact and proxy, with full power of substitution, for and in the undersigned's name, to vote, express consent or disapproval, or otherwise act (including pursuant to written consent, but excluding the right to assert, perfect and prosecute dissenters' rights of appraisal) in accordance with Paragraphs 4(a) and 4(b) of the Voting Agreement with respect to all of the shares of Common Stock, par value $0.001 per share, of Integrated Orthopaedics, Inc., a Texas corporation ("IOI"), owned of record by the undersigned.

         The proxy granted hereby shall be irrevocable and may be exercised at any meeting of stockholders, notice of which is given, or in respect of any written consent which is solicited prior to the due and proper termination of, and subject to and in accordance with the terms and conditions of, the Voting Agreement, dated of even date herewith, among the undersigned, the Company and the stockholders of IOI signatory thereto. This proxy is coupled with an interest sufficient in law to support such proxy.



Dated:  September 15, 2000                      FW INTEGRATED ORTHOPAEDICS
                                                INVESTORS, L.P.



                                                By:  GROUP 31, INC., its General
                                                Partner


                                                     By:
                                                          ----------------------
                                                          Name:
                                                          Title:

                     IRREVOCABLE PROXY AND POWER OF ATTORNEY

         The undersigned hereby appoints Ernest D. Rapp, the Chief Executive Officer of PowerBrief, Inc. (the "Company"), and/or Robert W. Ohnesorge, the President of the Company, as the undersigned's attorney-in-fact and proxy, with full power of substitution, for and in the undersigned's name, to vote, express consent or disapproval, or otherwise act (including pursuant to written consent, but excluding the right to assert, perfect and prosecute dissenters' rights of appraisal) in accordance with Paragraphs 4(a) and 4(b) of the Voting Agreement with respect to all of the shares of Common Stock, par value $0.001 per share, of Integrated Orthopaedics, Inc., a Texas corporation ("IOI"), owned of record by the undersigned.

         The proxy granted hereby shall be irrevocable and may be exercised at any meeting of stockholders, notice of which is given, or in respect of any written consent which is solicited prior to the due and proper termination of, and subject to and in accordance with the terms and conditions of, the Voting Agreement, dated of even date herewith, among the undersigned, the Company and the stockholders of IOI signatory thereto. This proxy is coupled with an interest sufficient in law to support such proxy.



Dated:  September 15, 2000                      FW INTEGRATED ORTHOPAEDICS
                                                INVESTORS II, L.P.



                                                By: FW GROUP GENPAR, INC., its
                                                General Partner

                                                     By:
                                                          ----------------------
                                                          Name:
                                                          Title:

                     IRREVOCABLE PROXY AND POWER OF ATTORNEY

         The undersigned hereby appoints Ernest D. Rapp, the Chief Executive Officer of PowerBrief, Inc. (the "Company"), and/or Robert W. Ohnesorge, the President of the Company, as the undersigned's attorney-in-fact and proxy, with full power of substitution, for and in the undersigned's name, to vote, express consent or disapproval, or otherwise act (including pursuant to written consent, but excluding the right to assert, perfect and prosecute dissenters' rights of appraisal) in accordance with Paragraphs 4(a) and 4(b) of the Voting Agreement with respect to all of the shares of Common Stock, par value $0.001 per share, of Integrated Orthopaedics, Inc., a Texas corporation ("IOI"), owned of record by the undersigned.

         The proxy granted hereby shall be irrevocable and may be exercised at any meeting of stockholders, notice of which is given, or in respect of any written consent which is solicited prior to the due and proper termination of, and subject to and in accordance with the terms and conditions of, the Voting Agreement, dated of even date herewith, among the undersigned, the Company and the stockholders of IOI signatory thereto. This proxy is coupled with an interest sufficient in law to support such proxy.


Dated:  September 15, 2000                 CHARTWELL CAPITAL INVESTORS, L.P.



                                           CHARTWELL CAPITAL PARTNERS,
                                           L.P., its General Partner

                                           CHARTWELL PARTNERS, L.P., its
                                           General Partner

                                           CHARTWELL, Inc., its General Partner

                                              By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                     IRREVOCABLE PROXY AND POWER OF ATTORNEY

         The undersigned hereby appoints Ernest D. Rapp, the Chief Executive Officer of PowerBrief, Inc. (the "Company"), and/or Robert W. Ohnesorge, the President of the Company, as the undersigned's attorney-in-fact and proxy, with full power of substitution, for and in the undersigned's name, to vote, express consent or disapproval, or otherwise act (including pursuant to written consent, but excluding the right to assert, perfect and prosecute dissenters' rights of appraisal) in accordance with Paragraphs 4(a) and 4(b) of the Voting Agreement with respect to all of the shares of Common Stock, par value $0.001 per share, of Integrated Orthopaedics, Inc., a Texas corporation ("IOI"), owned of record by the undersigned.

         The proxy granted hereby shall be irrevocable and may be exercised at any meeting of stockholders, notice of which is given, or in respect of any written consent which is solicited prior to the due and proper termination of, and subject to and in accordance with the terms and conditions of, the Voting Agreement, dated of even date herewith, among the undersigned, the Company and the stockholders of IOI signatory thereto. This proxy is coupled with an interest sufficient in law to support such proxy.



Dated:  September 15, 2000
                                             -----------------------------------
                                             Jose E. Kauachi

                                                                       EXHIBIT D


                               ARTICLES OF MERGER

                                       OF

                                POWERBRIEF, INC.

                                  WITH AND INTO

                          INTEGRATED ORTHOPAEDICS, INC.


         Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act, the undersigned corporations certify the following articles of merger adopted for the purpose of effecting a merger in accordance with the provisions of Part Five of the Texas Business Corporation Act.

         1. The name and state of incorporation of each of the undersigned corporations are as follows:


         Name                                       State
         ----                                       -----
         Integrated Orthopaedics, Inc.              Texas

         PowerBrief, Inc.                           Delaware

         2. An Agreement and Plan of Merger between the undersigned corporations was approved and adopted in accordance with Article 5.03 of the Texas Business Corporation Act, providing for the merger of PowerBrief, Inc., a Delaware corporation ("PowerBrief"), with and into Integrated Orthopaedics, Inc., a Texas corporation ("IOI"), with IOI being the surviving corporation in the merger (the "Plan").


         3. With respect to IOI, the number and class of shares outstanding and entitled to vote on the Plan consisted of [__________] shares of Common Stock, par value $0.001 per share. The total number of such shares of Common Stock voted for and against the Plan were _______ and _________, respectively.


         4. With respect to PowerBrief, the number and classes of shares outstanding and entitled to vote on the Plan consisted of ________ shares of Common Stock, par value $0.01 per share, and _________ shares of Series A Preferred Stock, par value $0.01 per share, such classes voting together as a single class. The total number of such shares of Common Stock and Series A Preferred Stock voted for and against the Plan were ___________ and ________, respectively.

         5. The approval and performance of the Plan by IOI was duly authorized by all action required by the laws of the State of Texas and by its constituent documents.


         6. The approval and performance of the Plan by PowerBrief was duly authorized by all action required by the laws of the State of Delaware and by its constituent documents.


         7. Pursuant to the Plan and the provisions of the Texas Business Corporation Act, IOI will continue to exist after the merger as the surviving corporation under the name PowerBrief, Inc.


         8. Upon the effective date of the merger pursuant to the provisions of the Texas Business Corporation Act, the articles of incorporation of IOI are to be replaced in their entirety by the restated articles of incorporation which are attached hereto as Exhibit 1 and incorporated by reference herein.


         9. An executed copy of the Plan is on file at the principal place of business of the surviving corporation, the address of which is 5858 Westheimer, Suite 500, Houston, Texas 77057. A copy of the Plan will be furnished by the surviving corporation, on written request and without cost, to any shareholder of a domestic corporation that is a party to or created by the Plan and to any creditor or obligee of the parties to the merger at the time of the merger if such obligation is then outstanding.


         10. The surviving corporation will be responsible for the payment of all fees and franchise taxes and the surviving corporation will be obligated to pay such fees and franchise taxes if the same are not timely paid.




            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each of the parties hereto has caused these articles of merger to be signed by its authorized officer on the _____ day of ___________, ____.
                                       INTEGRATED ORTHOPAEDICS, INC.
                                             a Texas corporation


                                       By:
                                          --------------------------------------
                                                          , [President]
                                            --------------


                                       POWERBRIEF, INC.
                                             a Delaware corporation


                                       By:
                                          --------------------------------------
                                                            , [President]
                                            ----------------

                                                                       EXHIBIT E

                              CERTIFICATE OF MERGER


                                       OF

                                POWERBRIEF, INC.

                                  WITH AND INTO

                          INTEGRATED ORTHOPAEDICS, INC.


         Pursuant to the provisions of Section 252(c) of the Delaware General Corporation Law, the undersigned corporation, organized and existing under and by virtue of the laws of the State of Texas, does hereby certify that:

         1. The name and state of incorporation of each of the constituent corporations to the merger are as follows:

         Name                                       State
         ----                                       -----
         Integrated Orthopaedics, Inc.              Texas

         PowerBrief, Inc.                           Delaware


         2. An Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252(c) of the Delaware General Corporation Law.

         3. Pursuant to the Agreement and Plan of Merger and the provisions of the laws of the State of Texas, Integrated Orthopaedics, Inc. will continue to exist after the merger as the surviving corporation under the name PowerBrief, Inc.

         4. Upon the effective date of the merger pursuant to the provisions of the laws of the State of Texas, the articles of incorporation of Integrated Orthopaedics, Inc. are to be replaced in their entirety by the restated articles of incorporation attached hereto as Exhibit 1 and incorporated by reference herein.

         5. The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 5858 Westheimer, Suite 500, Houston, Texas 77057.

         6. A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of either of the aforesaid constituent corporations.

         7. The surviving corporation, in accordance with Section 252(d) of the Delaware General Corporation Law, hereby agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of PowerBrief, Inc., as well as for the enforcement of any obligation of the surviving corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to Section 262 of the Delaware General Corporation Law, and Integrated Orthopaedics, Inc. has irrevocably appointed the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings and has specified the address of 5858 Westheimer, Suite 500, Houston, Texas 77057, Attention: Robert W. Ohnesorge, to which a copy of such process may be mailed by the Secretary of State.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Integrated Orthopaedics, Inc. has caused this certificate to be signed by _________________, its authorized officer on the ___ day of _____________, ____.


                                       INTEGRATED ORTHOPAEDICS, INC.
                                             a Texas corporation


                                       By:
                                          --------------------------------------
                                                          , [President]
                                            --------------

                                                                       EXHIBIT F

                       RESTATED ARTICLES OF INCORPORATION


         1. Integrated Orthopaedics, Inc. (the "Corporation"), pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts restated articles of incorporation which accurately copy the articles of incorporation and all amendments thereto that are in effect to date and as further amended by such restated articles of incorporation as hereinafter set forth and which contain no other change in any provision thereof.

         2. The articles of incorporation of the Corporation are amended by the restated articles of incorporation as follows:

            [To come upon review of IOI's current articles of incorporation.]

         3. Each such amendment made by these restated articles of incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act and such restated articles of incorporation and each such amendment made by the restated articles of incorporation was duly adopted by the shareholders of the Corporation on the _____ day of _________, 2000.

         4. The number of shares outstanding was _____________; the number of shares entitled to vote on the restated articles of incorporation as so amended was __________; the number of shares voted for such restated articles as so amended was _____________; and the number of shares voted against such restated articles as so amended was _____________.

         5. The designation and number of outstanding shares of each class or series entitled to vote on the restated articles of incorporation as a class, and the number of shares of each class or series voting for or against such restated articles were as follows:

                           Number of Shares Outstanding       Number of Shares Voted
         Class or Series   and Entitled to Vote as a Class    For          Against
         Common Stock      _______________________________    ______________________

         6. The articles of incorporation and all amendments and supplements thereto are hereby superseded by the following restated articles of incorporation which accurately copy the entire text thereof, as amended as above set forth:

                            ARTICLES OF INCORPORATION
                                       OF
                                POWERBRIEF, INC.

                                    ARTICLE I

         The name of the corporation is PowerBrief, Inc.

                                   ARTICLE II

         The period of its duration is perpetual.

                                   ARTICLE III

         The purpose for which the corporation is organized is to transact any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                   ARTICLE IV

         The aggregate number of shares which the corporation shall have authority to issue is [1,000,000,000], consisting of: one class of [900,000,000] shares of common stock with par value of $0.001 per share, and one class of [100,000,000] shares of preferred stock with par value of $0.001 per share. Cumulative voting of the shares is expressly prohibited. No shareholder or other person shall have any preemptive rights whatsoever.

         The board of directors is authorized, from time to time, to divide the preferred stock into series, to fix and determine separately for each series any or all of the relative rights and preferences, to issue shares of any series then or previously designated, fixed and determined, and to increase or decrease the number of shares within any series (but not below the number of shares then outstanding). The relative rights and preferences of shares of preferred stock may vary between series in any and all respects. The number of authorized shares of preferred stock may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote, unless a vote of any other holders is required pursuant to a certificate or certificates establishing a series of preferred stock.

         Except as otherwise expressly provided in any certificate of designation designating any series of preferred stock pursuant to the foregoing provisions of this Article IV, any new series of preferred stock may be designated, fixed and determined as provided herein by the board of directors without approval of the holders of common stock or the holders of preferred stock, or any series thereof, and any such series may have powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or equal to the rights of the common stock, the preferred stock, or any future class or series of preferred stock or common stock.

                                    ARTICLE V

         The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received.

                                   ARTICLE VI

         Directors need not be elected by written ballot unless required by the bylaws of the corporation.

                                   ARTICLE VII

         In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to adopt, amend or repeal bylaws of the corporation.

                                  ARTICLE VIII

         The corporation reserves the right to amend or repeal any provision contained in these Restated Articles of Incorporation in the manner now and hereafter prescribed by statute. All rights conferred upon shareholders herein are granted subject to this reservation.

                                   ARTICLE IX

         The street address of the corporation's registered office is 5858 Westheimer, Suite 550, Houston, Texas 77057.

         The name of its registered agent at such address is Robert W.
Ohnesorge.

                                    ARTICLE X

         The number of directors constituting the board of directors is seven.

         The names and addresses of the persons now serving as directors until the next annual meeting of shareholders or until their successors be elected and qualify are as follows:

         NAME                                       MAILING ADDRESS
         ----                                       ---------------
         Robert W. Ohnesorge                        5858 Westheimer, Suite 550
                                                    Houston, Texas 77057

         Wade Bennett                               5858 Westheimer, Suite 550
                                                    Houston, Texas 77057

         Ernest D. Rapp                             5858 Westheimer, Suite 550
                                                    Houston, Texas 77057

                                                    5858 Westheimer, Suite 550
         --------------------                       Houston, Texas 77057

                                                    5858 Westheimer, Suite 550
         --------------------                       Houston, Texas 77057

                                                    5858 Westheimer, Suite 550
         --------------------                       Houston, Texas 77057

                                                    5858 Westheimer, Suite 550
         --------------------                       Houston, Texas 77057

                                   ARTICLE XI

         No director shall be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except for liability of a director for (i) a breach of a director's duty of loyalty to the corporation or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the directors to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) an act or omission for which the liability of a director is expressly provided by applicable statute, or (iv) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office. If the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act, or other applicable law is amended to authorize corporate action further eliminating or limiting the liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act, or other applicable law, as so amended. Any repeal or modification of the foregoing paragraph by the shareholders shall not adversely affect any right or protection of a director existing at the time of such repeal or modification.


         Dated: ____________, ____.

                                         INTEGRATED ORTHOPAEDICS, INC.



                                         By:
                                            ------------------------------------
                                              Its Authorized Officer

                                                                       EXHIBIT G

                                     BYLAWS
                                       OF
                                POWERBRIEF, INC.


                                    ARTICLE I

                     SHAREHOLDERS AND SHAREHOLDERS' MEETINGS

         Section 1. Place of meetings: All meetings of the shareholders shall be held at such place within or without the State of Texas as may be determined by the board of directors and set forth in the respective notice or waivers of notice of such meeting.

         Section 2. Annual Meetings of Shareholders: The annual meeting of the shareholders of the corporation, for the election of directors and the transaction of such other business as may properly come before the meeting, shall be held at such time and date as shall be designated by the board of directors from time to time and stated in the notice of the meeting. Such annual meeting shall be called in the same manner as provided in these bylaws for special meetings of the shareholders, except that the purposes of such meeting need be enumerated in the notice and proxies of such meeting only to the extent required by law in the case of annual meetings.

         Section 3. Special Meetings of Shareholders: Special meetings of the shareholders may be called by the president and shall be called by the president or secretary at the request of a majority of the board of directors, or at the request in writing of shareholders owning a majority of all issued and outstanding shares entitled to vote. Business transacted at all special meetings shall be confined to the purposes stated in the call.

         Section 4. Notice of Meetings of Shareholders:Written or printed notice stating the place, day and hour of the meeting and, in case of special meetings, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the share transfer records of the corporation, with postage prepaid.

         Section 5. Quorum: The holders of a majority of the shares entitled to vote at a meeting of shareholders shall constitute a quorum at all meetings of the shareholders, except as otherwise provided by law or the articles of incorporation. Once a quorum is present at the meeting of shareholders, the subsequent withdrawal from the meeting of any shareholder prior to adjournment or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote at such meeting present in person, or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the holders of the requisite amount of voting shares shall be present or represented. At such adjourned meeting at which the requisite amount of voting shares shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. The vote of the holders of a majority of the shares represented at a meeting at which a quorum is present shall be the act of the shareholders' meeting, unless the vote of a greater number is required by law, the articles of incorporation or these bylaws.

         Section 6. Voting and Proxies: At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than eleven (11) months prior to said meeting, unless said proxy provides for a longer period. Each shareholder shall have one vote for each share of stock having voting power registered in his name on the books of the corporation.

         Section 7. Voting on Matters Other Than the Election of Directors: For purposes of voting on matters other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Texas Business Corporation Act, the act of the shareholders shall be the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present.

         Section 8. Voting in the Election of Directors: For purposes of voting on the election of directors, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

         Section 9. List of Shareholders Entitled to Vote: The officer or agent having charge of the share transfer records for shares of a corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share transfer records shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer records or to vote at any meeting of shareholders. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

         Section 10. Closing of Transfer Books and Record Dates: For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by a corporation (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by the shareholders proposed to be taken without a meeting of shareholders), the board of directors of a corporation may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer records, the bylaws, or in the absence of an applicable bylaw, the board of directors, may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired. If the share transfer books are not closed, and no record date is fixed for determination of shareholders entitled to execute a consent in writing in lieu of a meeting of shareholders, and the prior action of the board of directors is not required by law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation, and, if no record date shall have been fixed by the board of directors and prior action by the board of directors is required by applicable law, the record date for determining shareholders entitled to consent to the action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts a resolution taking such prior action.

         Section 11. Registered Shareholders: The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact of such share or shares for all purposes, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice of such claim or interest, except as expressly provided by the laws of Texas.

                                   ARTICLE II

                               Board of Directors

         Section 1. Number and qualifications: The power of the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of a board of not less than one (1) director, as may be determined by the shareholders or the board of directors from time to time, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors need not be shareholders nor be residents of the State of Texas. The board in its discretion may elect a chairman of the board who shall preside at board meetings and generally manage the affairs of the board.

         Section 2. Election: At each annual meeting of the shareholders, the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor shall be elected and qualified unless sooner removed by action of the shareholders.

         Section 3. Vacancies: Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Any directorship to be filled by reason of any increase in the number of directors may be filled by (a) the shareholders of the corporation at an annual or special meeting; or (b) the board of directors (subject, however, to the limitations set forth in Article
2.34 of the Texas Business Corporation Act).

         Section 4. Place of Meetings: All meetings of the board of directors of the corporation may be held either within or without the State of Texas.

         Section 5. Annual Meeting of the Board: The annual meeting of each newly elected board shall be held, without further notice, immediately following the annual meeting of shareholders, and at the same place, or at such other time and place as shall be fixed with the consent in writing of all the directors.

         Section 6. Regular Meetings: Regular meetings of the board may be held without notice at such time and place either within or without the State of Texas as shall from time to time be determined by the board.

         Section 7. Special Meetings: Special meetings of the board may be called by the president on 48 hours' notice to each director, either personally or by mail, telephone or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

         Section 8. Quorum: At all meetings of the board the presence of a majority of the number of directors fixed by Section 1 of this Article II shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise provided by law or the articles of incorporation or these bylaws. If a quorum shall not be present at any meeting of directors, the directors present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. Powers of Board of Directors: In addition to the powers and authorities expressly conferred by these bylaws upon them, the board may exercise all such powers of the corporation and do all such lawful acts and things as are not directed or required to be exercised or done by the shareholders by statute or the articles of incorporation or these bylaws.

         Section 10. Compensation of Directors: Directors, as such, shall not receive any stated salary for their services, but shall receive such compensation for their services as may be from time to time fixed by resolution of the board of directors. In addition, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board by resolution of the board, provided that nothing contained in these bylaws shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation for such service.

         Section 11. Attendance and Waiver of Notice: Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the sole purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting, except that notice shall be given of any proposed amendment to these bylaws if it is to be adopted at any special meeting or with respect to any other matter where notice is required by statute.

         Section 12. Removal of Directors: Any director may be removed (with or without cause) by the affirmative vote of the holders of a majority of the shares then entitled to vote in the election of directors at any duly called shareholders' meeting.

         Section 13. Executive and Other Committees: The board of directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, and may designate one or more of its members as alternate members of the committee who may, subject to any limitations imposed by the board of directors, replace absent or disqualified members at any meeting of that committee. Any such committee, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, but no such committee shall have the power or authority in reference to amending the articles of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all property and assets of the corporation, recommending to the stockholders a dissolution of the corporation or a revocation of dissolution, or amending the bylaws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors and shall keep regular minutes of their proceedings and report the same to the board when required.

                                   ARTICLE III

                                    Officers

         Section 1. Number: The principal officers of the corporation shall consist of the president, one or more vice presidents, a secretary, and a treasurer. Any two or more offices may be held by the same person. Such officers shall be chosen by the board of directors at such time and in such manner and for such terms as the board of directors may prescribe.

         Section 2. General Duties: All officers and agents of the corporation, as between themselves and the corporation, shall have such authority, perform such duties and manage the corporation as may be provided in these bylaws or as may be determined by resolution of the board of directors not inconsistent with these bylaws.

         Section 3. Election, Term of Office and Qualifications: The officers shall be chosen annually by the board of directors at its annual meeting, or as soon after such annual meeting as may conveniently be possible. Each officer shall hold office until his successor is chosen and qualified, or until his death, or until he shall have resigned, or shall have been removed in the manner provided in Section 4.

         Section 4. Removal: Any officer or agent elected or appointed by the board of directors may be removed (with or without cause) by the affirmative vote of a majority of the board of directors whenever in its judgment the best interests of the corporation will be served by such removal, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         Section 5. Resignation: Any officer may resign at any time by giving written notice to the board of directors or to the president, vice president or secretary. Such resignation shall take effect at the time specified in the notice, and, unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective. Such resignation shall be without prejudice to the contract rights, if any, of the corporation.

         Section 6. Vacancies: Any vacancy in any office because of death, resignation, removal or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these bylaws for election or appointment to such office.

         Section 7. The President: The president, who need not be chosen from among the directors, shall have active, executive management of the operations of the corporation, subject, however, to the control of the board of directors. He shall, in general, perform all duties incident to the office of president and such other duties as from time to time may be assigned to him by the board of directors.

         Section 8. The Vice President: Each vice president shall have such powers and perform such duties as the board of directors may from time to time prescribe or as the president may from time to time delegate to him. At the request of the president, any vice president may temporarily act in his place. In the case of the death of the president, or in the case of his absence or inability to act without having designated a vice president to act temporarily in his place, the vice president or vice presidents to perform the duties of the president shall be designated by the board of directors.

         Section 9. The Secretary: The secretary shall keep or cause to be kept in books provided for that purpose, minutes of the meetings of the shareholders and of the board of directors; shall see that all notices are duly given in accordance with the provisions of these bylaws and as required by law; shall be custodian of the records and of the seal of the corporation and see that the seal is affixed to all the documents, the execution of which on behalf of the corporation under its seal is required; and, in general, shall perform all duties incident to the office of the secretary and such other duties as may from time to time be assigned to him by the board of directors or by the president.

         Section 10. The Treasurer: The treasurer shall be the principal financial officer of the corporation; shall have charge and custody of and be responsible for all funds of the corporation and deposit all such funds in the name of the corporation in such corporations, trust companies or other depositories as shall be selected by the board of directors; shall receive and give receipts for moneys due and payable to the corporation from any source; and, in general, shall perform all the duties incident to the office of the treasurer and such other duties as from time to time may be assigned to him by the board of directors or by the president. The treasurer shall render to the president and the board of directors, whenever the same shall be required, an account of all his transactions as treasurer and of the financial condition of the corporation. He shall, if required to do so by the board of directors, give the corporation a bond in such amount and with such surety or sureties as may be ordered by the board of directors, for the faithful performance of the duties of his office and for the restoration to the corporation, in the case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         Section 11. Salaries: The salaries of the officers shall be fixed by, or in accordance with the directions of, the board of directors, and it shall be no objection that the officer in question is a member of the board of directors or that he votes on the resolution fixing his salary; provided, however, that all salaries voted must be no more than reasonable compensation for services rendered or to be rendered to the corporation.

         Section 12. Disallowed Payments: Any payments made to an officer of the corporation such as a salary, commission, bonus, interest, or rent, or entertainment expenses incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a board, to enforce payment of each such amount disallowed.

                                   ARTICLE IV

                                 Indemnification

         The corporation shall indemnify and advance expenses to all directors and officers of the corporation to the maximum extent allowed by the Texas Business Corporation Act and other applicable law. If the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act, or other applicable law is amended after adoption of this provision of the bylaws by the shareholders or the board of directors to authorize corporate action further expanding the corporation's power to indemnify, then the corporation shall be and hereby is authorized to indemnify the persons named above to the fullest extent permitted by the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act, or other applicable law, as so amended.

                                    ARTICLE V

                                  Capital Stock

         Section 1. Certificates for Shares: The certificates for shares of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by any one or more officers of the corporation and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the officer or officers upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.

         Section 2. Restrictions: Restrictions on the transfer, or registration of the transfer, of shares shall conspicuously be set forth on the face of the certificate, or shall set be set forth on the back of the certificate and shall conspicuously refer to the same on the face of the certificate, or shall conspicuously state on the face or back of the certificate that such a restriction exists pursuant to a specified document and that the corporation will furnish to the record holder of the certificate without charge upon written request to the corporation at its principal place of business or registered office a copy of the specified document, or if such document is one required or permitted to be and has been filed under the applicable laws, that such specified document is on file in the office of the Secretary of State and contains a full statement of such restriction.


         Section 3. Transfer of Certificates of Shares: Transfers of shares shall be made on the books of the corporation only by the person named in the certificate or by attorney, lawfully constituted in writing, and upon surrender of the certificate for the shares. The board of directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue and registration of certificates of shares, and may appoint transfer agents and/or registrars for the certificates of shares.

         Section 4. Lost or Destroyed Certificates: The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of shares to be lost, and the board of directors, when authorizing such issue of a new certificate or certificates, may require the owner of such lost or destroyed certificate or certificates, or his legal representatives, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation.

                                   ARTICLE VI

                               General Provisions


         Section 1. Seal: The seal of the corporation shall be circular in form with the name of the corporation around the margin, with a five pointed star in the center with letters Texas appearing between the points of the star, or in such other form as shall be approved by the board of directors.

         Section 2. Fiscal Year: The fiscal year of the corporation shall be fixed by resolution of the board of directors, or in the absence of such a resolution by the president.

         Section 3. Distributions and Share Dividends: Distributions and share dividends, subject to the provisions of the articles of incorporation and applicable law, may be authorized and made by the board of directors at any regular or special meeting. Distributions may be paid in cash or property. The board of directors may by resolution create a reserve or reserves out of its surplus or allocate any part or all of surplus in any manner for any proper purpose or purposes, and may increase, decrease or abolish any such reserve, designation or allocation in the same manner.

         Section 4. Notices: Whenever under the provisions of these bylaws notice is required to be given to any director or shareholder, it shall not be construed to mean only personal notice, but such notice may also be given in writing, by mail, by depositing the same in the post office or letter box, in a post-paid sealed wrapper, addressed to such director or shareholder at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when it shall be thus mailed. Any notice required to be given under these bylaws may be waived in writing, signed by the person or persons entitled to said notice, whether before or after the time stated in the notice.

         Section 5. Actions Without a Meeting and Telephone Meetings:
Notwithstanding any provision contained in these bylaws, all actions of the directors or any committee of the board provided for herein may be taken by unanimous consent without a meeting, or any meeting thereof may be held by means of a conference telephone or the like, to the full extent permitted by Article
9.10 of the Texas Business Corporation Act.

                                   ARTICLE VII

                                   Amendments

         Section 1. Amendments by Board of Directors: The board of directors may amend or repeal these bylaws, or adopt new bylaws, unless:

         (i) the articles of incorporation or the Texas Business Corporation Act reserves such power exclusively to the shareholders in whole or in part; or

         (ii) the shareholders in amending, repealing, or adopting a particular bylaw expressly provide that the board of directors may not amend or repeal that bylaw.

         Section 2. Amendments by Shareholders: Unless the articles of incorporation or a bylaw adopted by the shareholders provides otherwise as to all or some portion of these bylaws, the corporation's shareholders may amend, repeal, or adopt the corporation's bylaws even though the bylaws may also be amended, repealed, or adopted by the board of directors.

                                                                     EXHIBIT H


================================================================================






                               WARRANT AGREEMENT



                                    Between


                                POWERBRIEF, INC.
                     (f/k/a INTEGRATED ORTHOPAEDICS, INC.)



                                      And



                             [                   ]
                              -------------------


                        Dated as of [           ,     ]
                                     -----------  ----







                                SERIES B WARRANT



================================================================================


SECTION 1. Definitions; Accounting Terms and Determinations......................................................1

         1.01     Definitions....................................................................................1

         1.02     Accounting Terms and Determinations............................................................4

SECTION 2. Issuance of Warrant...................................................................................4

         2.01     Authorization and Issuance of Warrant Stock and Warrant........................................4

         2.02     Issuance of the Warrant........................................................................4

         2.03     Securities Act Compliance......................................................................4

SECTION 3. Representations and Warranties........................................................................4

SECTION 4. Restrictions on Transferability.......................................................................4

         4.01     Transfers Generally............................................................................4

         4.02     Transfers of Restricted Warrant Stock Pursuant to Registration Statements, Rule 144 and
                  Rule 144A......................................................................................5

         4.03     Restrictive Legends............................................................................5

         4.04     Termination of Restrictions....................................................................5

SECTION 5. Dispositions of Securities............................................................................6

         5.01     Dispositions of Securities.....................................................................6

SECTION 6. Adjustments...........................................................................................6

         6.01     Dividends, Distributions and Purchases.........................................................6

         6.02     Subdivisions and Combinations..................................................................7

         6.03     Issuance of Common Stock.......................................................................7

         6.04     Issuance of other Securities, Rights or Obligation.............................................8

         6.05     Superseding Adjustment.........................................................................9

         6.06     Other Provisions Applicable to Adjustments under this Section 6...............................10

         6.07     Merger, Consolidation or Disposition of Assets................................................10

         6.08     Other Action Affecting Common Stock...........................................................11

         6.09     Notice of Adjustments.........................................................................11

         6.10     Notice of Certain Corporate Action............................................................11

SECTION 7. Holder's Rights......................................................................................12

         7.01     Delivery Expenses.............................................................................12

         7.02     Taxes.........................................................................................12

         7.03     Replacement of Instruments....................................................................12

SECTION 8. Other Covenants of Issuer............................................................................12

         8.01     Restrictions on Performance...................................................................12




SECTION 9. Miscellaneous........................................................................................13

         9.01     Home Office Payment...........................................................................13

         9.02     Waiver........................................................................................13

         9.03     Notices.......................................................................................13

         9.04     Amendments, Etc...............................................................................14

         9.05     Successors and Assigns........................................................................14

         9.06     Survival......................................................................................14

         9.07     Specific Performance..........................................................................14

         9.08     Captions......................................................................................14

         9.09     Counterparts..................................................................................14

         9.10     Governing.....................................................................................15

         9.11     Severability..................................................................................15

         9.12     Entire Agreement..............................................................................15


                               WARRANT AGREEMENT


         This Warrant Agreement (this "Agreement") is made and entered into as of ____________, ____, by and between PowerBrief, Inc. (f/k/a Integrated Orthopaedics, Inc.), a corporation duly organized and validly existing under the laws of the State of Texas (the "Issuer"), and _______________ (the "Purchaser").

         WHEREAS, the Issuer and PowerBrief, Inc., a Delaware corporation ("PowerBrief"), entered into an Agreement and Plan of Merger, dated as of September 15, 2000 (the "Merger Agreement"), pursuant to which PowerBrief was merged into the Issuer as of ___________ (the "Merger").

         WHEREAS, the Issuer has registered with the Commission (as hereinafter defined) the issuance of the Warrant (as hereinafter defined) but not the underlying Stock Units (as hereinafter defined) covered by this Agreement.

         WHEREAS, pursuant to the Merger Agreement, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuer has agreed to issue the Warrant to, among others, the Purchaser providing for the purchase of shares of Stock Units (as hereinafter defined) of the Issuer, in the manner hereinafter provided.

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Definitions; Accounting Terms and Determinations.

         1.01 Definitions. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

         "Affiliate" shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "Board" shall mean the Board of Directors of Issuer.

         "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized or required by law to remain closed.

         "Closing Date" shall mean the date of the original issuance of the Warrant hereunder.

         "Commission" shall mean the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act and/or the Exchange Act.

         "Common Stock" shall mean the Common Stock of the Issuer, par value $0.001 per share, or any other common stock or other securities receivable thereon, or into which the

Common Stock is convertible or exchangeable, as a result of any recapitalization, reclassification, merger or consolidation of, or disposition of assets by, the Issuer.

         "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controls" and "Controlled" shall have meanings correlative thereto.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Excluded Securities" shall mean, collectively, shares of Common Stock underlying options and warrants of the Issuer outstanding immediately after the Merger.

         "Exercise Price" shall have the meaning assigned to such term in the form of Warrant attached as Annex I hereto.

         "Expiration Date" shall have the meaning assigned to such terms in the form of the Warrant attached as Annex 1 hereto.

         "GAAP" shall mean generally accepted accounting principles, consistently applied throughout the specified period.

         "Governmental Authority" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory, monetary or administrative powers or functions of or pertaining to government.

         "Holder" shall mean any Person who acquires the Warrant or Warrant Stock pursuant to the provisions of this Agreement, including any transferees of the Warrant or Warrant Stock; provided, however, that a holder of Warrant Stock purchased pursuant to an effective registration statement or pursuant to Rule 144 shall not be deemed a Holder.

         "include" and "including" shall be construed as if followed by the phrase "without being limited to".

         "Issuer" shall have the meaning assigned to such term in the preamble of this Agreement.

         "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.


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         "Option Plans" shall mean any employee stock option plan of the
Issuer.

         "Other Equity Documents" shall mean the articles of incorporation of the Issuer, the by-laws of the Issuer and any Option Plan.

         "Person" shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Restricted Certificate" shall mean a certificate for Warrant Stock required to bear the restrictive legend set forth in Section 4.03.

         "Restricted Warrant Stock" shall mean Warrant Stock evidenced by a Restricted Certificate.

         "Rule 144" shall mean Rule 144 promulgated by the Commission under the Securities Act (or any successor or similar rule then in force).

         "Rule 144A" shall mean Rule 144A promulgated by the Commission under the Securities Act (or any successor or similar rule then in force).

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Shareholder" shall mean any Person who directly or indirectly owns any shares of Common Stock (including Warrant Stock).

         "Stock Unit" shall mean one share of Common Stock, as such Common Stock is constituted on the date hereof, and thereafter shall mean such number of shares (including any fractional shares) of Common Stock and other securities, cash or other property as shall result from the adjustments specified in Section 6.

         "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any company, partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a direct or indirect Subsidiary of the Issuer.

         "Warrant Stock" shall mean all shares of Common Stock issuable from time to time upon exercise of the Warrant.

         "Warrant" and "Warrants" shall mean the Warrant issued by the Issuer pursuant to this Agreement, evidencing rights to purchase Stock Units, and all Warrants issued upon transfer, division or combination of, or in substitution for, any thereof.


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         1.02     Accounting Terms and Determinations. Except as otherwise may be expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Holder hereunder shall be prepared, in accordance with GAAP. All calculations made for the purposes of determining compliance with the terms of this Agreement shall (except as otherwise may be expressly provided herein) be made by application of GAAP.

         SECTION 2. Issuance of Warrant.

         2.01 Authorization and Issuance of Warrant Stock and Warrant. The Issuer has authorized (a) the issuance of the Warrant evidenced by the warrant certificates in the form of Annex 1 hereto; and (b) the issuance of such number of shares of Warrant Stock as shall be necessary to permit the Issuer to comply with its obligations to issue shares of Warrant Stock pursuant to the Warrant.

         2.02 Issuance of the Warrant. In consideration of the execution and delivery of the Merger Agreement by PowerBrief, and the authorization of such execution and delivery by the holders of the Common Stock and the holders of the preferred stock of PowerBrief (including, among others, the Purchaser) and for other good and valuable consideration:

                  (a) the Issuer shall issue to the Purchaser the Warrant; and

                  (b) the Issuer shall deliver to the Purchaser a single certificate for the Warrant, registered in the name of the Purchaser, except that if the Purchaser shall notify the Issuer in writing prior to such issuance that the Purchaser desires the certificate for the Warrant to be issued in other denominations or registered in the name or names of any Affiliate, nominee or nominees of the Purchaser for its or their benefit, then the certificates for the Warrant shall be issued to the Purchaser in the denominations and registered in the name or names specified in such notice.

         2.03 Securities Act Compliance. The Purchaser understands that the Issuer has not registered the Warrant Stock under the Securities Act or applicable state securities laws, and the Purchaser agrees that the Warrant Stock shall not be sold or transferred or offered for sale or transfer without registration or qualification under the Securities Act or applicable state securities laws or the availability of an exemption therefrom, all as more fully provided in Section 4.

         SECTION 3. Representations and Warranties. The Issuer confirms that each of its representations and warranties contained in the Merger Agreement are true and correct as of the date hereof.

         SECTION 4. Restrictions on Transferability.

         4.01 Transfers Generally. The Warrant shall be freely transferable. Except as otherwise provided in Section 5, the Restricted Warrant Stock shall be transferable only upon the conditions specified in this Section 4, which conditions are intended to ensure compliance with the provisions of the Securities Act and applicable state securities laws in respect of the transfer of any Restricted Warrant Stock.


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         4.02     Transfers of Restricted Warrant Stock Pursuant to
Registration Statements, Rule 144 and Rule 144A. The Restricted Warrant Stock may be offered or sold by the Holder thereof pursuant to (a) an effective registration statement under the Securities Act, (b) to the extent applicable, Rule 144 or Rule 144A or (c) any other legally available means of transfer.

         4.03 Restrictive Legends. Unless and until otherwise permitted by this Section 4, each certificate for any Warrant Stock issued upon exercise of any Warrant and each certificate for any Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

"THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THAT CERTAIN WARRANT AGREEMENT DATED AS OF _______________, ____ (THE "WARRANT AGREEMENT"), BETWEEN POWERBRIEF, INC. (f/k/a INTEGRATED ORTHOPAEDICS, INC.), A TEXAS CORPORATION (THE "ISSUER"), AND _______________________, AS THE WARRANT AGREEMENT MAY BE MODIFIED AND SUPPLEMENTED AND IN EFFECT FROM TIME TO TIME, AND NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. A COPY OF THE FORM OF THE WARRANT AGREEMENT IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF THE WARRANT AGREEMENT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND ACCORDINGLY, SUCH SECURITIES MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM."

         4.04 Termination of Restrictions. All of the restrictions imposed by this Section 4 upon the transferability of the Restricted Warrant Stock shall cease and terminate as to any particular Restricted Warrant Stock when such Restricted Warrant Stock shall have been effectively registered under the Securities Act and applicable state securities laws and sold by the Holder thereof in accordance with such registration or sold under and pursuant to Rule 144 or is eligible to be sold under and pursuant to paragraph (k) of Rule 144. Whenever the restriction imposed by this Section 4 shall terminate as to any Restricted Warrant Stock as hereinabove provided, the Holder thereof shall be entitled to receive from the Issuer, without expense, a new certificate evidencing such Restricted Warrant Stock not bearing the restrictive legend otherwise required to be borne by a certificate evidencing such Restricted Warrant Stock.




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         SECTION 5. Dispositions of Securities.

         5.01     Dispositions of Securities.

                  (a) A Warrant issued under this Agreement and all rights thereunder are transferable (subject to any restrictive legends thereon), in whole or in part, upon surrender of such Warrant to the Issuer, together with a written assignment of such Warrant duly executed by the Holder hereof or such Holder's agent or attorney. Such written assignment shall be in the form of the Assignment Form attached as Annex 2 hereto. Upon such surrender, the Issuer shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and the original Warrant shall promptly be canceled.

                  (b) A Warrant may be exchanged for other Warrants of the same series upon presentation to the Issuer, together with a written notice specifying the denominations in which new Warrants are to be issued, signed by the Holder thereof. The Issuer shall execute and deliver a new Warrant or Warrants to the Holder in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. The Issuer shall pay all expenses, taxes (other than Federal, state or local income taxes) and other charges payable in connection with the preparation, issuance and delivery of the Warrant, including any transfer or exchange thereof.

                  (c) The Issuer shall maintain books for the registration and transfer of the Warrant, and shall allow each Holder to inspect such books at such reasonable times as such Holder shall request.


         SECTION 6. Adjustments.

         6.01     Dividends, Distributions and Purchases.

                  (a) If the Issuer shall pay or distribute during any calendar quarter any cash dividend to holders of its Common Stock in excess of 0.75 % of the market price of its Common Stock immediately prior to the declaration of such dividend, then (at the sole option of the Holder) either (i) the per share Exercise Price shall be adjusted downward by the per share amount of such dividend or (ii) the number of shares of Warrant Stock comprising a Stock Unit shall be adjusted to be that number determined by multiplying the number of shares of Warrant Stock comprising a Stock Unit immediately prior to the payment of such dividend by a fraction (A) the numerator of which shall be equal to the per share Exercise Price immediately prior to the payment of such dividend and (B) the denominator of which shall be equal to the per share Exercise Price as determined in clause (i) of this Section 6.01(a);



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                  (b) If at any time the Issuer shall pay any dividend or make any other distribution to holders of its Common Stock of any evidence of indebtedness or other property of any nature whatsoever (other than as provided in Sections 6.01(a), 6.02, 6.03(i)(A) and 6.04(i)(A) hereof), the Issuer shall at the same time pay or distribute to the Holder of the Warrant that is by its terms then exercisable (whether or not the Holder exercises such Warrant) the evidence of indebtedness or other property the Holder would have been entitled to receive if the Holder had exercised the Warrant immediately prior to the record date for such dividend or distribution; and

                  (c) If at any time the Issuer shall propose to purchase or redeem any shares of its Common Stock owned by any of its Affiliates for cash, evidence of indebtedness or other property of any nature whatsoever, the Issuer shall deliver to the Holder of the Warrant that is by its terms then exercisable for shares of Warrant Stock a notice of such proposed purchase or redemption, and the Holder shall, at its option, have the right to require the Issuer to at the same time purchase or redeem the Warrant that is by its terms then exercisable and shares of Warrant Stock owned by the Holder, pro-rata based on the number of shares of such other Common Stock to be so purchased or redeemed, on the same terms and conditions as the proposed purchase or redemption of such other Common Stock and for the same consideration per Warrant or share of Warrant Stock, as the case may be, as is paid to the holders of such other Common Stock for each share of Common Stock so redeemed or purchased, minus, in the case of Warrants, the exercise price of the Warrant to be so purchased or redeemed.

         6.02 Subdivisions and Combinations. If at any time the Issuer shall:

                  (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution of Common Stock;

                  (b) subdivide, split or reclassify its outstanding shares of Common Stock into a larger number of shares of Common Stock; or

                  (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock;

then immediately after the occurrence of any such event the number of shares of Warrant Stock comprising a Stock Unit shall be adjusted so as to equal the number of shares of Warrant Stock that such Holder would have been entitled to receive if such Holder had exercised the Warrant immediately prior to the occurrence of such event.

         6.03     Issuance of Common Stock. In case at any time the Issuer
(i)(A) shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase shares of any class or series of Common Stock or (B) shall otherwise sell or issue such securities and (ii) the consideration per share of Common Stock to be paid upon such issuance or subscription is less than the Exercise Price on such record date, then (at the sole option of the Holder) either:

                  (x) the Exercise Price shall be adjusted to be that price determined by dividing (i) an amount equal to the sum of (A) the product of (1) the number of shares of Common Stock outstanding immediately before such issuance, distribution, subscription or



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


         purchase and (2) the then existing Exercise Price plus (B) the aggregate consideration, if any, received by the Issuer upon such issuance for the total number of shares of Common Stock to be issued, distributed, subscribed for or purchased, by (ii) the total number of shares of Common Stock outstanding immediately after such issuance, distribution, subscription or purchase; or

                  (y) the number of shares of Warrant Stock comprising a Stock Unit shall be adjusted to be that number determined by multiplying the number of shares of Warrant Stock comprising a Stock Unit immediately prior to such record date by a fraction (not to be less than one) (i) the numerator of which shall be equal to the product of (A) the number of shares of Common Stock outstanding after giving effect to such issuance, distribution, subscription or purchase and (B) the Exercise Price determined immediately before such record date and (ii) the denominator of which shall be equal to the sum of (A) the product of
         (1) the number of shares of Common Stock outstanding immediately before such record date and (2) the Exercise Price determined immediately before such record date and (B) the aggregate consideration to be received by the Issuer for the total number of shares of Common Stock to be issued, distributed, subscribed for or purchased.

Aggregate consideration for purposes of this Section 6.03 shall be determined as follows: In case any shares of Common Stock shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount payable to the Issuer therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts or, in the case of a private placement thereof, finders' fees or commissions paid or allowed by the Issuer in connection therewith. In case any shares of Common Stock shall be issued or sold for a consideration other than cash payable to the Issuer, the consideration received therefor shall be deemed to be the fair value of such consideration as determined by the Board, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Issuer in connection therewith. In case any shares of Common Stock shall be issued in connection with any merger of another corporation into the Issuer, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of such portion of the assets of such merged corporation as the Board shall determine to be attributable to such shares of Common Stock.

         6.04 Issuance of other Securities, Rights or Obligation. In case at any time the Issuer (i)(A) shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase options to purchase or rights to subscribe for Common Stock or securities directly or indirectly convertible into or exchangeable for Common Stock (or options or rights with respect to such securities) or (B) shall otherwise issue or sell any such options, rights or securities and (ii) the consideration per share for which Common Stock is deliverable upon exercise of such options or rights or conversion or exchange of such securities (determined by dividing (x) the total amount received or receivable by the Issuer in consideration of the issuance of or subscription for such options, rights or securities, plus the minimum aggregate amount of premiums (if any) payable to the Issuer upon such exercise, conversion or exchange, by (y) the total maximum number of shares of Common Stock necessary to effect the exercise, conversion or exchange of all such options, rights or securities) shall be less than the Exercise Price on such record date or sale or issuance date, as the case may be, then the number


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of shares of Warrant Stock comprising a Stock Unit shall be adjusted to be that number determined by multiplying the number of shares of Warrant Stock comprising a Stock Unit immediately prior to such date by a fraction (not to be less than one) (i) the numerator of which shall be equal to the product of (A) the total maximum number of shares of Common Stock outstanding after giving effect to the assumed exercise or conversion of all such options, rights or securities and (B) the Exercise Price determined immediately before such date and (ii) the denominator of which shall be equal to the sum of (A) the product of (1) the number of shares of Common Stock outstanding immediately before such date and (2) the Exercise Price determined immediately before such date and (B) the aggregate consideration per share (determined as set forth in subsection
(ii)(x) and (y) above) for which Common Stock is deliverable upon exercise, conversion or exchange of such options, rights or securities; provided, however, that this Section 6.04 shall not apply to the issuance of Excluded Securities. Aggregate consideration for purposes of the immediately preceding clause (B) shall be determined as follows: In case any options, rights or convertible or exchangeable securities (or options or rights with respect thereto) shall be issued or sold, or exercisable, convertible or exchangeable for cash, the consideration received therefor shall be deemed to be the amount payable to the Issuer (determined as set forth in subsection (ii)(x) and (y) above) therefor, after deduction therefrom of any expense incurred or any underwriting commissions or concessions or discounts or, in the case of a private placement thereof, finders' fees or commissions paid or allowed by the Issuer in connection therewith. In case any such options, rights or securities shall be issued or sold, or exercisable, convertible or exchangeable for a consideration other than cash payable to the Issuer, the consideration received therefor (determined as set forth in subsection (ii)(x) and (y) above) shall be deemed to be the fair value of such consideration as determined by the Board, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Issuer in connection therewith. In case any such options, rights or securities shall be issued or sold, or excisable, convertible or exchangeable in connection with any merger of another corporation into the Issuer, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of such portion of the assets of such merged corporation as the Board shall determine to be attributable to such options, rights or securities.

         6.05 Superseding Adjustment. If, at any time after any adjustment in the number of shares of Warrant Stock comprising a Stock Unit shall have been made on the basis of the issuance of any options or rights, or convertible or exchangeable securities (or options or rights with respect to such securities) pursuant to Section 6.04 hereof:

                  (a) the options or rights shall expire prior to exercise or the right to convert or exchange any such securities shall terminate; or

                  (b) the consideration per share for which shares of Common Stock are issuable pursuant to the terms of such options or rights or convertible or exchangeable securities shall be increased or decreased, other than under or by reason of provisions designed to protect against dilution;

such previous adjustment shall be rescinded and annulled. Thereupon, a recomputation shall be made of the effect of such options or rights or convertible or exchangeable securities with respect to shares of Common Stock on the basis of


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




                  (A) treating the number of shares of Common Stock, if any, theretofore actually issued or issuable pursuant to the previous exercise, conversion or exchange of such options, rights or securities as having been issued on the date or dates of such exercise, conversion or exchange and for the consideration actually received and receivable therefore, and

                  (B) treating any such options, rights or securities which then remain outstanding as having been granted or issued immediately after the time of such increase or decrease for the consideration per share for which shares of Common Stock are issuable upon exercise, conversion or exchange of such options, rights or securities.

To the extent called for by the foregoing provisions of this Section 6.05 on the basis aforesaid, a new adjustment in the number of shares of Warrant Stock comprising a Stock Unit shall be made, determined using the Exercise Price used at the time of the original determination, which new adjustment shall supersede the previous adjustment so rescinded and annulled. If the exercise, conversion or exchange price provided for in any such option, right or security shall decrease at any time under or by reason of provisions designed to protect against dilution, then in the case of the delivery of shares of Common Stock upon the exercise, conversion or exchange of any such option, right or security, the Stock Unit purchasable upon the exercise of a Warrant shall forthwith be adjusted in the manner which would have obtained had the adjustment made upon issuance of such option, right or security been made upon the basis of the issuance of (and the aggregate consideration received for) the shares of Common Stock delivered as aforesaid.

         6.06     Other Provisions Applicable to Adjustments under this Section
6. The following provisions shall be applicable to the making of adjustments of the number of shares of Warrant Stock comprising a Stock Unit:

                  (a) The sale or other disposition of any issued shares of Common Stock owned or held by or for the account of the Issuer shall be deemed to be an issuance thereof for purpose of this Section 6.

                  (b) In computing adjustments under this Section 6, fractional interest in Common Stock shall be taken into account to the nearest one-thousandth of a share.

                  (c) If the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded, and annulled.

         6.07 Merger, Consolidation or Disposition of Assets. If the Issuer shall merge or consolidate with another corporation, or shall sell, transfer or otherwise dispose of all or substantially all of its assets to another corporation and pursuant to the terms of such merger, consolidation or disposition of assets, cash, shares of common stock or other securities of the successor or acquiring corporation, or property of any nature is to be received by or distributed to


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the holders of Common Stock of the Issuer, then the Holder of the Warrant that is by its terms then exercisable shall, at such Holder's election, have the right to receive (whether or not such Holder exercises such Warrant) the amount it would have been entitled to receive if the Holder had exercised such Warrant immediately prior to the occurrence of such merger, consolidation or disposition of assets, net of the Exercise Price of such Warrant, and shall thereupon be deemed to have exercised such Warrant. In case of any such merger, consolidation or disposition of assets in which the foregoing election is not made, the successor or acquiring corporation (and any affiliate thereof issuing securities) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Issuer and all of the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board) in order to provide for adjustments of Stock Units which shall be as nearly equivalent as practicable to the adjustments provided for in this Section. The foregoing provisions shall similarly apply to successive mergers, consolidations and dispositions of assets.

         6.08 Other Action Affecting Common Stock. If at any time or from time to time the Issuer shall take any action affecting its Common Stock, other than an action described in any of the foregoing subsections of this Section 6 or an action taken in the ordinary course of the Issuer's business and consistent with past practice, then, unless in the reasonable opinion of the Board such action will not have a material adverse effect upon the rights of the Holder of the Warrant, the terms of the Warrant shall be adjusted in such manner and at such time as the Board shall in good faith determine to be equitable in the circumstances, but no such adjustment shall decrease the number of shares of Warrant Stock comprising a Stock Unit.

         6.09 Notice of Adjustments. Whenever the number of shares of Warrant Stock comprising a Stock Unit shall be adjusted pursuant to this Agreement, the Issuer shall forthwith obtain a certificate signed by the Issuer's chief financial officer setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated and specifying the number of shares of Warrant Stock comprising a Stock Unit, after giving effect to such adjustment or change. The Issuer shall promptly cause a signed copy of such certificate to be delivered to the Holder. The Issuer shall keep at its office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of the Warrant designated by the registered Holder hereof.

         6.10 Notice of Certain Corporate Action. If the Issuer shall propose (i) to pay any dividend to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock; (ii) to offer to the holders of its Common Stock rights to subscribe for or to purchase any additional shares of Common Stock (or options or rights with respect thereto);
(iii) to effect any reclassification of its Common Stock; (iv) to otherwise issue any Common Stock or other securities, excluding the exercise of Excluded Securities; (v) to effect any capital reorganization, excluding exercise of Excluded Securities; (vi) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of its assets; or (vii) to effect the liquidation, dissolution or winding up of the Issuer, then, in each such case, the Issuer shall give to the Holder of the Warrant a notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such dividend, distribution or right offer, or the date on which such reclassification, issuance, reorganization, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up is to take place and the date of



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participation therein by the holders of Common Stock, if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock, and the number of shares of Warrant Stock which will comprise a Stock Unit after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the Common Stock for purposes of such action, and in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

         SECTION 7. Holder's Rights.

         7.01 Delivery Expenses. If the Holder surrenders the certificate for the Warrant or Warrant Stock to the Issuer or a transfer agent of the Issuer for exchange for instruments of other denominations or registered in another name or names, the Issuer shall cause such new instruments to be issued and shall pay the cost of delivering to such Holder from the Issuer or its transfer agent, duly insured, the surrendered instrument and any new instruments issued in substitution or replacement for the surrendered instrument.

         7.02 Taxes. The Issuer shall pay all taxes (other than Federal, state or local income taxes) which may be payable in connection with the execution and delivery of this Agreement or the issuance of the Warrant and Warrant Stock hereunder or in connection with any modification of this Agreement or the Warrant and shall hold the Holder harmless without limitation as to time against any and all liabilities with respect to all such taxes. The obligations of the Issuer under this Section 7.02 shall survive any redemption, repurchase or acquisition of Warrant or Warrant Stock by the Issuer, any termination of this Agreement, and any cancellation or termination of the Warrant.

         7.03 Replacement of Instruments. Upon receipt by the Issuer of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any certificate or instrument evidencing any Warrant or Warrant Stock, and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, provided that, if the Common Stock is not at the time publicly traded and the owner of the same is the Purchaser or an institutional lender or investor, its or their own agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender or cancellation thereof, at its expense, the Issuer, at its expense, shall execute, register and deliver, in lieu thereof, a new certificate or instrument for (or covering the purchase of) an equal number of Warrants or Warrant Stock.

         SECTION 8. Other Covenants of Issuer. The Issuer agrees with the Holder that, so long as any of the Warrant and/or Warrant Stock shall be outstanding:

         8.01 Restrictions on Performance. The Issuer shall not at any time enter into an agreement or other instrument limiting in any manner its ability to perform its obligations under this Agreement or the Warrant, or making such performance or the issuance of Warrant Stock upon the exercise of any Warrant a default under any such agreement or instrument.

         SECTION 9. Miscellaneous.

         9.01 Home Office Payment. Notwithstanding anything to the contrary in this Agreement or the Warrants, so long as the Purchaser or any nominee designated by the Purchaser shall be a Holder, the Issuer shall punctually pay all amounts which become due and payable with respect to any Warrant or Warrant Stock to such Purchaser at the addresses registered on the books of the Issuer maintained for such purpose, or at such other place and in such manner as such Purchaser may designate by notice to the Issuer, without presentation or surrender of such Warrants or the making of any notation thereon. Purchaser agrees that prior to the sale, transfer or other disposition of a part of the Warrant, it will make notation thereon of the number of shares of Warrant Stock covered by the part of the Warrant sold, transferred or disposed, or surrender the same in exchange for a Warrant covering the number of shares of Warrant Stock remaining on the Warrant so surrendered. The Issuer agrees that the provisions of this Section 9.01 shall inure to the benefit of any other Holder registered on the books of the Issuer.

         9.02 Waiver. No failure on the part of Purchaser to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or the Warrants shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or the Warrant preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         9.03     Notices.

                  (a) All notices, requests and other communications provided for herein and the Warrant (including any waivers or consents under this Agreement and the Warrant) shall be given or made in writing,

                     (i) if to the Issuer:

                         Address for Notices:

                         PowerBrief, Inc.
                         5858 Westheimer, Suite 500
                         Houston, Texas 77057
                         Attention:  Chief Executive Officer
                         Fax No.:  (713) 339-2858

                     (ii) if to any Person who is the registered Holder of any Warrant or Warrant Stock, to the address for such Holder as it appears in the stock or warrant ledger of the Issuer;

or, in the case of any Holder, at such other address as shall be designated by such party in a notice to the Issuer; or, in the case of the Issuer, at such other address as the Issuer may designate in a notice to the Purchaser and all other Holders.

                  (b) All such notices, requests and other communications shall be: (i) personally delivered, sent by courier guaranteeing overnight delivery or sent by registered or certified mail, return receipt requested, postage prepaid, in each case given or addressed as aforesaid; and (ii) effective upon receipt.

         9.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Issuer and the Holders of two-thirds of the Warrant Stock issued or issuable upon exercise of all the outstanding Series B Warrants; provided, however, that (a) the consent of the Holders of Warrant Stock issued or issuable upon exercise of the Series B Warrants shall not be required with respect to any amendment or waiver which does not affect the rights or benefits of such warrants under this Agreement and (b) no such amendment or waiver shall, without the written consent of all Holders of such Warrant Stock at the time outstanding, amend this Section 9.04.

         9.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         9.06 Survival. All representations and warranties made by the Issuer herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the Purchaser and shall survive the issuance of the Warrant or the Warrant Stock regardless of any investigation made by or on behalf of the Purchaser. All statements in any such certificate or other instrument so delivered shall constitute representations and warranties by the Issuer hereunder.

         9.07 Specific Performance. Damages in the event of a breach of this Agreement by the Holder or the Issuer would be difficult, if not impossible, to ascertain and it is therefore agreed that the Holder and the Issuer, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and the Holder and the Issuer hereby waive any and all defenses they may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude the Holder or the Issuer from pursuing any other rights and remedies at law or in equity which the Holder or the Issuer may have.

         9.08 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         9.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart signature page or counterpart.

         9.10 Governing. This Agreement shall be governed by, and construed in accordance with, the law of the State of Texas without giving effect to the conflicts of law principles thereof.

         9.11 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(c) the remaining provisions of this Agreement will remain in all force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal invalid or unenforceable provision as may be possible.

         9.12 Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and together with the Warrant contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.


         IN WITNESS WHEREOF, the parties hereto have duly executed this Warrant Agreement as of the date first above written.

                                    POWERBRIEF, INC


                                    By:
                                        ---------------------------------------

                                    Name:
                                          -------------------------------------

                                    Title:
                                           ------------------------------------


                                    [                                  ]
                                     ----------------------------------


                                    By:
                                         --------------------------------------
                                             [                ], [Individually]
                                              ----------------

                                                                        Annex 1
                                                                             To
                                                              Warrant Agreement


                               [FORM OF WARRANT]


NUMBER OF
STOCK UNITS:                                      WARRANT NO.
            --------------------------------                   ----------------


                                    WARRANT

                          TO PURCHASE COMMON STOCK OF

                                POWERBRIEF, INC.
                      (F/K/A INTEGRATED ORTHOPAEDICS, INC.


         THIS IS TO CERTIFY THAT _____________________, or its registered assigns (the "Holder"), is entitled to purchase _____ Stock Units at the Exercise Price (as defined below), in whole or in part, from time to time from PowerBrief, Inc. (f/k/a Integrated Orthopaedics, Inc.), a Texas corporation (the "Issuer"), at any time on and after the earlier of (i) one year from the date hereof and (ii) the date on which warrants to purchase common stock are exercised by FW Integrated Orthopaedics Investors, L.P., FW Integrated Orthopaedics Investors II, L. P., or Chartwell Capital Investors, L.P., other than each period commencing one calendar day prior to the end of a fiscal quarter and extending through the announcement of the Issuer's operating results for such fiscal quarter, but not later than 5:00 p.m., Houston time, on the Expiration Date (as defined below), subject to the terms and conditions hereinbelow provided. All capitalized terms unless otherwise defined herein shall have the meanings set forth in the Warrant Agreement. "Exercise Price" per share of Warrant Stock shall mean $[same as existing Series B Warrants]. "Expiration Date" shall mean the fourth anniversary of the date on which this Warrant first becomes exercisable for Warrant Stock; provided, however, that the Issuer shall provide written notice to the Holder at least ten days before the Expiration Date (but no more than 30 days before the Expiration Date) informing the Holder that this Warrant is subject to this expiration provision; provided further that if no such notice is provided as contemplated by the immediately preceding proviso, the Expiration Date shall mean the date which is ten days after Holder's receipt of such notice.

         Notwithstanding any other provision herein, upon a Change of Control (as defined below), this Warrant shall immediately become exercisable, in whole or in part, from time to time, at any time prior to the Expiration Date. "Change of Control" is defined as (i) the acquisition by another person or group of persons of 35% or more of the outstanding shares of Common Stock of the Issuer, (ii) a majority change in the Board of Directors over a twelve-month period, (iii) a merger, consolidation, or other similar transaction with another entity in which the Issuer is not the surviving entity or in which the Issuer's shareholders do not own a majority of the shares in the combined entity or (iv) a sale of all or substantially all of the Issuer's assets.

         The Holder may exercise this Warrant, on one or more occasions, on any Business Day, in whole or in part, by delivering to the Issuer:

         (a) a written notice of the Holder's election to exercise this Warrant, which notice shall specify the number of Stock Units to be purchased (the "Exercise Notice");

         (b) payment of the aggregate Exercise Price for the number of Stock Units as to which this Warrant is being exercised (payable as set forth below); and

         (c)      this Warrant.

         This Exercise Price shall be payable (a) in cash or by certified or official bank check payable to the order of the Issuer or by wire transfer of immediately available funds to the account of the Issues or (b) by delivery of this Warrant Certificate to the Issuer for cancellation in accordance with the following formula: in exchange for each share of Warrant Stock issuable on exercise of each Warrant represented by this Warrant Certificate that is being exercised,, the Holder shall receive such number of shares of Warrant Stock as is equal to the product of (i) the number of shares of Warrant Stock issuable upon exercise of the Warrants being exercised at such time multiplied by (ii) a fraction, the numerator of which is the fair market value per share of Warrant Stock at such time minus the Exercise Price per share of Warrant Stock at such time, and the denominator of which is the fair market value per share of Warrant Stock at such time. Such Exercise Notice shall be substantially in the form of Schedule A hereto. Upon receipt hereof, the Issuer shall, as promptly as practicable and in any event within five Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to the Holder a certificate or certificates representing the aggregate number of Warrant Stock and other securities issuable upon such exercise and any other property to which such Holder is entitled.

         The certificate or certificates for Warrant Stock so delivered shall be in such denominations as may be specified in the Exercise Notice and shall be registered in the name of the Holder or such other name or names as shall be designated in such Exercise Notice. Such certificate or certificates shall be deemed to have been issued and the Holder or any other Person so designated to be named therein shall be deemed to have become a Holder of record of Warrant Stock, including, to the extent permitted by law, the right to vote Warrant Stock or to consent or to receive notice as a Shareholder, as of the date on which the last of the Exercise Notice, payment of the Exercise Price and this Warrant is received by the Issuer as aforesaid, and all taxes required to be paid by the Holder, if any, pursuant to the Warrant Agreement, prior to the issuance of Warrant Stock have been paid. If this Warrant shall have been exercised only in part, the Issuer shall, at the time of delivery of the certificate or certificates representing Warrant Stock and other securities, execute and deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Stock Units called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.

         The Issuer shall not be required to issue a fractional amount of Warrant Stock upon exercise of this Warrant. As to any fraction of a share of Warrant Stock which the Holder would otherwise be entitled to purchase upon such exercise the Issuer shall pay a cash adjustment in respect of such final fraction in an amount equal to the same faction of the fair market value per share of Warrant Stock on the date of exercise.

         THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

         IN WITNESS WHEREOF, the Issuer has duly executed this Warrant.

Dated:

                                     POWERBRIEF, INC.

                                     By:
                                          -------------------------------------

                                     Name:
                                           ------------------------------------

                                     Title:
                                            -----------------------------------


Attest:




-------------------------------
Secretary

                                                                     Schedule A
                                                                             to
                                                                        Warrant



                                FORM OF EXERCISE

                (To be executed by the registered Holder hereof)

          The undersigned registered owner of this Warrant irrevocably [exercises this Warrant for the purchase of _________ Stock Units of POWERBRIEF, INC. (f/k/a INTEGRATED ORTHOPAEDICS, INC.) and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant], [exchanges this Warrant for ______ Stock Units of POWERBRIEF, INC. (f/k/a INTEGRATED ORTHOPAEDICS, INC.), all on the terms and conditions specified in this Warrant,] and requests all certificates for the shares of Warrant Stock be issued in accordance with the instructions given below, and, if such Stock Units shall not include all of the Stock Units to which the Holder is entitled under this Warrant, that a new Warrant of like tenor and date for the unpurchased balance of the Stock Units issuable hereunder be delivered to the undersigned.

Dated:
        ------------------



                                            ------------------------------------
                                            (Signature of Registered Holder)


Instructions for issuance and
registration of Warrant Stock:


-----------------------------------------------------
Name of Registered Holder
(please print)

Social Security or Other Identifying
Number:
         -----------------

Please deliver certificate to the following address:

-----------------------------------------------------
                                               Street


-----------------------------------------------------
         City, State and Zip Code

                                                                        Annex 2
                                                                             To
                                                              Warrant Agreement

                               FORM OF ASSIGNMENT

                (To be executed by the registered Holder hereof)


         FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all the rights of the undersigned under this Warrant with respect to the number of shares of Warrant Stock covered thereby set forth hereinbelow unto:

                                                            Number of Shares
Name of Assignee                 Address                    of Warrant Stock
----------------                 -------                    ----------------



Date:
       ------------------


-----------------------------------------
Signature of Registered Holder




-----------------------------------------
Name of Registered Holder  (Please Print)


Witness:


-----------------------------------------

                                                                       EXHIBIT I

================================================================================



                                WARRANT AGREEMENT



                                     Between


                                POWERBRIEF, INC.
                      (f/k/a INTEGRATED ORTHOPAEDICS, INC.)



                                       And



                              [                   ]
                               -------------------


                         Dated as of [           ,     ]
                                      -----------  ----






                                SERIES A WARRANT


================================================================================

SECTION 1. Definitions; Accounting Terms and Determinations......................................................1

         1.01     Definitions ...................................................................................1

         1.02     Accounting Terms and Determinations............................................................4

SECTION 2. Issuance of Warrant...................................................................................4

         2.01     Authorization and Issuance of Warrant Stock and Warrant........................................4

         2.02     Issuance of the Warrant........................................................................4

         2.03     Securities Act Compliance......................................................................4

SECTION 3. Representations and Warranties........................................................................4

SECTION 4. Restrictions on Transferability.......................................................................4

         4.01     Transfers Generally............................................................................4

         4.02     Transfers of Restricted Warrant Stock Pursuant to Registration Statements, Rule 144
                  and Rule 144A .................................................................................5

         4.03     Restrictive Legends............................................................................5

         4.04     Termination of Restrictions....................................................................5

SECTION 5. Dispositions of Securities............................................................................6

         5.01     Dispositions of Securities.....................................................................6

SECTION 6. Adjustments...........................................................................................6

         6.01     Dividends, Distributions and Purchases.........................................................6

         6.02     Subdivisions and Combinations..................................................................7

         6.03     Issuance of Common Stock.......................................................................7

         6.04     Issuance of other Securities, Rights or Obligation.............................................8

         6.05     Superseding Adjustment.........................................................................9

         6.06     Other Provisions Applicable to Adjustments under this Section 6...............................10

         6.07     Merger, Consolidation or Disposition of Assets................................................10

         6.08     Other Action Affecting Common Stock...........................................................11

         6.09     Notice of Adjustments.........................................................................11

         6.10     Notice of Certain Corporate Action............................................................11

SECTION 7. Holder's Rights......................................................................................12

         7.01     Delivery Expenses.............................................................................12

         7.02     Taxes ........................................................................................12

         7.03     Replacement of Instruments....................................................................12

SECTION 8. Other Covenants of Issuer............................................................................12

         8.01     Restrictions on Performance...................................................................12

SECTION 9. Miscellaneous........................................................................................12

         9.01     Home Office Payment...........................................................................12

         9.02     Waiver .......................................................................................13

         9.03     Notices. .....................................................................................13

         9.04     Amendments, Etc...............................................................................14

         9.05     Successors and Assigns........................................................................14

         9.06     Survival .....................................................................................14

         9.07     Specific Performance..........................................................................14

         9.08     Captions .....................................................................................14

         9.09     Counterparts .................................................................................14

         9.10     Governing ....................................................................................14

         9.11     Severability .................................................................................14

         9.12     Entire Agreement..............................................................................15

                                WARRANT AGREEMENT


         This Warrant Agreement (this "Agreement") is made and entered into as of ____________, ____, by and between PowerBrief, Inc. (f/k/a Integrated Orthopaedics, Inc.), a corporation duly organized and validly existing under the laws of the State of Texas (the "Issuer"), and _______________ (the "Purchaser").

         WHEREAS, the Issuer and PowerBrief, Inc., a Delaware corporation ("PowerBrief"), entered into an Agreement and Plan of Merger, dated as of September 15, 2000 (the "Merger Agreement"), pursuant to which PowerBrief was merged into the Issuer as of ___________ (the "Merger").

         WHEREAS, the Issuer has registered with the Commission (as hereinafter defined) the issuance of the Warrant (as hereinafter defined) but not the underlying Stock Units (as hereinafter defined) covered by this Agreement.

         WHEREAS, pursuant to the Merger Agreement, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuer has agreed to issue the Warrant to, among others, the Purchaser providing for the purchase of shares of Stock Units (as hereinafter defined) of the Issuer, in the manner hereinafter provided.

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Definitions; Accounting Terms and Determinations.

         1.01 Definitions. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

         "Affiliate" shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "Board" shall mean the Board of Directors of Issuer.

         "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized or required by law to remain closed.

         "Closing Date" shall mean the date of the original issuance of the Warrant hereunder.

         "Commission" shall mean the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act and/or the Exchange Act.

         "Common Stock" shall mean the Common Stock of the Issuer, par value $0.001 per share, or any other common stock or other securities receivable thereon, or into which the Common Stock is convertible or exchangeable, as a result of any recapitalization, reclassification, merger or consolidation of, or disposition of assets by, the Issuer.

         "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controls" and "Controlled" shall have meanings correlative thereto.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Excluded Securities" shall mean, collectively, shares of Common Stock underlying options and warrants of the Issuer outstanding immediately after the Merger.

         "Exercise Price" shall have the meaning assigned to such term in the form of Warrant attached as Annex I hereto.

         "Expiration Date" shall have the meaning assigned to such terms in the form of the Warrant attached as Annex 1 hereto.

         "GAAP" shall mean generally accepted accounting principles, consistently applied throughout the specified period.

         "Governmental Authority" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory, monetary or administrative powers or functions of or pertaining to government.

         "Holder" shall mean any Person who acquires the Warrant or Warrant Stock pursuant to the provisions of this Agreement, including any transferees of the Warrant or Warrant Stock; provided, however, that a holder of Warrant Stock purchased pursuant to an effective registration statement or pursuant to Rule 144 shall not be deemed a Holder.

         "include" and "including" shall be construed as if followed by the phrase "without being limited to".

         "Issuer" shall have the meaning assigned to such term in the preamble of this Agreement.

         "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Option Plans" shall mean any employee stock option plan of the Issuer.

         "Other Equity Documents" shall mean the articles of incorporation of the Issuer, the by-laws of the Issuer and any Option Plan.

         "Person" shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Restricted Certificate" shall mean a certificate for Warrant Stock required to bear the restrictive legend set forth in Section 4.03.

         "Restricted Warrant Stock" shall mean Warrant Stock evidenced by a Restricted Certificate.

         "Rule 144" shall mean Rule 144 promulgated by the Commission under the Securities Act (or any successor or similar rule then in force).

         "Rule 144A" shall mean Rule 144A promulgated by the Commission under the Securities Act (or any successor or similar rule then in force).

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Shareholder" shall mean any Person who directly or indirectly owns any shares of Common Stock (including Warrant Stock).

         "Stock Unit" shall mean one share of Common Stock, as such Common Stock is constituted on the date hereof, and thereafter shall mean such number of shares (including any fractional shares) of Common Stock and other securities, cash or other property as shall result from the adjustments specified in Section 6.

         "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(b) any company, partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a direct or indirect Subsidiary of the Issuer.

         "Warrant Stock" shall mean all shares of Common Stock issuable from time to time upon exercise of the Warrant.

         "Warrant" and "Warrants" shall mean the Warrant issued by the Issuer pursuant to this Agreement, evidencing rights to purchase Stock Units, and all Warrants issued upon transfer, division or combination of, or in substitution for, any thereof.

         1.02 Accounting Terms and Determinations. Except as otherwise may be expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Holder hereunder shall be prepared, in accordance with GAAP. All calculations made for the purposes of determining compliance with the terms of this Agreement shall (except as otherwise may be expressly provided herein) be made by application of GAAP.

         SECTION 2. Issuance of Warrant.

         2.01 Authorization and Issuance of Warrant Stock and Warrant. The Issuer has authorized (a) the issuance of the Warrant evidenced by the warrant certificates in the form of Annex 1 hereto; and (b) the issuance of such number of shares of Warrant Stock as shall be necessary to permit the Issuer to comply with its obligations to issue shares of Warrant Stock pursuant to the Warrant.

         2.02 Issuance of the Warrant. In consideration of the execution and delivery of the Merger Agreement by PowerBrief, and the authorization of such execution and delivery by the holders of the Common Stock and the holders of the preferred stock of PowerBrief (including, among others, the Purchaser) and for other good and valuable consideration:

                  (a) the Issuer shall issue to the Purchaser the Warrant; and

                  (b) the Issuer shall deliver to the Purchaser a single certificate for the Warrant, registered in the name of the Purchaser, except that if the Purchaser shall notify the Issuer in writing prior to such issuance that the Purchaser desires the certificate for the Warrant to be issued in other denominations or registered in the name or names of any Affiliate, nominee or nominees of the Purchaser for its or their benefit, then the certificates for the Warrant shall be issued to the Purchaser in the denominations and registered in the name or names specified in such notice.


         2.03 Securities Act Compliance. The Purchaser understands that the Issuer has not registered the Warrant Stock under the Securities Act or applicable state securities laws, and the Purchaser agrees that the Warrant Stock shall not be sold or transferred or offered for sale or transfer without registration or qualification under the Securities Act or applicable state securities laws or the availability of an exemption therefrom, all as more fully provided in Section 4.

         SECTION 3. Representations and Warranties. The Issuer confirms that each of its representations and warranties contained in the Merger Agreement are true and correct as of the date hereof.

         SECTION 4. Restrictions on Transferability.

         4.01 Transfers Generally. The Warrant shall be freely transferable. Except as otherwise provided in Section 5, the Restricted Warrant Stock shall be transferable only upon the conditions specified in this Section 4, which conditions are intended to ensure compliance with the provisions of the Securities Act and applicable state securities laws in respect of the transfer of any Restricted Warrant Stock.

         4.02 Transfers of Restricted Warrant Stock Pursuant to Registration Statements, Rule 144 and Rule 144A. The Restricted Warrant Stock may be offered or sold by the Holder thereof pursuant to (a) an effective registration statement under the Securities Act, (b) to the extent applicable, Rule 144 or Rule 144A or (c) any other legally available means of transfer.

         4.03 Restrictive Legends. Unless and until otherwise permitted by this
Section 4, each certificate for any Warrant Stock issued upon exercise of any Warrant and each certificate for any Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

"THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THAT CERTAIN WARRANT AGREEMENT DATED AS OF _______________, ____ (THE "WARRANT AGREEMENT"), BETWEEN POWERBRIEF, INC. (f/k/a INTEGRATED ORTHOPAEDICS, INC.), A TEXAS CORPORATION (THE "ISSUER"), AND _______________________, AS THE WARRANT AGREEMENT MAY BE MODIFIED AND SUPPLEMENTED AND IN EFFECT FROM TIME TO TIME, AND NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. A COPY OF THE FORM OF THE WARRANT AGREEMENT IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF THE WARRANT AGREEMENT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND ACCORDINGLY, SUCH SECURITIES MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM."

         4.04 Termination of Restrictions. All of the restrictions imposed by this Section 4 upon the transferability of the Restricted Warrant Stock shall cease and terminate as to any particular Restricted Warrant Stock when such Restricted Warrant Stock shall have been effectively registered under the Securities Act and applicable state securities laws and sold by the Holder thereof in accordance with such registration or sold under and pursuant to Rule 144 or is eligible to be sold under and pursuant to paragraph (k) of Rule 144. Whenever the restriction imposed by this Section 4 shall terminate as to any Restricted Warrant Stock as hereinabove provided, the Holder thereof shall be entitled to receive from the Issuer, without expense, a new certificate evidencing such Restricted Warrant Stock not bearing the restrictive legend otherwise required to be borne by a certificate evidencing such Restricted Warrant Stock.

         SECTION 5. Dispositions of Securities.

         5.01 Dispositions of Securities.

                  (a) A Warrant issued under this Agreement and all rights thereunder are transferable (subject to any restrictive legends thereon), in whole or in part, upon surrender of such Warrant to the Issuer, together with a written assignment of such Warrant duly executed by the Holder hereof or such Holder's agent or attorney. Such written assignment shall be in the form of the Assignment Form attached as Annex 2 hereto. Upon such surrender, the Issuer shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and the original Warrant shall promptly be canceled.

                  (b) A Warrant may be exchanged for other Warrants of the same series upon presentation to the Issuer, together with a written notice specifying the denominations in which new Warrants are to be issued, signed by the Holder thereof. The Issuer shall execute and deliver a new Warrant or Warrants to the Holder in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. The Issuer shall pay all expenses, taxes (other than Federal, state or local income taxes) and other charges payable in connection with the preparation, issuance and delivery of the Warrant, including any transfer or exchange thereof.

                  (c) The Issuer shall maintain books for the registration and transfer of the Warrant, and shall allow each Holder to inspect such books at such reasonable times as such Holder shall request.

         SECTION 6. Adjustments.

         6.01 Dividends, Distributions and Purchases.

                  (a) If the Issuer shall pay or distribute during any calendar quarter any cash dividend to holders of its Common Stock in excess of 0.75 % of the market price of its Common Stock immediately prior to the declaration of such dividend, then (at the sole option of the Holder) either (i) the per share Exercise Price shall be adjusted downward by the per share amount of such dividend or (ii) the number of shares of Warrant Stock comprising a Stock Unit shall be adjusted to be that number determined by multiplying the number of shares of Warrant Stock comprising a Stock Unit immediately prior to the payment of such dividend by a fraction (A) the numerator of which shall be equal to the per share Exercise Price immediately prior to the payment of such dividend and
(B) the denominator of which shall be equal to the per share Exercise Price as determined in clause (i) of this Section 6.01(a);

                  (b) If at any time the Issuer shall pay any dividend or make any other distribution to holders of its Common Stock of any evidence of indebtedness or other property of any nature whatsoever (other than as provided in Sections 6.01(a), 6.02, 6.03(i)(A) and 6.04(i)(A) hereof), the Issuer shall at the same time pay or distribute to the Holder of the Warrant that is by its terms then exercisable (whether or not the Holder exercises such Warrant) the evidence of indebtedness or other property the Holder would have been entitled to receive if the Holder had exercised the Warrant immediately prior to the record date for such dividend or distribution; and

                  (c) If at any time the Issuer shall propose to purchase or redeem any shares of its Common Stock owned by any of its Affiliates for cash, evidence of indebtedness or other property of any nature whatsoever, the Issuer shall deliver to the Holder of the Warrant that is by its terms then exercisable for shares of Warrant Stock a notice of such proposed purchase or redemption, and the Holder shall, at its option, have the right to require the Issuer to at the same time purchase or redeem the Warrant that is by its terms then exercisable and shares of Warrant Stock owned by the Holder, pro-rata based on the number of shares of such other Common Stock to be so purchased or redeemed, on the same terms and conditions as the proposed purchase or redemption of such other Common Stock and for the same consideration per Warrant or share of Warrant Stock, as the case may be, as is paid to the holders of such other Common Stock for each share of Common Stock so redeemed or purchased, minus, in the case of Warrants, the exercise price of the Warrant to be so purchased or redeemed.

         6.02 Subdivisions and Combinations. If at any time the Issuer shall:

                  (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution of Common Stock;

                  (b) subdivide, split or reclassify its outstanding shares of Common Stock into a larger number of shares of Common Stock; or

                  (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock;

then immediately after the occurrence of any such event the number of shares of Warrant Stock comprising a Stock Unit shall be adjusted so as to equal the number of shares of Warrant Stock that such Holder would have been entitled to receive if such Holder had exercised the Warrant immediately prior to the occurrence of such event.

         6.03 Issuance of Common Stock. In case at any time the Issuer (i)(A) shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase shares of any class or series of Common Stock or (B) shall otherwise sell or issue such securities and (ii) the consideration per share of Common Stock to be paid upon such issuance or subscription is less than the Exercise Price on such record date, then (at the sole option of the Holder) either:

                  (x) the Exercise Price shall be adjusted to be that price determined by dividing (i) an amount equal to the sum of (A) the product of (1) the number of shares of Common Stock outstanding immediately before such issuance, distribution, subscription or purchase and (2) the then existing Exercise Price plus (B) the aggregate consideration, if any, received by the Issuer upon such issuance for the total number of shares of Common Stock to be issued, distributed, subscribed for or purchased, by (ii) the total number of shares of Common Stock outstanding immediately after such issuance, distribution, subscription or purchase; or

                  (y) the number of shares of Warrant Stock comprising a Stock Unit shall be adjusted to be that number determined by multiplying the number of shares of Warrant

         Stock comprising a Stock Unit immediately prior to such record date by a fraction (not to be less than one) (i) the numerator of which shall be equal to the product of (A) the number of shares of Common Stock outstanding after giving effect to such issuance, distribution, subscription or purchase and (B) the Exercise Price determined immediately before such record date and (ii) the denominator of which shall be equal to the sum of (A) the product of (1) the number of shares of Common Stock outstanding immediately before such record date and (2) the Exercise Price determined immediately before such record date and (B) the aggregate consideration to be received by the Issuer for the total number of shares of Common Stock to be issued, distributed, subscribed for or purchased.

Aggregate consideration for purposes of this Section 6.03 shall be determined as follows: In case any shares of Common Stock shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount payable to the Issuer therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts or, in the case of a private placement thereof, finders' fees or commissions paid or allowed by the Issuer in connection therewith. In case any shares of Common Stock shall be issued or sold for a consideration other than cash payable to the Issuer, the consideration received therefor shall be deemed to be the fair value of such consideration as determined by the Board, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Issuer in connection therewith. In case any shares of Common Stock shall be issued in connection with any merger of another corporation into the Issuer, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of such portion of the assets of such merged corporation as the Board shall determine to be attributable to such shares of Common Stock.

         6.04 Issuance of other Securities, Rights or Obligation. In case at any time the Issuer (i)(A) shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase options to purchase or rights to subscribe for Common Stock or securities directly or indirectly convertible into or exchangeable for Common Stock (or options or rights with respect to such securities) or (B) shall otherwise issue or sell any such options, rights or securities and (ii) the consideration per share for which Common Stock is deliverable upon exercise of such options or rights or conversion or exchange of such securities (determined by dividing (x) the total amount received or receivable by the Issuer in consideration of the issuance of or subscription for such options, rights or securities, plus the minimum aggregate amount of premiums (if any) payable to the Issuer upon such exercise, conversion or exchange, by (y) the total maximum number of shares of Common Stock necessary to effect the exercise, conversion or exchange of all such options, rights or securities) shall be less than the Exercise Price on such record date or sale or issuance date, as the case may be, then the number of shares of Warrant Stock comprising a Stock Unit shall be adjusted to be that number determined by multiplying the number of shares of Warrant Stock comprising a Stock Unit immediately prior to such date by a fraction (not to be less than one) (i) the numerator of which shall be equal to the product of (A) the total maximum number of shares of Common Stock outstanding after giving effect to the assumed exercise or conversion of all such options, rights or securities and (B) the Exercise Price determined immediately before such date and (ii) the denominator of which shall be equal to the sum of (A) the product of (1) the number of shares of Common Stock outstanding immediately before such date and (2) the Exercise Price determined immediately before such date and (B) the aggregate consideration per share (determined as set forth in subsection (ii)(x) and (y) above) for which Common Stock is deliverable upon exercise, conversion or exchange of such options, rights or securities; provided, however, that this Section 6.04 shall not apply to the issuance of Excluded Securities. Aggregate consideration for purposes of the immediately preceding clause (B) shall be determined as follows: In case any options, rights or convertible or exchangeable securities (or options or rights with respect thereto) shall be issued or sold, or exercisable, convertible or exchangeable for cash, the consideration received therefor shall be deemed to be the amount payable to the Issuer (determined as set forth in subsection (ii)(x) and (y) above) therefor, after deduction therefrom of any expense incurred or any underwriting commissions or concessions or discounts or, in the case of a private placement thereof, finders' fees or commissions paid or allowed by the Issuer in connection therewith. In case any such options, rights or securities shall be issued or sold, or exercisable, convertible or exchangeable for a consideration other than cash payable to the Issuer, the consideration received therefor (determined as set forth in subsection (ii)(x) and (y) above) shall be deemed to be the fair value of such consideration as determined by the Board, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Issuer in connection therewith. In case any such options, rights or securities shall be issued or sold, or excisable, convertible or exchangeable in connection with any merger of another corporation into the Issuer, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of such portion of the assets of such merged corporation as the Board shall determine to be attributable to such options, rights or securities.

         6.05 Superseding Adjustment. If, at any time after any adjustment in the number of shares of Warrant Stock comprising a Stock Unit shall have been made on the basis of the issuance of any options or rights, or convertible or exchangeable securities (or options or rights with respect to such securities) pursuant to Section 6.04 hereof:

                  (a) the options or rights shall expire prior to exercise or the right to convert or exchange any such securities shall terminate; or

                  (b) the consideration per share for which shares of Common Stock are issuable pursuant to the terms of such options or rights or convertible or exchangeable securities shall be increased or decreased, other than under or by reason of provisions designed to protect against dilution;

such previous adjustment shall be rescinded and annulled. Thereupon, a recomputation shall be made of the effect of such options or rights or convertible or exchangeable securities with respect to shares of Common Stock on the basis of

                  (A) treating the number of shares of Common Stock, if any, theretofore actually issued or issuable pursuant to the previous exercise, conversion or exchange of such options, rights or securities as having been issued on the date or dates of such exercise, conversion or exchange and for the consideration actually received and receivable therefore, and

                  (B) treating any such options, rights or securities which then remain outstanding as having been granted or issued immediately after the time of such increase or decrease for the consideration per share for which shares of Common Stock are issuable upon exercise, conversion or exchange of such options, rights or securities.

To the extent called for by the foregoing provisions of this Section 6.05 on the basis aforesaid, a new adjustment in the number of shares of Warrant Stock comprising a Stock Unit shall be made, determined using the Exercise Price used at the time of the original determination, which new adjustment shall supersede the previous adjustment so rescinded and annulled. If the exercise, conversion or exchange price provided for in any such option, right or security shall decrease at any time under or by reason of provisions designed to protect against dilution, then in the case of the delivery of shares of Common Stock upon the exercise, conversion or exchange of any such option, right or security, the Stock Unit purchasable upon the exercise of a Warrant shall forthwith be adjusted in the manner which would have obtained had the adjustment made upon issuance of such option, right or security been made upon the basis of the issuance of (and the aggregate consideration received for) the shares of Common Stock delivered as aforesaid.

         6.06 Other Provisions Applicable to Adjustments under this Section 6. The following provisions shall be applicable to the making of adjustments of the number of shares of Warrant Stock comprising a Stock Unit:

                  (a) The sale or other disposition of any issued shares of Common Stock owned or held by or for the account of the Issuer shall be deemed to be an issuance thereof for purpose of this Section 6.

                  (b) In computing adjustments under this Section 6, fractional interest in Common Stock shall be taken into account to the nearest one-thousandth of a share.

                  (c) If the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded, and annulled.

         6.07 Merger, Consolidation or Disposition of Assets. If the Issuer shall merge or consolidate with another corporation, or shall sell, transfer or otherwise dispose of all or substantially all of its assets to another corporation and pursuant to the terms of such merger, consolidation or disposition of assets, cash, shares of common stock or other securities of the successor or acquiring corporation, or property of any nature is to be received by or distributed to the holders of Common Stock of the Issuer, then the Holder of the Warrant that is by its terms then exercisable shall, at such Holder's election, have the right to receive (whether or not such Holder exercises such Warrant) the amount it would have been entitled to receive if the Holder had exercised such Warrant immediately prior to the occurrence of such merger, consolidation or disposition of assets, net of the Exercise Price of such Warrant, and shall thereupon be deemed to have exercised such Warrant. In case of any such merger, consolidation or disposition of assets in which the foregoing election is not made, the successor or acquiring corporation (and any affiliate thereof issuing securities) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Issuer and all of the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board) in order to provide for adjustments of Stock Units which shall be as nearly equivalent as practicable to the adjustments provided for in this Section. The foregoing provisions shall similarly apply to successive mergers, consolidations and dispositions of assets.

         6.08 Other Action Affecting Common Stock. If at any time or from time to time the Issuer shall take any action affecting its Common Stock, other than an action described in any of the foregoing subsections of this Section 6 or an action taken in the ordinary course of the Issuer's business and consistent with past practice, then, unless in the reasonable opinion of the Board such action will not have a material adverse effect upon the rights of the Holder of the Warrant, the terms of the Warrant shall be adjusted in such manner and at such time as the Board shall in good faith determine to be equitable in the circumstances, but no such adjustment shall decrease the number of shares of Warrant Stock comprising a Stock Unit.

         6.09 Notice of Adjustments. Whenever the number of shares of Warrant Stock comprising a Stock Unit shall be adjusted pursuant to this Agreement, the Issuer shall forthwith obtain a certificate signed by the Issuer's chief financial officer setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated and specifying the number of shares of Warrant Stock comprising a Stock Unit, after giving effect to such adjustment or change. The Issuer shall promptly cause a signed copy of such certificate to be delivered to the Holder. The Issuer shall keep at its office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of the Warrant designated by the registered Holder hereof.

         6.10 Notice of Certain Corporate Action. If the Issuer shall propose
(i) to pay any dividend to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock; (ii) to offer to the holders of its Common Stock rights to subscribe for or to purchase any additional shares of Common Stock (or options or rights with respect thereto); (iii) to effect any reclassification of its Common Stock; (iv) to otherwise issue any Common Stock or other securities, excluding the exercise of Excluded Securities; (v) to effect any capital reorganization, excluding exercise of Excluded Securities;
(vi) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of its assets; or (vii) to effect the liquidation, dissolution or winding up of the Issuer, then, in each such case, the Issuer shall give to the Holder of the Warrant a notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such dividend, distribution or right offer, or the date on which such reclassification, issuance, reorganization, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock, and the number of shares of Warrant Stock which will comprise a Stock Unit after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the Common Stock for purposes of such action, and in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

         SECTION 7. Holder's Rights.

         7.01 Delivery Expenses. If the Holder surrenders the certificate for the Warrant or Warrant Stock to the Issuer or a transfer agent of the Issuer for exchange for instruments of other denominations or registered in another name or names, the Issuer shall cause such new instruments to be issued and shall pay the cost of delivering to such Holder from the Issuer or its transfer agent, duly insured, the surrendered instrument and any new instruments issued in substitution or replacement for the surrendered instrument.

         7.02 Taxes. The Issuer shall pay all taxes (other than Federal, state or local income taxes) which may be payable in connection with the execution and delivery of this Agreement or the issuance of the Warrant and Warrant Stock hereunder or in connection with any modification of this Agreement or the Warrant and shall hold the Holder harmless without limitation as to time against any and all liabilities with respect to all such taxes. The obligations of the Issuer under this Section 7.02 shall survive any redemption, repurchase or acquisition of Warrant or Warrant Stock by the Issuer, any termination of this Agreement, and any cancellation or termination of the Warrant.

         7.03 Replacement of Instruments. Upon receipt by the Issuer of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any certificate or instrument evidencing any Warrant or Warrant Stock, and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, provided that, if the Common Stock is not at the time publicly traded and the owner of the same is the Purchaser or an institutional lender or investor, its or their own agreement of indemnity shall be deemed to be satisfactory), or


                  (b) in the case of mutilation, upon surrender or cancellation thereof, at its expense, the Issuer, at its expense, shall execute, register and deliver, in lieu thereof, a new certificate or instrument for (or covering the purchase of) an equal number of Warrants or Warrant Stock.

         SECTION 8. Other Covenants of Issuer. The Issuer agrees with the Holder that, so long as any of the Warrant and/or Warrant Stock shall be outstanding:

         8.01 Restrictions on Performance. The Issuer shall not at any time enter into an agreement or other instrument limiting in any manner its ability to perform its obligations under this Agreement or the Warrant, or making such performance or the issuance of Warrant Stock upon the exercise of any Warrant a default under any such agreement or instrument.

         SECTION 9. Miscellaneous.

         9.01 Home Office Payment. Notwithstanding anything to the contrary in this Agreement or the Warrants, so long as the Purchaser or any nominee designated by the Purchaser shall be a Holder, the Issuer shall punctually pay all amounts which become due and payable with respect to any Warrant or Warrant Stock to such Purchaser at the addresses registered on the books of the Issuer maintained for such purpose, or at such other place and in such manner as such Purchaser may designate by notice to the Issuer, without presentation or surrender of such Warrants or the making of any notation thereon. Purchaser agrees that prior to the sale, transfer or other disposition of a part of the Warrant, it will make notation thereon of the number of shares of Warrant Stock covered by the part of the Warrant sold, transferred or disposed, or surrender the same in exchange for a Warrant covering the number of shares of Warrant Stock remaining on the Warrant so surrendered. The Issuer agrees that the provisions of this Section 9.01 shall inure to the benefit of any other Holder registered on the books of the Issuer.

         9.02 Waiver. No failure on the part of Purchaser to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or the Warrants shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or the Warrant preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         9.03 Notices.

                  (a) All notices, requests and other communications provided for herein and the Warrant (including any waivers or consents under this Agreement and the Warrant) shall be given or made in writing,

                           (i) if to the Issuer:

                               Address for Notices:

                               PowerBrief, Inc.
                               5858 Westheimer, Suite 500
                               Houston, Texas 77057
                               Attention: Chief Executive Officer
                               Fax No.: (713) 339-2858

                           (ii) if to any Person who is the registered Holder of any Warrant or Warrant Stock, to the address for such Holder as it appears in the stock or warrant ledger of the Issuer;

or, in the case of any Holder, at such other address as shall be designated by such party in a notice to the Issuer; or, in the case of the Issuer, at such other address as the Issuer may designate in a notice to the Purchaser and all other Holders.

                  (b) All such notices, requests and other communications shall be: (i) personally delivered, sent by courier guaranteeing overnight delivery or sent by registered or certified mail, return receipt requested, postage prepaid, in each case given or addressed as aforesaid; and (ii) effective upon receipt.

         9.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Issuer and the Holders of two-thirds of the Warrant Stock issued or issuable upon exercise of all the outstanding Series A Warrants; provided, however, that (a) the consent of the Holders of Warrant Stock issued or issuable upon exercise of the Series A Warrants shall not be required with respect to any amendment or waiver which does not affect the rights or benefits of such warrants under this Agreement and (b) no such amendment or waiver shall, without the written consent of all Holders of such Warrant Stock at the time outstanding, amend this Section 9.04.

         9.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         9.06 Survival. All representations and warranties made by the Issuer herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the Purchaser and shall survive the issuance of the Warrant or the Warrant Stock regardless of any investigation made by or on behalf of the Purchaser. All statements in any such certificate or other instrument so delivered shall constitute representations and warranties by the Issuer hereunder.

         9.07 Specific Performance. Damages in the event of a breach of this Agreement by the Holder or the Issuer would be difficult, if not impossible, to ascertain and it is therefore agreed that the Holder and the Issuer, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and the Holder and the Issuer hereby waive any and all defenses they may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude the Holder or the Issuer from pursuing any other rights and remedies at law or in equity which the Holder or the Issuer may have.

         9.08 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         9.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart signature page or counterpart.

         9.10 Governing. This Agreement shall be governed by, and construed in accordance with, the law of the State of Texas without giving effect to the conflicts of law principles thereof.

         9.11 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in all force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal invalid or unenforceable provision as may be possible.

         9.12 Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and together with the Warrant contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Warrant Agreement as of the date first above written.

                                         POWERBRIEF, INC


                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------
                                                      [                ]
                                                       ----------------

                                         By:
                                            ------------------------------------
                                              [                ], [Individually]
                                               ----------------

                                                                         Annex 1
                                                                              To
                                                               Warrant Agreement


                                [FORM OF WARRANT]


NUMBER OF
STOCK UNITS:                                  WARRANT NO.
            -------------------                           ----------------------


                                     WARRANT

                           TO PURCHASE COMMON STOCK OF

                                POWERBRIEF, INC.
                      (f/k/a INTEGRATED ORTHOPAEDICS, INC.


         THIS IS TO CERTIFY THAT ___________, or its registered assigns (the "Holder"), is entitled to purchase _____ Stock Units at the Exercise Price (as defined below), in whole or in part, from time to time from PowerBrief, Inc. (f/k/a Integrated Orthopaedics, Inc.), a Texas corporation (the "Issuer"), at any time on and after the earlier of (i) one year from the date hereof and (ii) the date on which warrants to purchase common stock are exercised by FW Integrated Orthopaedics Investors, L.P., FW Integrated Orthopaedics Investors II, L. P., or Chartwell Capital Investors, L.P., other than each period commencing one calendar day prior to the end of a fiscal quarter and extending through the announcement of the Issuer's operating results for such fiscal quarter, but not later than 5:00 p.m., Houston time, on the Expiration Date (as defined below), subject to the terms and conditions hereinbelow provided. All capitalized terms unless otherwise defined herein shall have the meanings set forth in the Warrant Agreement. "Exercise Price" per share of Warrant Stock shall mean 1.25 times the lesser of (i) $0.2963 and (ii) the lowest average closing price of the Common Stock over any consecutive 20 calendar days during the 90 calendar days after the date hereof. "Expiration Date" shall mean the fourth anniversary of the date on which this Warrant first becomes exercisable for Warrant Stock; provided, however, that the Issuer shall provide written notice to the Holder at least ten days before the Expiration Date (but no more than 30 days before the Expiration Date) informing the Holder that this Warrant is subject to this expiration provision; provided further that if no such notice is provided as contemplated by the immediately preceding proviso, the Expiration Date shall mean the date which is ten days after Holder's receipt of such notice.

         Notwithstanding any other provision herein, upon a Change of Control (as defined below), this Warrant shall immediately become exercisable, in whole or in part, from time to time, at any time prior to the Expiration Date. "Change of Control" is defined as (i) the acquisition by another person or group of persons of 35% or more of the outstanding shares of Common Stock of the Issuer,
(ii) a majority change in the Board of Directors over a twelve-month period, (iii) a merger, consolidation, or other similar transaction with another entity in which the Issuer is not the surviving entity or in which the Issuer's shareholders do not own a majority of the shares in the combined entity or (iv) a sale of all or substantially all of the Issuer's assets.

         The Holder may exercise this Warrant, on one or more occasions, on any Business Day, in whole or in part, by delivering to the Issuer:

         (a) a written notice of the Holder's election to exercise this Warrant, which notice shall specify the number of Stock Units to be purchased (the "Exercise Notice");

         (b) payment of the aggregate Exercise Price for the number of Stock Units as to which this Warrant is being exercised (payable as set forth below); and

         (c)      this Warrant.

         This Exercise Price shall be payable (a) in cash or by certified or official bank check payable to the order of the Issuer or by wire transfer of immediately available funds to the account of the Issues or (b) by delivery of this Warrant Certificate to the Issuer for cancellation in accordance with the following formula: in exchange for each share of Warrant Stock issuable on exercise of each Warrant represented by this Warrant Certificate that is being exercised,, the Holder shall receive such number of shares of Warrant Stock as is equal to the product of (i) the number of shares of Warrant Stock issuable upon exercise of the Warrants being exercised at such time multiplied by (ii) a fraction, the numerator of which is the fair market value per share of Warrant Stock at such time minus the Exercise Price per share of Warrant Stock at such time, and the denominator of which is the fair market value per share of Warrant Stock at such time. Such Exercise Notice shall be substantially in the form of Schedule A hereto. Upon receipt hereof, the Issuer shall, as promptly as practicable and in any event within five Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to the Holder a certificate or certificates representing the aggregate number of Warrant Stock and other securities issuable upon such exercise and any other property to which such Holder is entitled.

         The certificate or certificates for Warrant Stock so delivered shall be in such denominations as may be specified in the Exercise Notice and shall be registered in the name of the Holder or such other name or names as shall be designated in such Exercise Notice. Such certificate or certificates shall be deemed to have been issued and the Holder or any other Person so designated to be named therein shall be deemed to have become a Holder of record of Warrant Stock, including, to the extent permitted by law, the right to vote Warrant Stock or to consent or to receive notice as a Shareholder, as of the date on which the last of the Exercise Notice, payment of the Exercise Price and this Warrant is received by the Issuer as aforesaid, and all taxes required to be paid by the Holder, if any, pursuant to the Warrant Agreement, prior to the issuance of Warrant Stock have been paid. If this Warrant shall have been exercised only in part, the Issuer shall, at the time of delivery of the certificate or certificates representing Warrant Stock and other securities, execute and deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Stock Units called for by this Warrant, which new

Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.

         The Issuer shall not be required to issue a fractional amount of Warrant Stock upon exercise of this Warrant. As to any fraction of a share of Warrant Stock which the Holder would otherwise be entitled to purchase upon such exercise the Issuer shall pay a cash adjustment in respect of such final fraction in an amount equal to the same faction of the fair market value per share of Warrant Stock on the date of exercise.

         THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

         IN WITNESS WHEREOF, the Issuer has duly executed this Warrant.

Dated:

                                               POWERBRIEF, INC.


                                               By:
                                                  ------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------


Attest:


----------------------------------
Secretary

                                                                      Schedule A
                                                                              to
                                                                         Warrant

                                FORM OF EXERCISE

                (To be executed by the registered Holder hereof)

         The undersigned registered owner of this Warrant irrevocably [exercises this Warrant for the purchase of _________ Stock Units of POWERBRIEF, INC. (f/k/a INTEGRATED ORTHOPAEDICS, INC.) and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant], [exchanges this Warrant for ______ Stock Units of POWERBRIEF, INC. (f/k/a INTEGRATED ORTHOPAEDICS, INC.), all on the terms and conditions specified in this Warrant,] and requests all certificates for the shares of Warrant Stock be issued in accordance with the instructions given below, and, if such Stock Units shall not include all of the Stock Units to which the Holder is entitled under this Warrant, that a new Warrant of like tenor and date for the unpurchased balance of the Stock Units issuable hereunder be delivered to the undersigned.

Dated:
      -------------------------


                                            ------------------------------------
                                            (Signature of Registered Holder)


Instructions for issuance and
registration of Warrant Stock:


-------------------------------
Name of Registered Holder
(please print)

Social Security or Other Identifying
Number:
       ------------------------

Please deliver certificate to
the following address:


-------------------------------
             Street


-------------------------------
    City, State and Zip Code

                                                                         Annex 2
                                                                              To
                                                               Warrant Agreement

                               FORM OF ASSIGNMENT

                (To be executed by the registered Holder hereof)


         FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all the rights of the undersigned under this Warrant with respect to the number of shares of Warrant Stock covered thereby set forth hereinbelow unto:

                                                                             Number of
                                                                                Shares
Name of Assignee                            Address                   of Warrant Stock
----------------                            -------                   ----------------




Date:
     ---------------------


                                                 -------------------------------
                                                 Signature of Registered Holder




                                                 -------------------------------
                                                 Name of Registered Holder
                                                 (Please Print)

Witness:

--------------------------


                                      S-1